As filed with the Securities and Exchange Commission on September 14, 2005

Registration No. 333-127912

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

ON FORM S-3

UNDER

THE SECURITIES ACT OF 1933

NYMT SECURITIES CORPORATION

(Registrant)

(Exact name of registrant as specified in its charter)

Delaware	84-1689414
(State of Incorporation)	(I.R.S. Employer I.D. No.)

1301 Avenue of the Americas

New York, New York 10019

212-634-9400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copy to:

David A. Akre 1301 Avenue of the Americas New York, New York 10019 212-634-9400 (telephone) 212-655-6269 (telecopy)	Kevin J. Buckley Hunton & Williams LLP Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219-4074 (804) 788-8200 (telephone) (804) 344-7999 (telecopy)
(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee
Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes	$1,500,000,000	100%	$1,500,000,000	$176,550.00**

*	Estimated solely for calculating the registration fee pursuant to Rule 457(a).
**	The registration fee was paid on August 29, 2005.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

NYMT Securities Corporation

Depositor

Mortgage-Backed Securities

Issuable in Series

Consider carefully the risk factors beginning on page 7 in this prospectus

Your securities will represent obligations of your trust only and will not represent interests in or obligations of NYMT Securities Corporation or any of its affiliates.

This prospectus may be used to offer and sell any series of securities only if accompanied by the prospectus supplement for that series.

The Securities

NYMT Securities Corporation may offer to sell mortgage-backed notes or mortgage pass-through certificates in one or more series with one or more classes.

•      Each issuance of securities will have its own series designation.

•      Each class of securities will evidence either the ownership interest in the assets of a trust or will evidence a debt obligation of a trust, secured by the assets of the related trust.

•      Each class of securities will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

•      Holders of the securities will receive interest and principal payments from collections on the related trust’s assets but have no entitlement to payments from other assets of NYMT Securities Corporation or any of its affiliates.

•      No market will exist for the securities of any series before they are issued and no assurances can be given that a secondary market for the securities will develop or, if developed, will continue.

•      Your securities may be supported by one or more forms of credit enhancement.

Your trust may include

•      mortgage loans or participations in mortgage loans secured by one-to four-family residential first lien mortgage loans, and may include junior-lien mortgage loans

•      non-conforming mortgage loans that do not qualify for purchase by government sponsored agencies

•      mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac

•      mortgage pass-through or mortgage participation certificates or other mortgage-backed securities issued or guaranteed by private entities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

August 29, 2005

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IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT

We provide information to you about your investment in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to your series of securities, and the related prospectus supplement, which will describe the specific terms of your series of securities, including:

•	the principal amount, interest rate and authorized denominations of each class of securities

•	the timing of interest and principal payments

•	statistical and other information about the specific assets of your trust

•	information concerning the seller or sellers of the trust assets

•	information concerning the related transaction parties

•	information about credit enhancement for each class

•	the ratings for each class

•	the method for selling your securities.

You should rely only on the information provided in this prospectus and the related prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. Your securities are not offered in any state where the offer is not permitted. The information provided in this prospectus or any prospectus supplement is accurate as of the date on the front cover of these documents.

We have included cross-references in this prospectus and in the related prospectus supplement to captions in these materials where you can find further related discussions. The table of contents included in the related prospectus supplement provides the pages on which these captions are located.

SUMMARY OF PROSPECTUS

This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement which will be prepared in connection with each series of securities.

Securities

A trust will issue either mortgage-backed notes (“notes,”) or mortgage pass-through certificates (“certificates,” and together with the notes, the “securities”), which securities will be issued from time to time in series. Notes will be issued pursuant to the terms of a transfer and servicing agreement and an indenture. Certificates will be issued pursuant to a pooling and servicing agreement. A transfer and servicing agreement, an indenture and a pooling and servicing agreement will be referred to individually as an “agreement” and collectively as the “agreements.”

Seller

Each of the sellers of mortgage loans or other trust assets to NYMT Securities Corporation (“NYMTSC”) pursuant to a mortgage loan purchase agreement, which sellers may include affiliates of the depositor.

Depositor	NYMT Securities Corporation or NYMTSC.

Issuer	A trust created pursuant to either an owner trust agreement, in connection with the issuance of notes, or a pooling and servicing agreement, in connection with the issuance of certificates.

Master Servicer

A master servicer may supervise the servicing of the mortgage loans of a trust for certain series. The master servicer, upon a default by a servicer, generally will assume the primary servicing responsibilities with respect to the mortgage loans serviced by the defaulting servicer or engage a successor servicer. Any master servicer shall be set forth in the related prospectus supplement.

Servicer

Mortgage loans will be serviced by one or more servicers as identified in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, NYMT Servicing Corporation shall serve as the servicer.

Subservicer

Some or all of the servicing functions may be performed by one or more subservicers as identified in the related prospectus supplement. The duties and responsibilities of a servicer may be performed by one or more subservicers. Unless otherwise specified in this prospectus, a master servicer, servicer or subservicer may be referred to generally as a “servicer.”

Trustee	Each trustee under the applicable pooling and servicing agreement and named as such in the related prospectus supplement.

Owner Trustee	Each owner trustee identified in the related trust agreement, which acts on behalf of the issuer and named as such in the related prospectus supplement.

Indenture Trustee	Each indenture trustee under the applicable transfer and servicing agreement or indenture and named as such in the related prospectus supplement.

Trust Administrator

The trust administrator or securities administrator, if any, under the applicable pooling and servicing agreement or transfer and servicing agreement and indenture and named as such in the related prospectus supplement.

Trust Assets

Your trust primarily may include mortgage loans, mortgage-related assets, a pre-funding account designated to acquire additional trust assets, derivative instruments, one or more insurance policies, financial guaranty agreements or other items of credit enhancement described herein.

• Mortgage Loans	Mortgage loans secured by mortgage liens on one- to four-family residential properties.

• Mortgage-Related Assets	Mortgage-backed securities issued by Fannie Mae, Freddie Mac, Ginnie Mae, an agency of the United States government, or a private issuer.

• Pre-Funding Account

An account containing funds deposited on the closing date to be used to acquire mortgage-related assets within 90 days of the issuance of securities, unless otherwise specified in the related prospectus supplement.

• Credit Enhancement	One or more items as described under “Credit Enhancement” in this summary of the prospectus.

Important Dates	The following are certain significant dates and periods related to your securities.

• Payment Date	The business day set forth in the related prospectus supplement on which payments are made to the securityholders.

• Servicer Remittance Date

The business day set forth in the related prospectus supplement on which the servicer or subservicer remits collections on the trust assets and advances, if any, to the master servicer, trust administrator or trustee.

• Determination Date

The business day set forth in the related pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable, on which the servicer or subservicer is required to determine, among other things, the amounts to be advanced with respect to the securities.

• Record Date

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the last business day of the month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the business day preceding the payment date; provided however, that in the case of certificated securities, the record date shall be the last business day of the month preceding the payment date.

• Interest Accrual Period

Unless otherwise specified in the related prospectus supplement, with respect to fixed rate securities, the calendar month preceding the payment date. Unless otherwise specified in the related prospectus supplement, with respect to floating rate securities, the period from the immediately preceding payment date through the business day preceding the payment date.

• Due Period

Unless otherwise specified in the related prospectus supplement, with respect to a payment date, the period from the second day of the calendar month preceding the calendar month in which the payment date occurs through the first day of the calendar month in which the payment date occurs.

• Prepayment Period

Unless otherwise specified in the related prospectus supplement, the calendar month preceding the month in which the payment date occurs, provided however that, in certain circumstances, prepayments in full and partial prepayments may have different prepayment periods as detailed in any related prospectus supplement.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets may be provided to one or more classes of securities in the form of subordination of one or more other classes of securities of such series, or may be provided by one or more other types of credit enhancement, such as subordination and overcollateralization and certain external credit enhancement including one or more derivative instruments, a letter of credit, pool insurance policy, special hazard insurance policy, mortgage bankruptcy insurance, financial guarantee insurance policy, primary mortgage insurance, reserve fund or another type of credit enhancement, or a combination thereof. The amount and types of coverage, the identification of the entity providing the coverage and related information with respect to each type of credit enhancement will be described in the related prospectus supplement. The prospectus supplement also will describe the credit support of any mortgage-related assets that are included in the related trust. See “Risk Factors—Credit enhancement may not cover all losses on your securities” in this prospectus.

Advances

The servicers, as specified in the related prospectus supplement, may be obligated as part of their servicing responsibilities to make certain advances that in the servicer’s good faith judgment, as applicable, it deems recoverable with respect to delinquent scheduled payments of principal and interest on mortgage loans. The servicers also may be obligated to advance delinquent payments of taxes, insurance premiums and escrowed items, as well as liquidation-related expenses with respect to mortgage loans. Neither NYMTSC nor any of its affiliates that are not also servicers will have any responsibility to make such advances. Advances made by any servicer would be reimbursable generally from subsequent recoveries in respect of such mortgage loans and otherwise to the extent described herein and in the related prospectus supplement. The prospectus supplement will describe any advance obligations in connection with the mortgage loans included in your trust. To the extent provided in the related prospectus supplement, the master servicer, as successor servicer, and subject to its own recoverability determination, will be obligated to make any required advances if the servicer or the subservicer fails in its obligations to do so, and will be entitled to be reimbursed to the extent specified in the related prospectus supplement. See “Origination and Sale of Mortgage Loans” in this prospectus.

Optional Termination or Redemption

If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the trust assets of your trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets to less than a specified percentage on and after a date specified in such prospectus supplement, the party specified therein will purchase such trust assets at a price determined as set forth in the related prospectus supplement. In addition, if so provided in the related prospectus supplement, the securities of a series may be redeemed prior to their final scheduled payment date at the option of the seller, the trustee, the trust administrator, the master servicer, the servicer or another party by the purchase of the outstanding securities of such series, under the circumstances and in the manner provided therein. See “Risk Factors—Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities” and “Description of the Securities—Optional Redemption or Termination” in this prospectus.

Book-Entry Securities

If so provided in the related prospectus supplement, one or more classes of the securities will initially be represented by one or more certificates or notes, as applicable, registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in securities so registered will be entitled to receive a definitive certificate or note, as applicable, representing such person’s interest except in the event that definitive certificates or notes, as applicable, are issued under the limited circumstances described herein. See “Risk Factors—Book-Entry registration may affect the liquidity of your securities” and “Description of the Securities—Book-Entry Procedures and Definitive Certificates” in this prospectus.

Tax Status of the Securities

The federal income tax consequences to securityholders of any series of securities will depend on the characterization of the securities as notes or as certificates. The prospectus supplement for each series of securities will specify the federal income tax characterization of such series of securities. The opinion of Hunton & Williams LLP, counsel to the depositor, is contained herein regarding the federal income tax treatment of each class of securities. See “Federal Income Tax Consequences—General” in this prospectus.

Any series of securities constituting notes will be characterized as debt for federal income tax purposes to the extent that they are issued to parties unrelated to the owner of the ownership certificate in the related owner trust. Each noteholder that is unrelated to the owner of the ownership certificate, by its acceptance of a note, will agree to treat the notes as debt.

In certain circumstances, a trust may be classified as a taxable mortgage pool. A trust classified as a taxable mortgage pool will not, however, be subject to federal income tax as a corporation as long as the ownership certificate in the trust is owned exclusively by a single “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholy owned by a real estate investment trust or a qualified REIT subsidiary. NYMTSC or an affiliate may hold the ownership certificate and, to the extent specified in the related prospectus supplement, such holder may be required to represent that it qualifies as a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary. In addition, the trust agreement may set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a “real estate investment trust,” a “qualified REIT subsidiary” or an entity that is disregarded for federal income tax purposes that is wholly owned by a real estate investment trust or a qualified REIT subsidiary.

In connection with certain series of securities, one or more elections may be made to treat the related trusts or specified portions thereof as one or more REMICs under the provisions of the Code.

If an election is made to treat all or a portion of the trust relating to a series of securities as a REMIC, each class of securities of each series will constitute the “regular interests” in a REMIC or the “residual interest” in a REMIC, as specified in the related prospectus supplement.

A series of securities also may be issued pursuant to an arrangement to be classified as a grantor trust under Subpart E, Part I of Subchapter J of the Code. In that case, holders of securities generally will be treated as the owners of a pro rata undivided interest in each of the Assets.

If a trust is classified as a partnership for federal income tax purposes, the trust will not be treated as an association or a publicly traded partnership taxable as a corporation as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. If notes are issued by a partnership, such notes will be treated as indebtedness for federal income tax purposes.

The material federal income tax consequences for investors associated with the purchase, ownership and disposition of the securities are set forth herein under “Federal Income Tax Consequences.” The material federal income tax consequences for investors associated with the purchase, ownership and disposition of offered securities will be set forth under the heading “Federal Income Tax Consequences” in the related prospectus supplement. See “Federal Income Tax Consequences” in this prospectus.

ERISA Considerations

A fiduciary of an employee benefit plan and certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), Section 4975 of the Code, or similar law should carefully review with its legal advisors whether the purchase or holding of securities could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA, Section 4975 of the Code, or similar law. See “ERISA Considerations” herein and in the related prospectus supplement.

Legal Investment

The prospectus supplement will specify which, if any, of the classes of offered securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). Securities designated as qualifying as “mortgage-related securities” will continue to qualify as such for so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. Classes of securities that qualify as “mortgage-related securities” under SMMEA will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for any such entities. Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of such restrictions on the purchase of any class of securities and the liquidity of any investment in any class of securities. See “Legal Investment Considerations” in this prospectus and in the related prospectus supplement.

Ratings	It is a condition to the issuance of the securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

RISK FACTORS

An investment in the securities involves significant risks. You should consider the following information and the information under the caption Risk Factors in the related prospectus supplement in deciding whether to purchase the securities.

The assets of your trust are the only source of payments for your securities

Your securities will be payable solely from the assets of your trust, including any credit enhancement, and will not have any claims against the assets of any other trust or recourse to any other party. Your securities will not represent an interest in or obligation of NYMTSC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or any other person.

Since certain representations and warranties with respect to the trust assets may have been made and/or assigned in connection with transfers of the trust assets prior to the closing date, the rights of the trustee and the securityholders with respect to such representations or warranties will be limited to their rights as an assignee thereof.

Neither your securities nor the underlying trust assets will be guaranteed or insured by any governmental agency or instrumentality, by NYMTSC, the master servicer, the servicer, the subservicer, the seller, any of their affiliates, or by any other person, unless identified as guaranteed or insured in the related prospectus supplement.

Proceeds of the assets included in the related trust for each series of securities (including the assets and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the depositor or any other entity in the event that these proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities. As a result, you must depend on payments on the mortgage loans and any related credit enhancement for the required payments on your securities.

In addition, certain amounts remaining in certain funds or accounts, including the custodial account, the collection account and any accounts maintained as credit enhancement, may be withdrawn under certain conditions, as described in the related prospectus supplement. In the event of such withdrawal, such amounts will not be available for future payments of principal of or interest on the securities.

The timing and amount of prepayments on your securities could reduce your yield to maturity

Prepayments

Prepayment levels are affected by a variety of economic, geographic, tax, legal, and other factors, including:

•	the extent of prepayments on the underlying trust assets

•	how payments of principal are allocated among the classes of securities of a series, as specified in the prospectus supplement

•	if any party has an option to terminate your trust or redeem the securities early, the effect of the exercise of the option

•	the rate and timing of defaults and losses on the assets in your trust

•	whether or not the underlying mortgage loans have prepayment penalties or the holders of mortgage-related assets are entitled to prepayment penalties

•	the extent that amounts in any pre-funding account have not been used to purchase additional assets for your trust

•	repurchases of assets in your trust as a result of material breaches of representations and warranties made by NYMTSC, the servicer or the seller.

The assets included in your trust generally may be prepaid at any time. When interest rates decline, home buyers are more likely to prepay so that they may obtain lower alternative financing on their homes. In this event, you may not be able to reinvest the proceeds of prepayments in another investment of similar credit risk and yield. Conversely, prepayments are likely to decline if interest rates rise and you could reinvest payment proceeds in investments of similar credit risk and higher yield.

Yield

In general, if you purchased your securities at a price greater than their original principal amount, your investment will become less valuable if prepayments are higher than you anticipate and will become more valuable if prepayments are lower than you anticipate. Conversely, if you purchased your securities at a price less than their initial principal amount, your investment will become more valuable if prepayments are higher than you anticipate and will become less valuable if prepayments are lower than you anticipate. The sensitivity to prepayments of your securities will be magnified by any disproportionate allocation of principal or interest. If your securities are entitled to receive a disproportionate allocation of principal or interest, you could fail to recover your initial investment if prepayments occur differently than you anticipate.

The yield to maturity on certain classes of securities including securities with disproportionate allocations of interest, securities with an interest rate that fluctuates inversely with an index or certain other classes in a series, may be more sensitive to the rate of prepayments on the mortgage loans and the mortgage-related assets and to the occurrence of an early retirement of the securities than other classes of securities.

The payment performance of your securities will be related to the payment performance of your trust assets and there may be greater risk of loss associated with certain types of trust assets

The trust assets backing your securities include mortgage loans. Certain mortgage loans may have a greater likelihood of delinquency, foreclosure, and loss. In the event that the mortgaged properties fail to provide adequate security for the mortgage loans included in your trust, resulting losses not covered by credit support will be allocated to the securities in the manner described in the prospectus supplement. We cannot assure you that the values of the mortgaged properties have remained or will remain at the appraised values on the dates of origination of the mortgage loans. You should consider the following risks associated with mortgage loans included in your trust.

Non-conforming and Sub-prime Loans

Non-conforming mortgage loans are mortgage loans that do not qualify for direct purchase or guaranty by government sponsored agencies such as Fannie Mae (“Fannie Mae”) and Freddie Mac (“Freddie Mac”). This is due primarily to credit characteristics that do not satisfy Fannie Mae and Freddie Mac guidelines, including borrowers whose creditworthiness and repayment ability do not satisfy Fannie Mae and Freddie Mac underwriting standards and borrowers who may have a record of derogatory credit items. Accordingly, non-conforming mortgage loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and that may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac standards. The principal differences between conforming mortgage loans and non-conforming mortgage loans include the applicable loan-to-value ratios, the credit and income histories of the borrowers, the documentation required for approval of the mortgage loans, the types of properties securing the mortgage loans, the loan sizes and the mortgagors’ occupancy status. The interest rates charged on non-conforming mortgage loans are often higher than those charged on conforming mortgage loans. The combination of different underwriting criteria and higher rates of interest may also lead to higher delinquency, foreclosure and losses on non-conforming mortgage loans.

Junior Lien Mortgage Loans

Your trust may contain mortgage loans secured by junior liens and the related senior liens may or may not be included in your trust. A decline in residential real estate values could reduce the value of a mortgaged property securing a junior lien mortgage loan to below that of all liens on the mortgaged property. Because mortgage loans secured by junior liens are subordinate to the rights under senior liens, a decline would adversely affect the position of the junior lienholder before having any effect on the position of the senior lienholder. Interest rates, the condition of the mortgaged property and other factors may also reduce the value of the mortgaged property. This reduction of value will reduce the likelihood that, in the event of a default by the borrower, liquidation or other proceeds will be sufficient to repay amounts owing on the junior lien mortgage loan.

Other factors may influence the prepayment rate of junior lien mortgage loans. These include the amounts of, and interest on, the senior mortgage loan and the use of senior lien mortgage loans as long-term financing for home purchases and junior lien mortgage loans as shorter-term financing. Accordingly, junior lien mortgage loans may experience a higher rate of prepayments than senior lien mortgage loans. Any future limitations on the rights of borrowers to deduct interest payments on junior lien mortgage loans for federal income tax purposes may increase the rate of prepayments on junior lien mortgage loans.

Negatively Amortizing Loans

In the case of mortgage loans that are subject to negative amortization, their principal balances could be increased to an amount at or above the value of the underlying mortgaged properties. This would increase the likelihood of default. To the extent that losses are not covered by credit support, your trust will bear the risk of loss resulting from default by borrowers and will look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Buydown Mortgage Loans

Certain mortgage loans may be subject to temporary buydown plans in which the monthly payments made by the borrower during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The difference will be made up from an amount contributed by the borrower, the seller of the mortgaged property or another source and placed in a custodial account, investment earnings on the amount, if any, contributed by the borrower, or additional buydown funds to be contributed over time by the borrower’s employer or another source. Generally, the borrower under each buydown mortgage loan will be qualified at the lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the borrower to make larger monthly payments after the buydown funds are depleted and, for some buydown mortgage loans, during the initial buydown period. If a borrower is not able to make larger monthly payments there could be losses on the mortgage loan. If these losses are not covered by credit support, they could adversely affect your yield to maturity.

Balloon Loans

Certain mortgage loans may not be fully amortizing—or may not amortize at all—over their terms to maturity and will require substantial payments of principal at their stated maturity. Mortgage loans of this type involve a greater degree of risk than fully amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon his ability either to refinance fully the loan or to sell the mortgaged property at a price sufficient to permit him to make the balloon payment. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including the value of the mortgaged property, the level of mortgage rates, the borrower’s equity in the mortgaged property, prevailing general economic conditions and the availability of credit for loans secured by comparable real properties.

Adjustable Rate Mortgage Loans

The interest rates on adjustable rate mortgage loans will adjust periodically, generally after an initial period during which the interest rate is fixed. Adjustable rates generally equal the sum of an index, for example, one-month LIBOR, and a margin. When an index adjusts, the amount of a borrower’s monthly payment will change.

As a result, borrowers on adjustable rate mortgage loans may be more likely to default on their obligations than borrowers on mortgage loans bearing interest at fixed rates. In addition, some adjustable rate mortgage loans allow the borrower to elect to convert his mortgage loan to a fixed rate mortgage loan. The seller of convertible mortgage loans may be required to repurchase a convertible mortgage loan if the borrower elects conversion. This repurchase of a convertible mortgage loan will have the same effect on you as a repayment in full of the mortgage loan. If your trust includes convertible mortgage loans with this repurchase obligation, your securities may experience a higher rate of prepayment than would otherwise be the case. Certain adjustable rate mortgage loans may include hybrid mortgage loans with an interest rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate for subsequent periods.

Limited Recourse and Non-Recourse Obligations

Some or all of the mortgage loans included in your trust may be nonrecourse assets or assets for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the borrower will be sufficient to permit a recovery in excess of the liquidation value of the mortgaged property.

Mortgage loans with interest-only payments and other non-level amortizing loans

Certain of the mortgage loans may provide for payment of interest only, but no payment of principal, for a specified initial period following the origination of the mortgage loan. Following such interest-only period, the scheduled payment with respect to each of these mortgage loans will be increased to, and include a portion allocable to principal in, an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the mortgage interest rate. The presence of these mortgage loans in a trust will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust. If you purchase such securities at a discount, you should consider that the extension of weighted average lives could result in a lower yield than would be the case if these mortgage loans provided for the payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make payment of principal during such period as a disincentive to prepayment. If a recalculated scheduled payment as described above is substantially higher than a borrower’s previous interest-only scheduled payment, that loan may be subject to an increased risk of delinquency, loss and/or prepayment. In addition, to the extent that NYMC or other lenders may provide streamlined refinancing options for mortgage loans at the beginning of a mortgage loan’s amortization period, the availability of such refinancing options may result in an increased risk of prepayment.

Certain of the mortgage loans may provide for the payment of principal on the basis of a non-level amortization schedule. The required amount of principal to be paid by the borrower may increase during the term of the mortgage loan and the borrower may not be able to pay a scheduled payment that is substantially higher than a previous scheduled payment. As a result, a non-level amortizing loan may be subject to an increased risk of delinquency, loss and/or prepayment.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss

Mortgage loans with high loan-to-value ratios may be more likely to experience borrower default and foreclosure than mortgage loans with low original loan-to-value ratios. Moreover, a high rate of foreclosure on mortgage loans with high original loan-to-value ratios is likely to result in significant losses on such mortgage loans and is more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the servicer, the subservicer nor the master servicer will be required to advance funds in respect of such relieved amounts, and any loss in respect thereof may reduce the amount available to be paid to securityholders.

Mortgage loans with higher combined loan-to-value ratios may be subject to higher levels of default

At the time of origination of certain of the mortgage loans, the related borrowers may also have obtained second lien mortgage loans secured by the same mortgaged properties as secure the borrowers’ mortgage loans included in the trust. Mortgage loans with higher combined loan-to-value ratios may experience higher rates of default than loans with lower combined loan-to-value ratios due to the limited equity of the related borrowers’ in the related mortgaged properties. Investors also should be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans included in the trust.

Mortgage loans originated pursuant to alternative documentation programs may have a greater risk of default

Certain of the mortgage loans were originated under alternative documentation programs, such as stated income documentation programs, that do not require verification of the borrower’s income. Alternative documentation mortgage loans may involve a greater risk of default than full documentation mortgage loans with income verification.

Consumer protection laws may adversely affect your trust’s assets

A number of federal, state and local laws have been enacted that are designed to discourage certain predatory lending practices relating to the origination and underwriting of mortgage loans, which provide as follows:

•	prohibit the inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels

•	require certain disclosures to prospective borrowers regarding the terms of the loans

•	prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act, in the extension of credit

•	regulate the use and reporting of information related to the borrower’s credit experience

•	require additional application disclosures, limit changes that may be made to the mortgage loan documents without the borrower’s consent and restrict a lender’s ability to declare a default or to suspend or reduce a borrower’s credit limit to certain enumerated events.

The trust assets may also be subject to federal laws that impose additional disclosure requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. These laws can impose specific liabilities upon creditors that fail to comply, including a reduction in the amount payable under the mortgage loans or the inability to foreclose on the mortgaged property. These laws may also affect the enforceability of the terms and provisions of the related mortgage loans. The failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

If certain provisions of these federal laws are violated, the servicer may be unable to collect all or part of the principal or interest on the mortgage loans. The trust also could be subject to damages and administrative enforcement.

Each originator or seller, as the case may be, will warrant that the origination of each mortgage loan materially complied with all requirements of law and that there exists no right of rescission, set-off, counterclaim or defense in favor of the borrower under any mortgage loan and that each mortgage loan is enforceable against the borrower in accordance with its terms. A breach of any warranty that materially and adversely affects your trust’s interest in any mortgage loan would create an obligation on the part of the originator or seller, as the case may be, to repurchase or substitute for the mortgage loan unless the breach is cured. However, the failure of an originator or a seller, as the case may be, to repurchase the defective asset or pay the liability could expose your trust to losses.

Application of Servicemembers Civil Relief Act and similar laws may reduce the interest rate borrowers are required to pay on mortgage loans and limit remedies upon default

The Servicemembers Civil Relief Act, enacted in December 2003, revised the Soldiers’ and Sailors’ Civil Relief Act of 1940. The Servicemembers Civil Relief Act and comparable state legislation provide relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loans. Certain state laws provide relief similar to that of the Servicemembers Civil Relief Act and may permit the borrower to delay or forego certain interest and principal payments.

The Servicemembers Civil Relief Act provides generally that a borrower who is covered by the Servicemembers Civil Relief Act may not be charged interest on a mortgage loan in excess of 6% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time. The master servicer, the servicer and the subservicer will not advance these shortfalls as delinquent payments and such shortfalls are not covered by any form of credit enhancement on the related securities. Shortfalls on the mortgage loans due to the application of the Servicemembers Civil Relief Act or similar state legislation or regulations will reduce the amount of collections available for payment on the securities.

The Servicemembers Civil Relief Act also limits the ability of a servicer to foreclose on a mortgage loan during the borrower’s period of active duty and, in some cases, during an additional three-month period thereafter. As a result, there may be delays in payment and increased losses on the mortgage loans. See “Certain Legal Aspects of the Mortgage Loans—Anti-Deficiency Legislation And Other Limitations On Lenders” in this prospectus.

State law may limit the servicer’s ability to foreclose on assets in a manner that maximizes your return

Substantial delays can be encountered in connection with the liquidation of defaulted mortgage loans and corresponding delays in the receipt of proceeds could occur. An action to foreclose on a mortgaged property is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits. In some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a borrower, these restrictions may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain sufficient liquidation proceeds. The servicer, the master servicer and the subservicer, as applicable, will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the liquidated mortgage loan and not yet repaid, including payments to prior lienholders, accrued servicing fees, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the mortgage loans and insufficient funds are available from any applicable credit enhancement, you could experience a loss on your investment.

Liquidation expenses do not vary directly or proportionately with the outstanding principal balance of the mortgage loan at the time of default. Assuming that the servicer takes the identical steps in realizing upon defaulted mortgage loans, the amount realized after payment of liquidation expenses would represent a larger percentage of the outstanding principal balance of mortgage loans with lower principal balances than of loans with higher principal balances. As a result, the amount realized after payment of liquidation expenses will generally represent a lower percentage recovery for loans with lower principal balances, as compared with the percentage recovery for loans with higher principal balances.

The mortgaged properties are subject to environmental risks and the cost of repair may increase losses on the mortgage loans

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under or in the property. These laws often impose liability on owners and operators whether or not they knew of, or were responsible for, the presence of hazardous or toxic substances. A lender also risks liability on foreclosure of the mortgage on this property. The presence of hazardous or toxic substances may adversely affect the owner’s or operator’s ability to sell the property. Mortgage loans contained in your trust may be secured by mortgaged properties in violation of environmental laws, ordinances or regulations. The master servicer and servicer generally are prohibited from foreclosing on a mortgaged property unless they have taken adequate steps to ensure environmental compliance. However, to the extent the master servicer or servicer forecloses on mortgaged property that is subject to environmental law violations, and to the extent a seller does not provide adequate representations and warranties against these violations or is unable to honor its obligations, your trust could experience losses which, to the extent not covered by credit support, could adversely affect the yield to maturity of your securities.

Failure of the seller to repurchase or replace a trust asset may result in losses

Each seller will make representations and warranties in respect of the trust assets sold by it. In the event of a breach of a seller’s representation or warranty that materially and adversely affects your interests, the related seller will be obligated to cure the breach, repurchase or replace the trust asset. A seller may not have the resources to honor its obligation to cure, repurchase or replace any trust asset as to which such a breach of a representation or warranty arises. A seller’s failure or refusal to honor its repurchase obligation could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

In instances where a seller is unable or disputes its obligation to repurchase affected trust assets, the servicer may negotiate and enter into settlement agreements that may provide for the repurchase of only a portion of the affected trust assets. A settlement could lead to losses on the trust assets, which would be borne by the securities. Neither NYMTSC, the master servicer nor the servicer will be obligated to purchase a trust asset if a seller defaults on this obligation. We cannot assure you that sellers will carry out their repurchase obligations. A default by a seller is not a default by NYMTSC, the master servicer, the servicer or the subservicer. Any affected trust asset not repurchased or substituted for shall remain in your trust and losses shall be allocated first to the reduction of credit enhancement and next to the classes of securities.

A seller’s representations and warranties will have been made as of the cut-off date, which is prior to the initial issuance of your securities. Accordingly, the seller’s repurchase and substitution obligation does not attach to events occurring on or after the cut-off date. The occurrence of events during this period could lead to losses that, to the extent not covered by credit enhancement, may adversely affect the yield to maturity of your securities.

Regional economic downturns and the decline in the value of mortgaged properties could result in losses

An investment in the securities may be affected by a decline in real estate values and changes in borrowers’ financial condition. Downturns in regional or local economic conditions and other factors (which may or may not affect real estate values) may affect the borrowers’ timely payment of scheduled payments of principal and interest on the mortgage loans comprising or underlying the trust assets and, accordingly, the frequency of delinquency and the amount of losses on the assets in your trust. If residential real estate values decline and the balances of the mortgage loans comprising and underlying the trust assets exceed the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses are likely to increase. Loans with higher loan-to-value ratios are at greater risk of default than loans with lower loan-to-value ratios because borrowers on loans with higher loan-to-value ratios have less equity in the related mortgaged properties than borrowers on loans with low loan-to-value ratios. Delinquencies, foreclosures and losses due to declining values of mortgaged properties, especially loans with higher loan-to-value ratios, likely will cause losses and, to the extent not covered by credit enhancement, likely will adversely affect your yield to maturity.

Localities within the United States periodically will experience weaker regional economic conditions and housing markets. Consequently, loans secured by mortgaged properties located in these areas likely will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, fires, eruptions or riots. The mortgage loans comprising and underlying the trust assets may be concentrated in these regions, and this concentration presents risk considerations in addition to those attendant to investments in mortgage-backed securities generally.

Credit enhancement may not cover all losses on your securities

Credit enhancement is intended to reduce the effect on your securities of delinquent payments or losses on the underlying trust assets. Regardless of the form of credit enhancement, the amount of coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, credit support may provide only very limited coverage as to a variety of types of losses or risks, and may provide no coverage as to other types of losses or risks. For example, credit support may not protect against risks related to the timing of payments, such as payments that are merely late. In the event losses exceed the amount of coverage provided by any credit enhancement or losses of a type not covered by credit enhancement occur, these losses will be borne by the holders of the securities.

A trust may include one or more financial instruments, such as bond insurance policies, interest rate or other swap agreements and interest rate cap, collar or floor agreements, to provide protection against certain types of risks or to provide certain cash flow characteristics for one or more classes of a series. The protection or benefit any such financial instrument provides will be dependent on the performance of the provider of such financial instrument. If such provider were unable or unwilling to perform its obligations under the related financial instrument, the related class or classes of securities could be adversely affected. Any withdrawal or reduction in a credit rating assigned to such provider may reduce the market price of the applicable securities and may affect a holder’s ability to sell them. If a financial instrument is intended to provide an approximate or partial hedge for certain risks or cash flow characteristics, holders of the applicable class or classes will bear the risk that such an imperfect hedge may result in a material adverse effect on the yield to maturity, the market price and the liquidity of such class or classes.

The amount of any applicable credit enhancement supporting one or more classes of offered securities, including the subordination of one or more classes of securities, will be determined on the basis of criteria established by each rating agency rating such classes of securities based on an assumed level of defaults, delinquencies, other losses or other factors. We cannot assure you, however, that the loss experience on the related assets will not exceed these assumed levels.

A rating agency may lower its rating of a class of securities following the initial issuance of the securities if the obligations of any applicable credit enhancement provider have been downgraded, or as a result of losses on the related assets substantially in excess of the levels contemplated by that rating agency when it performed its initial rating analysis. None of the depositor, the seller, the master servicer, any servicer, any subservicer or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain any rating of any series of securities.

There is a risk to holders of subordinate securities that losses on the trust assets will have a greater impact on them

The rights of subordinate securityholders to receive distributions to which they would otherwise be entitled with respect to the assets will be subordinate to the rights of any master servicer, any servicer, any subservicer, the trustee and any trust administrator, to the extent of their respective fees and any unreimbursed advances and unreimbursed liquidation expenses, and to the senior securityholders, to the extent described in the related prospectus supplement. As a result, investors in subordinate securities must be prepared to bear the risk that payments on their securities may be subject to reduction or delays and that, in certain circumstances, such investors may not recover their initial investments.

The yields on the subordinate securities may be extremely sensitive to the loss experience of the assets in your trust and the timing of any such losses. If the actual rate and amount of losses experienced by the assets in your trust exceed the rate and amount of such losses assumed by an investor, the yields to maturity on the subordinate securities may be lower than you anticipated and may, in certain circumstances, be negative.

The subordination of other classes to your class may not protect you from all losses

The fact that some classes are paid after your class of securities does not protect you from all risks of loss. If losses cannot be absorbed by the subordinated securities or other items of credit enhancement, such as a reserve fund, then you may have losses on your securities.

Exercise of any right of optional termination or redemption may affect the yield to maturity on your securities

Your trust may be subject to optional termination prior to the retirement of your securities. Additionally, your securities may be repurchased in whole or in part in the manner described in the related prospectus supplement. The exercise of this right may effect an early retirement of the securities of your series. Upon the optional termination of your trust or the repurchase of your securities you will receive the redemption or termination price set forth in the prospectus supplement. After these events, the securities of your series may be retired, held or resold by the party that elected to terminate your trust or redeem your securities.

The related prospectus supplement sets forth the details concerning an optional termination, repurchase or redemption.

If one or more REMIC elections are made for your trust, then your trust also may be terminated and your securities retired upon the trustee’s or trust administrator’s determination, based upon an opinion of counsel, that the REMIC status of the trust has been lost or that a substantial risk exists that such status will be lost.

The termination of your trust and the early retirement of securities may adversely affect your yield.

If amounts in any pre-funding account are not used to purchase trust assets, you will receive a prepayment on the related securities

The related prospectus supplement may provide that the depositor will deposit a specified amount in a pre-funding account on the date the securities are issued. In this case, the deposited funds may be used only to acquire additional assets for the trust during a specified period after the initial issuance of the securities. Any amounts remaining in the account at the end of the specified period will be distributed as a prepayment of principal to the holders of the related securities. The resulting prepayment could adversely affect the yield to maturity of those securities.

The difference between end of the interest accrual period and the related payment date may reduce the effective yield of your securities

Interest payable on the securities on any payment date will include all interest accrued during the related interest accrual period. The related prospectus supplement will specify the interest accrual period for your securities. If interest accrues during the calendar month before the payment date, your effective yield will be less than it would be if the interest accrual period ended the day before the payment date. As a result, your effective yield at par may be less than the indicated interest rate.

There is a possibility that, upon an optional termination of a trust, the proceeds may be less than the outstanding principal amount of the securities plus accrued interest

Under the circumstances and in the manner set forth in the related prospectus supplement, a series of securities may be subject to optional termination through the repurchase of the assets in the related trust by the party specified therein. If provided in the related prospectus supplement, upon the reduction of the aggregate unpaid principal balance of the trust assets or balance of a specified class or classes of securities to a specified percentage or amount, the party specified therein may purchase the trust assets under the circumstances and in the manner set forth therein.

If the related prospectus supplement provides for it, the proceeds available for distribution to securityholders may be less than the outstanding principal amount of their securities plus accrued interest. If this happens, these securityholders could incur a loss on their investments.

You may experience delays or reductions of payments on your securities if the transfer of assets to your trust is not considered a sale in the event of bankruptcy

The depositor expects that, in the case of most series issued in the form of mortgage-backed notes, the seller will treat the overall transaction as a financing for accounting purposes, but that, nevertheless, the transfer of assets by the seller to the depositor will be structured as a sale for contractual and legal purposes, rather than as a pledge of the assets to secure indebtedness. If so provided in the related prospectus supplement for an offering of securities, the seller and the depositor will treat each conveyance of assets by the seller to the depositor as a sale of those assets. In each case, the depositor will treat each conveyance of assets from the depositor to the trust as a sale of those assets.

Notwithstanding this intent of the parties to consider the transfer of assets to the depositor and the trust as a sale for contractual and legal purposes, in the event that a seller becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the depositor to the seller secured by a pledge of the assets. Similarly, in the event that the depositor becomes bankrupt or insolvent, a court may recharacterize the sale of the assets as a loan by the trust to the depositor secured by a pledge of the assets. In either case, a recharacterization could prevent timely payments of amounts due on your securities and result in a reduction of payments due on your securities.

Your ability to resell your securities may be limited

At the time a series of securities is issued, there will not be a secondary market for them. A secondary market for your securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell your securities. Your securities will not be listed on any trading exchange. Also, ERISA plans and investors subject to legal investment restrictions may be prohibited from purchasing your securities, if noted in the related prospectus supplement.

Book-entry registration may affect the liquidity of your securities

Transfers and pledges of securities registered in the name of a nominee of DTC can be effected only through book entries at DTC through participants. The liquidity of the secondary market for DTC registered securities may be reduced if investors are unwilling to hold securities in book-entry form, and the ability to pledge DTC registered securities may be limited due to the lack of a definitive certificate or note. Beneficial owners of DTC registered securities may experience delay in the receipt of payments of principal and interest. If DTC or a participant in whose name DTC registered securities are recorded becomes insolvent, the ability of beneficial owners to obtain payment may be impaired.

You may have income for tax purposes prior to your receipt of cash

Securityholders who purchase securities at a discount or purchase securities at a premium that are deemed to have original issue discount may incur tax liabilities prior to a holder’s receiving the related cash payments.

In addition, holders of REMIC residual certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the related REMIC, regardless of the amount or timing of their receipt of cash payments, as described in “Federal Income Tax Consequences.” Accordingly, holders of offered securities that constitute REMIC residual certificates may have taxable income and tax liabilities arising from their investment during a taxable year in excess of the cash received during that year. The requirement that holders of REMIC residual certificates report their pro rata share of the related REMIC’s taxable income and net loss will continue until the outstanding balances of all classes of securities of the series have been reduced to zero, even though holders of REMIC residual certificates have received full payment of their stated interest and principal. The holder’s share of the REMIC taxable income may be treated as excess inclusion income to the holder, which:

•	generally, will not be subject to offset by losses from other activities,

•	for a tax-exempt holder, will be treated as unrelated business taxable income, and

•	for a foreign holder, will not qualify for exemption from withholding tax.

Individual holders of REMIC residual certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, REMIC residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of REMIC residual certificates, the taxable income arising in a given year on a REMIC residual certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the REMIC residual certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

ERISA plans that invest in the securities must follow technical benefit plan regulations

If you are buying the securities on behalf of an individual retirement account, Keogh plan or employee benefit plan, special rules may apply to you. However, due to the complexity of regulations that govern these plans, if you are subject to the Employment Retirement Income Security Act of 1974, as amended, Section 4975 of the Code, or similar law, we suggest that you consult with your counsel regarding any consequences under ERISA, Section 4975 of the Code, or similar law, of the acquisition, ownership and disposition of the securities.

The ratings provided by the rating agencies do not purport to address all risks contained in your investment

Your securities will be rated in one of the four highest rating categories by one or more rating agencies. You may obtain further details with respect to any rating on your securities from the rating agency that issued the rating. A rating generally is based on the credit quality of the underlying assets, and will represent only an assessment of the likelihood of receipt by you of payments to which you are entitled. The rating is not an assessment of the prepayment experience, and does not rate the possibility that you may fail to recover your initial investment if you purchase your securities at a premium. A rating is not a recommendation to buy, sell or hold your securities. Security ratings assigned to the securities entitled to disproportionate allocations of principal or interest on the assets should be evaluated independently of similar security ratings assigned to other kinds of securities. There is no assurance that any rating will remain in effect for any given period or that any rating agency will not lower or withdraw its rating in the future. The rating agency could lower or withdraw its rating due to a number of factors including the following:

•	any decrease in the adequacy of the value of the underlying trust assets or any related credit enhancement,

•	any adverse change in the financial or other condition of any credit enhancement provider or

•	any change in the criteria, methodology or guidelines of the rating agencies that rate your securities.

In the event any rating is reduced or withdrawn, the liquidity or the market value of the affected security may be adversely affected. As set out in the related prospectus supplement, certain classes of securities may be entitled to payments from assets of the trust that are not taken into consideration by the rating agencies in assigning ratings, and any rating of such a class of security does not imply an evaluation of the creditworthiness of such payment source.

DESCRIPTION OF THE SECURITIES

General

The securities will be issued from time to time in series. A particular series of securities will consist of notes or certificates. The issuer of a series of notes will be either NYMT Securities Corporation (“NYMTSC”) or an owner trust established by NYMTSC for the sole purpose of issuing the series of notes pursuant to an “owner trust agreement” between NYMTSC, the trust administrator, if applicable, and the owner trustee. The indenture trustee and owner trustee, if any, will be named in the related prospectus supplement. Each series of certificates will be issued pursuant to a pooling and servicing agreement. A “pooling and servicing agreement” may consist of one or more agreements such as a securitization servicing agreement and a trust agreement. As a matter of administrative convenience, we may refer to a securitization servicing agreement and related trust agreement collectively as the “pooling and servicing agreement.” Parties to the pooling and servicing agreement may include one or more sellers, NYMTSC, as depositor, New York Mortgage Trust, Inc., a Maryland corporation (“NYMT”), a master servicer, one or more servicers, one or more subservicers and the trustee. Each series of notes will be issued pursuant to an indenture between an issuer, the trust administrator, if applicable, and the indenture trustee. For purposes of the discussion in this prospectus, a pooling and servicing agreement, a transfer and servicing agreement or an indenture is referred to as an agreement and the trustee, the indenture trustee and the owner trustee is referred to as a trustee in certain instances. The provisions of each agreement will vary depending on the nature of the securities to be issued and the nature of the trust. Forms of each of the pooling and servicing agreement, transfer and servicing agreement, indenture and owner trust agreement have been filed as exhibits to the registration statement of which this prospectus is a part.

For purposes of the discussion in this prospectus, we will refer to any payments of principal and interest to be paid or distributed in respect of any series of securities generally as “payments.” We will refer to the interest rate payable in respect of any class of securities generally as an “interest rate.” In addition, we will refer to the date on which payments are to be made in respect of the securities as a “payment date.” A prospectus supplement related to any series of certificates may use somewhat different terms with similar meanings. For example, a prospectus supplement for certificates may refer to “distributions,” “pass-through rate” and “distribution date” rather than “payment,” “interest rate” and “payment date.” Such terms should be construed to have corresponding meanings.

With respect to each trust, NYMTSC will assign and transfer to such trust for the benefit of the holders of the securities the related trust assets, a collection account, and possibly a reserve fund or other funds, the related insurance policies, if applicable, related sale agreement or agreements, the related pooling and servicing agreement, transfer and servicing agreement or other servicing agreements and any additional assets. See “The Trusts” and “Description of the Agreements” in this prospectus. The following summaries describe the material provisions common to each series of securities. These summaries do not purport to be complete and are subject to and qualified by the related prospectus supplement and the specific provisions of the agreements. When particular provisions or terms used in an agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

The indenture or pooling and servicing agreement for a series will generally provide that securities may be issued up to a maximum aggregate principal amount. Each series will consist of one or more classes and may include the following:

•	one or more classes of senior securities entitled to certain preferential rights to payments of principal and interest

•	one or more classes of subordinate securities

•	one or more classes representing an interest only in a specified portion of interest payments on the assets in the related trust and that may have no principal balance, a nominal principal balance or a notional principal amount (“Interest Only Class,” “IO Class” or “Strip Class”)

•	one or more classes representing an interest only in payments of principal on the assets in the related trust (“Principal Only Class” or “PO Class”)

•	one or more classes upon which interest will accrue but will not be distributed until certain other classes of that series have received their final distribution (each an “accretion class”)

•	one or more classes entitled to distributions from specified portions of the assets in the related trust

•	one or more classes entitled to fixed or targeted principal payments under certain conditions (“PAC Classes”), and companion classes (“Companion Classes”) thereto.

As to each series of certificates, one or more elections may be made to treat the related trust fund or designated portions thereof as a “real estate mortgage investment conduit” (a “REMIC”) as defined in the Internal Revenue Code of 1986, as amended (the “Code”). The related prospectus supplement will specify whether one or more REMIC elections will be made, as well as any material federal income tax consequences to securityholders not otherwise described in this prospectus. If such an election is made with respect to a series of certificates, one of the classes of certificates comprising such series will be designated as evidencing all “residual interests” in the related REMIC as defined under the Code (the “Residual Certificates”). All other classes of certificates in such a series will constitute “regular interests” in the related REMIC as defined in the Code and will be referred to as the “REMIC regular certificates.” See “Federal Income Tax Consequences—REMIC Certificates” in this prospectus.

Similarly, with respect to a series of notes, the ownership of the equity of a trust will be represented by equity certificates issued under the owner trust agreement. Any equity certificate will be subordinate to the notes of the same series.

NYMTSC may sell to investors one or more classes of a series of securities in transactions not requiring registration under the Securities Act of 1933. The securities of series offered by this prospectus and a related prospectus supplement will be rated on issuance by one or more nationally recognized statistical rating organizations, such as Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings, Inc.

The securities will be issued in fully-registered certificated or book-entry form, as applicable, in the authorized denominations or percentage interests for each class specified in the related prospectus supplement. Unless otherwise specified in the related prospectus supplement, the trustee will make payments of principal and interest to each class of securities in certificated form by check mailed to each person in whose name a security is registered as of the close of business on the record date specified in the related prospectus supplement at the address appearing on the security register, except that the final payments in retirement of each class of securities in certificated form will be made only upon presentation and surrender of such securities at the corporate trust office of the trustee or such other office specified in the related prospectus supplement. Under certain circumstances, if so provided in the related agreement and described in the related prospectus supplement, payments of principal and interest may be made to certain holders of a class of securities by wire transfer of “immediately available” or “next day” funds. Payments with respect to securities in book-entry form will be made as set forth below.

Book-Entry Procedures and Definitive Certificates

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in definitive, certificated form and will be transferable and exchangeable at the office of the registrar identified in the related prospectus supplement. No service charge will be made for any such registration or transfer of such certificates, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

If so specified in the related prospectus supplement, one or more classes of securities of a series will be issued in book-entry form and may initially be represented by one or more securities registered in the name of Cede & Co. (“Cede”), as nominee of The Depository Trust Company (“DTC”). If specified in the related prospectus supplement, persons acquiring beneficial interests in the securities may hold beneficial interests in book-entry securities through DTC, in the United States, or Clearstream, Luxembourg or Euroclear, in Europe, directly if they are participants of such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg, and Euroclear will hold omnibus positions on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur in accordance with their applicable rules and operating procedures.

Beneficial owners, referred to as owners, that are not DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry securities may do so only through DTC participants and indirect DTC participants. DTC participants who are owners of book-entry securities will receive a credit for such securities on DTC’s records. The beneficial owner’s ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry security will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant, and on the records of Clearstream, Luxembourg or Euroclear, as appropriate. Unless and until definitive certificates are issued, it is anticipated that the only “holder” of book-entry securities of any series will be Cede as nominee of DTC. Owners will only permitted to exercise the rights of holders indirectly through DTC participants and DTC.

Owners of book-entry securities will receive all payments of principal and interest on the book-entry securities from the trustee through DTC and DTC participants. Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among DTC participants on whose behalf it acts with respect to the book-entry securities and is required to receive and transmit payments of principal of and interest on the book-entry securities. DTC participants and indirect DTC participants with which owners have accounts with respect to the book-entry securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective owners. Accordingly, although owners will not possess securities, the DTC rules provide a mechanism by which owners will receive distributions and will be able to transfer their interests.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, each such cross-market transaction will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities through DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg, participants and Euroclear participants may not deliver instructions directly to the European depositaries.

Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the Clearstream, Luxembourg participants or Euroclear participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participating members, called DTC participants, and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic book-entries, thereby eliminating the need for physical movement of securities. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations which may include underwriters, agents or dealers with respect to the securities of any class or series. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly, and are called indirect DTC participants. The rules applicable to DTC and DTC participants are on file with the Securities and Exchange Commission.

Clearstream, Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations referred to as Clearstream, Luxembourg participants and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including United States dollars. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute. Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants referred to as Euroclear participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in multiple currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”) under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation referred to as the Euroclear Cooperative. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear cooperative. The Euroclear cooperative establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include any underwriters, agents or dealers with respect to any class or series of securities offered hereby. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law, collectively referred to as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Under a book-entry format, beneficial owners of book-entry securities may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede, as nominee of DTC. Payments and distributions with respect to book-entry securities held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by Citibank, N.A. or The JP Morgan Chase Bank, the relevant depositaries of Clearstream, Luxembourg and Euroclear, respectively. Such payments and distributions will be subject to tax withholding in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of DTC participants, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the DTC system may be limited due to the lack of physical securities for such book-entry securities. In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of such securities in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

DTC has advised the trustee that, unless and until certificates are issued, DTC will take any action permitted to be taken by a holder of book-entry securities only at the direction of one or more DTC participants to whose DTC accounts the book-entry securities are credited. DTC has advised the trustee that DTC will take such action with respect to any percentage interests of the book-entry securities of a series only at the direction of and on behalf of such DTC participants with respect to such percentage interests of the book-entry securities. Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the indenture, the owner trust agreement, or the pooling and servicing agreement, as the case may be, on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related DTC participants, with respect to some book-entry securities which conflict with actions taken with respect to other book-entry securities.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Book-entry securities of a series will be issued in registered form, as definitive certificates, to owners or their nominees, rather than to DTC, only under the circumstances provided in the related pooling and servicing agreement or indenture, as applicable, which generally will include, except if otherwise provided therein, if (1) DTC advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the book-entry securities of such series and the servicer is unable to locate a qualified successor, (2) the servicer, at its sole option, elects to terminate the book-entry system through DTC or (3) after the occurrence of an event of default, a majority of the aggregate percentage interest of any class of securities of such series advises DTC in writing that the continuation of a book-entry system through DTC, or a DTC successor, to the exclusion of any physical securities being issued to owners is no longer in the best interests of owners of such class of securities. Upon issuance of definitive certificates of a series to owners, such book-entry securities will be transferable directly, and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

Monthly and annual reports on each trust will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry securities of such beneficial owners are credited.

None of the depositor, the servicers, the master servicer, the trust administrator or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede, as nominee of DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

The information in this section concerning Clearstream, Luxembourg, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Principal and Interest Payments

The prospectus supplement will specify the available distribution amount, which in general will be equal to the amount of principal and interest paid on the assets in the related trust with respect to the due date in the current month and the amount of principal prepaid during the preceding month, net of applicable servicing, administrative, guarantee and other fees, insurance premiums, the costs of any other credit enhancement and amounts required to reimburse any unreimbursed advances. The available distribution amount will be allocated among the classes of securities of your series—including any securities not offered through this prospectus—in the proportion and order of application found in the pooling and servicing agreement or indenture, as applicable, and described in the related prospectus supplement. The available distribution amount may be allocated so that amounts paid as interest on the trust assets may be distributed as principal on the securities and amounts paid as principal on the assets may be paid as interest on the securities.

A class of securities entitled to payments of interest may receive interest at a specified rate, which may be fixed or adjustable. The classes of securities within a series may have the same or different interest rates. The related prospectus supplement will specify the interest rate, or the method for determining the interest rate, for each applicable class, and the method of determining the amount to be paid on any Strip Classes on each Payment Date. Residual Certificates may or may not have an interest rate or principal balance. In addition to representing entitlement to regular payments of principal and interest, if any, that are allocated to the Residual Certificates, Residual Certificates also generally will represent an entitlement to receive amounts remaining in the Collection Account on any Payment Date after allocation of scheduled distributions to all other outstanding classes of certificates of that series and after all required deposits have been made into any related reserve funds. Strip Classes may have a notional principal amount, which is a notional principal amount used solely for determining the class amount of interest distributions and other rights. A notional principal amount is determined by reference to the principal amount of the assets, a subset of the assets, or one or more classes of principal bearing securities. Interest distributions on the securities generally will include interest accrued through the end of the interest accrual period. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or on the basis of actual elapsed days, as specified in the related prospectus supplement.

For any Payment Date, the trustee will pay to the securityholders all amounts actually received from the servicers representing scheduled collections of principal in the related due period and all unscheduled principal payments for the related prepayment period.

Principal and interest payable on a class of securities may be paid among the securities of a class pro rata in the proportion that the outstanding principal or notional principal amount of each security of the class bears to the aggregate outstanding principal or notional principal amount of all securities of the class, or in another manner as may be detailed in the related prospectus supplement.

The final scheduled payment date for each class of securities will be the date on which the last payment of the principal thereof is scheduled to occur, assuming no prepayments of principal with respect to the assets included in the trust for that series, as defined in the prospectus supplement.

Allocation of Realized Losses

With respect to a series that includes one or more classes of subordinate securities, the senior securities generally will not bear any Realized Losses on the related assets in the related trust, until the subordinate securities of that series have borne Realized Losses up to a specified subordination amount or loss limit or until the principal amount of the subordinate securities has been reduced to zero as a result of the allocation of Realized Losses or payments of principal, or both. With respect to a series that includes a class of subordinate securities, any shortfall may result in a reallocation of amounts otherwise distributable to less senior securities for distribution to more senior securities.

“Realized Loss” means:

•	the amount of any loss realized by a trust in respect of any related liquidated mortgage loan, which may be a special hazard loss or a fraud loss, which shall generally equal the unpaid principal balance of the liquidated mortgage loan, plus accrued and unpaid interest on such liquidated mortgage loan, plus amounts reimbursable to the servicer for previously unreimbursed servicing advances, minus net liquidation proceeds in respect of the liquidated mortgage loan,

•	the amount of any principal cramdown in connection with any mortgage loan that was the subject of a principal cramdown in bankruptcy during the calendar month immediately preceding the month in which the related Payment Date occurs (a “Prepayment Period”) preceding a Payment Date. The amount of any principal cramdown is the amount by which the unpaid principal balance of the mortgage loan exceeds, as applicable, depending upon the type of principal cramdown that was applied to the mortgage loan, either the portion of the unpaid principal balance that remains secured by the mortgaged property after taking the principal cramdown into account or the unpaid principal balance after taking into account the permanent forgiveness of debt ordered by the bankruptcy court in connection with the principal cramdown, or

•	any other amount of a loss realized by a trust in respect of any asset, which has been allocated to the asset in accordance with its terms as described in the prospectus supplement.

Payments of interest may be reduced to the extent the amount of interest due on the assets exceeds the amount of interest collected or advanced, which may be due to Prepayment Interest Shortfalls or Servicemembers Shortfall on the trust assets. A “Servicemembers Shortfall” means a shortfall in respect of a mortgage loan resulting from application of the federal Servicemembers Civil Relief Act or similar state laws. “Prepayment Interest Shortfall” means, for any mortgage loan that is prepaid in full or liquidated on any date other than a due date for the mortgage loan, the difference between the amount of interest that would have accrued on the mortgage loan through the day preceding the first due date after the prepayment in full or liquidation had the mortgage loan not been prepaid in full or liquidated, net of any other administrative fees payable out of such interest had it accrued and been paid, and the amount of interest that actually accrued on the mortgage loan prior to the prepayment in full or liquidation, net of an allocable portion of any other administrative fees payable from interest payments on the mortgage loan during the Due Period.

Valuation of Trust Assets

The trust assets will have an initial aggregate asset value at least equal to 100% of the initial principal amount of the securities. The asset value of any mortgage loan in the trust will generally equal

•	the scheduled principal balance of the trust asset, or

•	the lesser of the present value of the stream of remaining regularly scheduled payments of principal and interest due on such trust asset—after taking into account charges for servicing, administration, insurance and related matters—discounted at a discount rate, if any, and the scheduled principal balance of the mortgage loan multiplied by the applicable asset value percentage.

The asset value percentage will be the percentage limitation that, based upon the scheduled net payments on the trust assets, is intended to assure the availability of sufficient funds to make scheduled distributions on the securities in the event of substantial principal prepayments on the mortgage loans and the mortgage loans underlying the mortgage-related assets. In each case asset value will be determined after the subtraction of applicable servicing, master servicing, administrative and guarantee fees, and insurance premiums and the addition, if the related prospectus supplement so specifies, of any reinvestment income on the amounts on deposit in the accounts held by the trust. The asset value of an asset that has been liquidated or purchased from the trust pursuant to the related sale agreement shall be zero.

Optional Redemption or Termination

To the extent and under the circumstances specified in the related prospectus supplement, the securities of any series may be redeemed, and/or the trust terminated, prior to the final scheduled payment date of the securities of any series at the option of the seller, the trust administrator, the servicer, the master servicer or another party, or parties, specified in the prospectus supplement. A redemption or termination may be accomplished by the purchase of the outstanding series of securities or the purchase of the assets of the trust. The right to redeem the securities generally will be conditioned upon the following:

•	the passage of a certain date specified in the prospectus supplement, or

•	the asset value or scheduled principal balance of the mortgage loans in the trust, or the outstanding principal amount of a specified class of securities at the time of purchase aggregating less than a percentage, specified in the prospectus supplement, of the initial asset value of the mortgage loans in the trust or the initial principal amount of the applicable class of securities.

In the event the option to redeem any series is exercised, the purchase price to be paid with respect to each security will generally equal 100% of its then outstanding principal amount, plus accrued and unpaid interest thereon at the applicable interest rate, net of any unreimbursed advances and unrealized losses allocated to such security; however, under certain circumstances set forth in the related prospectus supplement, the asset value of the mortgage loans in the trust may be less than such amount, resulting in a potential loss to your securities. Notice of the redemption of the securities of any series will be given to related securityholders as provided in the related pooling and servicing agreement or indenture.

In addition, in the case of a trust for which one or more REMIC elections are made, an early termination will be required to meet the requirements of a “qualified liquidation” under Section 860F of the Code, as specified in the related pooling and servicing Agreement.

Maturity And Prepayment Considerations

Generally, all of the mortgage loans that are assets of a trust and the mortgage loans underlying the mortgage-related assets included in a trust for a series will consist of first lien residential mortgages or deeds of trust. However, if so specified in the prospectus supplement, certain or all of the mortgage loans that are assets of the trust and the mortgage loans underlying the mortgage-related assets included in the trust for a series may consist of second or junior lien, residential mortgages or deeds of trust.

The prepayment experience on the mortgage loans will affect the following:

•	the average life of the securities and each class thereof issued by the related trust

•	the extent to which the final payment for each class occurs prior to its final scheduled payment date

•	the effective yield on each class of such securities.

Because prepayments will be passed through to the holders of securities as distributions or payments of principal on such securities, it is likely that the actual final payments on the classes of securities of a series will occur prior to their respective final scheduled payment dates. Accordingly, in the event that the mortgage loans of a trust or the mortgage loans underlying the mortgage-related assets experience significant prepayments, the actual final payments on the securities of the related series may occur substantially before their respective final scheduled payment dates causing a shortening of the weighted average life of each class of such series.

Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of securities of a series will be influenced by the rate at which principal on the mortgage loans comprising or underlying the trust assets in the trust is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes prepayments, in whole or in part, and liquidations due to default).

In addition, the weighted average life of the securities may be affected by the varying maturities and mortgage rates of the mortgage loans comprising or underlying the assets in a trust. If any mortgage loans comprising or underlying the assets in a particular trust have actual terms to maturity less than those assumed in calculating final scheduled payment dates for the classes of securities of the related series, one or more classes of such securities may be fully paid prior to their respective final scheduled payment dates, even in the absence of prepayments. Accordingly, the prepayment experience of the assets will, to some extent, be a function of the mix of mortgage rates and maturities of the mortgage loans comprising or underlying such assets. Other factors affecting weighted average life include the type of mortgage loans, defaults, foreclosures, refinancing, inclusion of due-on-sale clauses, changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions.

Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate prepayment model (referred to as “CPR”) or the Standard Prepayment Assumption prepayment model (referred to as “SPA”) each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of the loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month. It is unlikely that the prepayment of the mortgage loans comprising or underlying the trust assets of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

No assurance can be given as to the rate of principal payments or prepayments on the mortgage loans comprising or underlying the trust assets. The rate of principal payments on mortgage loans included in a trust (or mortgage loans underlying the mortgage-related assets) will be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments—including for this purpose payments resulting from refinancings, liquidations due to defaults, casualties, condemnations, and purchases by or on behalf of the servicer. The rate of principal prepayments on pools of mortgages is influenced by a variety of economic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the interest rates on the mortgage loans included in a trust—or mortgage loans underlying the mortgage-related assets—, such mortgage loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such mortgage loans.

YIELD CONSIDERATIONS

Payments of interest on the securities generally will include interest accrued through the last day of the interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your securities, because payments to you will not be made until the Payment Date following the applicable interest accrual period.

Securities of any class within a series may have fixed, variable or adjustable interest rates, which may or may not be based upon the mortgage rates borne by the assets in the related trust. The prospectus supplement with respect to any series of securities will specify the interest rate for each class of such securities or, in the case of a variable or adjustable interest rate, the method of determining the interest rate; the effect, if any, of the prepayment of any asset on the interest rate of one or more classes of securities; and whether the payments of interest on the securities of any class will be dependent, in whole or in part, on the performance of any borrower under a cash flow agreement.

The yield to maturity of any security will be affected by the rate and timing of payment of principal of the underlying mortgage loans. If the purchaser of a security offered at a discount from its Parity Price, which is the price at which a security will yield its coupon, after giving effect to any payment delay, calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is faster than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated. Similarly, if the purchaser of a security offered at a premium over its Parity Price calculates the anticipated yield to maturity of a security based on an assumed rate of payment of principal that is slower than that actually received on the underlying mortgage loans, the actual yield to maturity will be lower than that so calculated.

The timing of changes in the rate of prepayments on the mortgage comprising or underlying the trust assets loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on an underlying mortgage loan, the greater will be the effect on a related investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher—or lower—than the rate anticipated by the investor during the period immediately following the issuance of the securities would not be fully offset by a subsequent like reduction—or increase—in the rate of principal payments. Because the rate of principal payments on the mortgage loans comprising or underlying the trust assets affects the weighted average life and other characteristics of any class of securities, prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the mortgage loans comprising or underlying the trust assets and the suitability of the applicable securities to their investment objectives. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

The yield on your securities also will be affected by Realized Losses or Prepayment Interest Shortfalls allocated to your securities. If Realized Losses and shortfalls are not absorbed by securities subordinate to your securities or other items of credit enhancement, such as a reserve fund, then you may have losses or delays in payment on your securities. Losses on your securities will, in turn, reduce payments to you. Delays in payment will interrupt the timely payments of amounts owed to you. Losses or delays in payment will reduce your yield. See “Description of the Securities—Allocation of Realized Losses” in this prospectus.

THE TRUSTS

General

NYMTSC will pledge or sell, assign and transfer to your trust:

•	single family mortgage loans—which may be sub-prime or junior lien—or beneficial interests in these items

•	agency securities and private mortgage-backed securities

•	the collection account for the series

•	if applicable, a reserve fund and other funds and accounts for the series

•	if applicable, one or more financial or derivative instruments providing credit enhancement for one or more classes of securities in the series

•	if applicable, a pre-funding account

•	if applicable, all proceeds that may become due under insurance policies for the related series

•	if applicable, NYMTSC’s rights under the pooling and servicing agreement, the transfer and servicing agreement and mortgage loan purchase agreements

•	all payments on these items, having an aggregate initial unpaid principal balance at least equal to 100% of the original principal amount of the securities.

Agency securities and private mortgage-backed securities are called “mortgage-related assets.” Mortgage loans and mortgage-related assets, together with other items deposited in your trust as described above, are called “trust assets.” The trust assets for your series will be assigned and transferred to your trust for the sole benefit of securityholders, except that some credit enhancement items required by the rating agencies may also be assigned to trusts for other series of securities or may secure other series of securities issued by NYMTSC. Particular assets that might be assigned to trusts for other series or that secure other notes may include pool insurance policies, special hazard insurance policies, borrower bankruptcy insurance, reserve funds and additional assets.

Assignment of Trust Assets

In connection with the issuance of certificates, NYMTSC will cause the trust assets to be sold, assigned and transferred to the trustee, together with all principal and interest paid on the trust assets from the cut-off date under a pooling and servicing agreement. The trustee will, in exchange for the trust assets, deliver to NYMTSC securities of a series in authorized denominations registered in the names that NYMTSC requests, representing the beneficial ownership interest in the trust assets. In connection with the issuance of notes by an issuer that is an owner trust, NYMTSC will cause the trust assets to be sold, assigned and transferred to the issuer, together with all principal and interest paid on the trust assets from the cut-off date pursuant to a transfer and servicing agreement. The issuer, which can be either an owner trust or NYMTSC, will pledge all of its rights in and to the trust assets to a trustee pursuant to an indenture. The issuer will direct the trustee to deliver notes of a series secured by a first priority security interest in the trust assets. The notes will be issued in authorized denominations registered in the names requested by NYMTSC. Each pool of trust assets will constitute one or more trusts held by the trustee for the benefit of the holders of the series of securities. Each mortgage loan and mortgage-related asset included in your trust will be identified in a schedule appearing as an exhibit to the pooling and servicing agreement or the transfer and servicing agreement. This schedule will include information as to the scheduled principal balance of each mortgage loan and mortgage-related asset as of the cut-off date and its mortgage rate, original principal balance and other information.

NYMTSC will deliver or cause to be delivered to your trustee or its custodian (a) the related original mortgage note, endorsed without recourse to the trustee, or in blank, or a lost note affidavit conforming to the requirements of the transfer and servicing agreement, together with a copy of the related mortgage note, (b) the original recorded mortgage with evidence of recording indicated thereon (or, if the original recorded mortgage has not yet been returned by the recording office, a copy thereof certified to be a true and complete copy of such mortgage sent for recording), (c) for any mortgage loan not registered on the book-entry system (the “MERS System”) of the Mortgage Electronic Registration Systems, Inc. (“MERS”) an original assignment of the mortgage to the trustee or in blank in recordable form (except as described below), (d) any related documents showing a complete chain of assignment, (e) the policies of title insurance issued with respect to each mortgage loan and (f) the originals of any assumption, modification, extension or guaranty agreements. It is expected that the mortgages or assignments with respect to each mortgage loan will have been recorded in the name of MERS or another agent on behalf of the holder of the related mortgage note. In that case, no assignment in favor of the trustee will be required to be prepared delivered or recorded. Instead, the seller will be required to take all actions as are necessary to cause the trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent. With the exception of assignments relating to mortgaged properties located in certain states, NYMTSC does not expect to cause the assignments to be recorded. The original mortgage documents other than the documents required to be held by MERS with respect to mortgage loans registered on the MERS System will be held by the trustee, the issuer or a custodian, except to the extent released to a servicer from time to time in connection with servicing the mortgage loan. The servicer, on behalf of the securityholders, will hold the original documents and copies of other documents not delivered to the trustee or MERS and instruments concerning your trust’s assets.

In addition, necessary steps will be taken by NYMTSC to have the trustee (for an offering of certificates) or the issuer (for an offering of notes) become the registered owner of each mortgage-related asset included in your trust and to provide for all payments on each mortgage-related asset to be made directly to your trustee (including an indenture trustee). With respect to each mortgage-related asset in certificated form, the depositor will deliver or cause to be delivered to the trustee (or a custodian) the original certificate or other definitive evidence of such mortgage-related asset, together with bond power or other instruments, certifications or documents required to transfer fully such mortgage-related asset, to the trustee for the benefit of the securityholders. With respect to each mortgage-related asset in uncertificated or book-entry form or held through a “clearing corporation” within the meaning of the UCC, the depositor and the trustee will cause such mortgage-related asset to be registered directly or on the books of such clearing corporation or of one or more securities intermediaries in the name of the trustee for the benefit of the securityholders. Unless otherwise specified in the related prospectus supplement, the related agreement will require that either the depositor or the trustee promptly cause any mortgage-related asset in certificated form not registered in the name of the trustee to be re-registered, with the applicable persons, in the name of the trustee.

NYMTSC will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement with respect to the trust assets, including representations that it either is the owner of the trust assets or has a first priority perfected security interest in the trust assets. In addition, a seller of a mortgage loan may make certain representations and warranties with respect to the trust assets in the mortgage loan purchase agreement and the transfer and servicing agreement. See “Origination and Sale of Mortgage Loans —Representations and Warranties” in this prospectus.

Each seller will make representations and warranties regarding the characteristics of the trust assets directly to the issuer. In the event that the representations and warranties of the seller are breached, and the breach or breaches adversely affect your interests in your trust’s assets, the seller will be required to cure the breach or, in the alternative, to substitute new trust assets, or to repurchase the affected trust assets, generally at a price equal to the unpaid principal balance of these trust assets, together with accrued and unpaid interest at the trust asset’s rate. Unless otherwise specified in the related prospectus supplement, the purchase price is equal to the sum of the unpaid principal balance thereof, plus unpaid accrued interest thereon at the mortgage rate from the date as to which interest was last paid to the due date in the due period in which the relevant purchase is to occur, plus any costs or damages incurred by the issuer as provided in the related agreement. In addition, in the event a servicer or subservicer breaches its representations and warranties and this breach adversely affects your interests, the servicer or subservicer, as appropriate, generally will be required to cure this breach, and if such breach cannot be cured the related defaulting party, at the option of the party specified in the pooling and servicing agreement or the transfer and servicing agreement, will assign its rights and obligations under the related agreement to a successor servicer. In any event, the defaulting party shall be obligated to indemnify all other parties to the related agreement for any losses, damages, penalties or fines resulting from such defaulting party’s breach. In addition, the master servicer makes certain representations and warranties regarding its capacity to serve as master servicer with respect to each series and makes certain covenants regarding its obligations to perform servicing functions in respect of the trust assets. To the extent, the master servicer breaches any of its representations, warranties and or agreements, the master servicer is obligated to provide indemnity to other transaction parties for any claims, liabilities, expenses or losses resulting from the master servicer’s breach. Neither NYMTSC nor any servicer, master servicer or subservicer will be obligated to substitute trust assets or to repurchase trust assets if the seller defaults upon its obligation to do so, and no assurance can be given that sellers will perform their obligations.

The Trust Assets

Your prospectus supplement describes the type of trust assets that will be transferred to your trust. The trust assets may include the following:

•	mortgage loans, which may include single family residential loans, balloon loans, sub-prime residential mortgage loans and junior lien mortgage loans

•	mortgage pass-through or mortgage participation certificates issued or guaranteed by Ginnie Mae, Freddie Mac or Fannie Mae (referred to respectively as “Ginnie Mae certificates,” “Freddie Mac certificates,” and “Fannie Mae certificates”)

•	direct obligations of the United States, agencies thereof or agencies created thereby

•	mortgage-backed securities of private issuers

•	one or more financial or derivative instruments

•	other assets evidencing interests in loans secured by residential property.

Mortgage Loans

The mortgage loans included in your trust will be secured by first or junior liens on one-family and two- to four-family residential properties. Regular monthly installments of principal and interest on each mortgage loan paid by the borrower will be collected by the servicer or master servicer and ultimately remitted to the trustee.

The mortgaged property securing mortgage loans may consist of

•	detached homes

•	units having a common wall

•	units located in condominiums

•	other types of homes or units set forth in the related prospectus supplement.

Each detached or attached home will be constructed on land owned in fee simple by the borrower or on land leased by the borrower for a term at least one year greater than the term of the applicable mortgage loan. Attached homes may consist of duplexes, triplexes and fourplexes or townhouses. The mortgage loans included in your trust may be secured by mortgaged properties that are owner-occupied, are owned by investors or serve as second residences or vacation homes.

The mortgage loans included in your trust may

•	provide for the payment of interest and full repayment of principal in level monthly payments with a fixed rate of interest computed on the declining principal balance

•	provide for the payment of interest and full repayment of principal in non-level monthly payments

•	provide for periodic adjustments to the rate of interest to equal the sum of a fixed margin and an index

•	consist of mortgage loans for which funds have been provided to reduce the borrower’s monthly payments during the early period of the mortgage loans

•	provide for the one-time reduction of the mortgage rate

•	provide for monthly payments during a specified period after the origination of the mortgage loan the first year that are at least sufficient to pay interest due

•	provide for an increase in the monthly payment in subsequent years at a predetermined rate resulting in full repayment over a shorter term than the initial amortization schedule

•	include graduated payment mortgage loans, which allow for payments during a portion of their term which are or may be less than the amount of interest due on the unpaid principal balance of the mortgage loans, and which unpaid interest will be added to the principal balance and will be paid, together with accrued interest, in the later years

•	include mortgage loans on which only interest is payable until maturity, as well as mortgage loans that provide for the amortization of principal over a certain period, although all remaining principal is due at the end of a shorter period

•	include mortgage loans that provide for borrower payments to be made on a bi-weekly basis

•	include such other types of mortgage loans as are described in the related prospectus supplement.

Agency Securities

Ginnie Mae certificates are mortgage pass-through certificates as to which the timely payment of principal and interest is guaranteed by the Government National Mortgage Association (“Ginnie Mae”), a wholly owned corporate instrumentality of the United States within the office of the Department of Housing and Urban Development (“HUD”). Ginnie Mae’s guaranty obligations are backed by the full faith and credit of the United States. The mortgage loans underlying Ginnie Mae certificates may consist of loans insured by FHA and secured by mortgages on one- to four-family residential properties, loans partially guaranteed by VA, and other mortgage loans eligible for inclusion in mortgage pools underlying Ginnie Mae certificates.

Freddie Mac certificates are mortgage pass-through or participation certificates as to which Freddie Mac (formally known as Federal Home Loan Mortgage Corporation) has guaranteed the timely payment of interest and, generally, the ultimate collection of principal. Freddie Mac is a federally chartered corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Freddie Mac certificate will represent an undivided interest in a group of mortgage loans or participations in mortgage loans secured by a first lien on one-to-four family residential properties.

Fannie Mae certificates are mortgage pass-through certificates as to which Fannie Mae (formerly known as the Federal National Mortgage Association) has guaranteed the timely payment of principal and interest. Fannie Mae is a federally chartered and privately owned corporation whose obligations are not guaranteed by the United States or any of its agencies or instrumentalities. Each Fannie Mae certificate will represent an undivided interest in a pool of mortgage loans formed by Fannie Mae. Each mortgage loan will be secured by a first lien on one- to four-family residential properties or multifamily residential properties.

Although payment of principal and interest on the Ginnie Mae certificates, Freddie Mac certificates and Fannie Mae certificates, if any, assigned to your trust is guaranteed by Ginnie Mae, Freddie Mac and Fannie

Mae, respectively, your securities do not represent an obligation of or an interest in NYMTSC or any of its affiliates and are not guaranteed or insured by Ginnie Mae, Freddie Mac, Fannie Mae, NYMTSC or any of their affiliates, or any other person.

Mortgage Pass-Through Certificates and Government Obligations

Your trust also may include other trust assets consisting of conventional mortgage pass-through certificates or collateralized mortgage obligations representing interests in the types of mortgage loans described in this section, more fully described in the related prospectus supplement.

Your trust may include direct obligations of the United States, agencies thereof or agencies created thereby such as the following:

•	interest-bearing securities

•	non-interest-bearing securities

•	originally interest-bearing securities from which coupons representing the right to payment of interest have been removed

•	interest-bearing securities from which the right to payment of principal has been removed.

The prospectus supplement for a series of securities evidencing interests in trust assets that include direct obligations of the United States, agencies thereof or agencies created thereby will specify, to the extent available

•	the aggregate approximate initial and outstanding principal amounts or notional principal amounts, as applicable, and types of such obligations to be included in the trust

•	the original and remaining terms to stated maturity of such obligations

•	whether such obligations are entitled only to interest payments, only to principal payments or to both

•	the interest rates of such obligations or the formula to determine such interest rates, if any

•	the applicable payment provisions for such obligations

•	to what extent, if any, the obligation evidenced thereby is backed by the faith and credit of the United States.

Private Mortgage-Backed Securities

General

Private mortgage-backed securities may consist of (a) mortgage pass-through certificates evidencing a direct or indirect undivided interest in a pool of mortgage loans, or (b) collateralized mortgage obligations secured by mortgage loans. Private mortgage-backed securities will have been issued pursuant to a pooling and servicing agreement—a “PMBS pooling and servicing agreement.” The private mortgage-backed securities in a trust fund may include a class or classes of securities that are callable at the option of another class or classes of securities. The seller/servicer, which this prospectus refers to as the “PMBS servicer,” of the underlying mortgage loans will have entered into the PMBS pooling and servicing agreement with the trustee under the PMBS pooling and servicing agreement. The trustee under the PMBS pooling and servicing agreement is referred to as the “PMBS trustee.” The PMBS trustee or its agent, or a custodian, will possess the mortgage loans underlying such private mortgage-backed security. Mortgage loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers who may be subject to the supervision of the PMBS servicer. The PMBS servicer will be a Fannie Mae or Freddie Mac approved servicer and, if FHA Loans underlie the private mortgage-backed securities, approved by HUD as an FHA mortgagee, or such other servicer as the related prospectus supplement may specify.

Such securities will (a) either (i) have been previously registered under the Securities Act of 1933, as amended, or (ii) will at the time be eligible for sale under Rule 144(k) under such act; and (b) will be acquired in bonafide secondary market transactions not from the issuer or its affiliates. The “PMBS issuer” generally will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts, provided that any PMBS issuer must either (A) have outstanding securities held by non-affiliates in excess of $75 million and file periodic reports with the Securities and Exchange Commission or (B) be a government-sponsored entity or enterprise with market float in excess of $75 million and which makes available to the public information comparable to that required in periodic reports with the SEC. The obligations of the PMBS issuer generally will be limited to certain representations and warranties with respect to the assets it conveyed to the related trust or its assignment of the representations and warranties of another entity from which it acquired the assets. The PMBS issuer will not generally have guaranteed any of the assets conveyed to the related trust or any of the private mortgage-backed securities issued under the PMBS pooling and servicing agreement. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

Payments of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. The PMBS trustee or the PMBS servicer will make principal and interest distributions on the private mortgage-backed securities. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a certain date or under other circumstances specified in the related prospectus supplement.

Underlying Loans

The mortgage loans underlying the private mortgage-backed securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, or loans having balloon or other special payment features. Such mortgage loans may be secured by single family property. In general, the underlying loans will be similar to the mortgage loans which may be directly part of the trust assets.

Credit Support Relating to Private Mortgage-Backed Securities

Credit support in the form of subordination of other private mortgage pass-through certificates issued under the PMBS pooling and servicing agreement, reserve funds, insurance policies, letters of credit, financial guarantee insurance policies, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the private mortgage-backed securities or with respect to the private mortgage-backed securities themselves.

Additional Information

The prospectus supplement for a series for which the trust includes private mortgage-backed securities will specify:

•	the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust

•	certain characteristics of the mortgage loans which comprise the underlying assets for the private mortgage-backed securities including, to the extent available:

•	the payment features of such mortgage loans

•	the approximate aggregate principal balance, if known, of the underlying mortgage loans insured or guaranteed by a governmental entity

•	the servicing fee or range of servicing fees with respect to the mortgage loans

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination

•	delinquency status as of the cut-off date with respect to the mortgage loans

•	the pass-through or certificate rate of the private mortgage-backed securities or the method of determining such rate

•	the PMBS issuer, the PMBS servicer (if other than the PMBS issuer) and the PMBS trustee for such private mortgage-backed securities

•	certain characteristics of credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage- backed securities or to such private mortgage-backed securities themselves

•	the terms on which the underlying mortgage loans for such private mortgage-backed securities, or such private mortgage-backed securities themselves, may, or are required to, be purchased before their stated maturity or the stated maturity of the private mortgage-backed securities.

Mortgage Loan Information in Prospectus Supplements

Each prospectus supplement will contain information, as of the dates specified in such prospectus supplement and to the extent then applicable and specifically known to the depositor, with respect to the mortgage loans, which may include the following:

•	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans as of the applicable cut-off date

•	the type of property securing the mortgage loans

•	the weighted average (by principal balance) of the original and remaining terms to maturity of the mortgage loans

•	the earliest and latest origination date and maturity date of the mortgage loans

•	the range of the loan-to-value ratios at origination of the mortgage loans

•	the mortgage rates or range of mortgage rates and the weighted average mortgage rate borne by the mortgage loans

•	the state or states in which most of the mortgaged properties are located

•	information with respect to the prepayment provisions, if any, of the mortgage loans

•	with respect to mortgage loans with adjustable mortgage rates, the related indices, the frequency of the adjustment dates, the range of margins added to the indices, and the maximum mortgage rate or monthly payment variation at the time of any adjustment thereof and over the life of such mortgage loans with adjustable mortgage rates

•	information regarding the payment characteristics of the mortgage loans, including without limitation balloon payment and other amortization provisions.

If specific information respecting the mortgage loans is not known to the depositor at the time securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement, and specific information will be set forth in a report which will be available to purchasers of the related securities at or before the initial issuance thereof and will be filed as part of a current report on Form 8-K with the Securities and Exchange Commission within fifteen days after such initial issuance.

The related prospectus supplement may specify whether the mortgage loans include closed-end loans or certain balances thereof.

Substitution of Trust Assets

NYMTSC or the seller may, within the time specified in the related prospectus supplement, deliver to the trustee other trust assets in substitution for any one or more trust assets initially included in your trust. Such right of substitution will be subject to compliance with certain parameters for substitute trust assets, including mortgage rate and maturity ranges, loan types and loan-to-value ratios. In general, unless otherwise specified in the related prospectus supplement, substitute trust assets must, on the date of substitution,

•	have an outstanding principal balance not greater than, and not less than 80% of, the outstanding principal balance of the deleted mortgage loan after giving effect to all principal payments due during or prior to the month of the substitution occurs

•	have an applicable mortgage rate not less than the mortgage rate on the deleted mortgage loan

•	have a remaining term to maturity not greater than, and not less than 80% of, that of the replaced trust asset

•	comply with each representation and warranty made by the seller relating to the trust assets and

•	satisfy the additional requirements specified in the related transfer and servicing agreement.

In addition, only like-kind collateral may be substituted. If mortgage loans are being substituted, the substitute mortgage loan must have a loan-to-value ratio as of the first day of the month in which the substitution occurs equal to or less than the loan-to-value ratio of the substituted mortgage loan on this date, using the value at origination, and after taking into account the payment due on this date. Further, no adjustable-rate loan may be substituted unless the substituted mortgage loan is an adjustable-rate loan, in which case, the substituted mortgage loan must also

•	have a minimum lifetime applicable mortgage rate that is not less than the minimum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a maximum lifetime applicable mortgage rate that is not less than the maximum lifetime applicable mortgage rate on the substituted mortgage loan

•	have a gross margin not less than the gross margin of the deleted mortgage loan

•	have a periodic rate cap equal to the periodic rate cap on the deleted mortgage loan

•	have a next adjustment date that is the same as the next adjustment date for the deleted mortgage loan.

In the event that more than one mortgage loan is substituted for a deleted mortgage loan, one or more of the foregoing characteristics may be applied on a weighted average basis as described in the pooling and servicing agreement or indenture.

Pre-Funding Account

If specified in the related prospectus supplement, a portion of the issuance proceeds of your securities (the “Pre-Funded Amount”) will be deposited into a pre-funding account to be established with the trustee (the “Pre-Funding Account”), which will be used to acquire additional trust assets from time to time during the time specified in the prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional trust assets, at the option of the seller the Pre-Funded Amount may be invested in one or more “Eligible Investments” which generally include the following:

•	obligations of the United States or any agency thereof provided these obligations are backed by the full faith and credit of the United States

•	securities bearing interest or sold at a discount issued by a corporation incorporated under the laws of the United States or any state thereof, which securities are rated by each rating agency at the time of investment or the contractual commitment providing for such investment in the two highest long-term credit rating categories of each rating agency, provided that any such investment will meet certain concentration limits as provided in the transfer and servicing agreement

•	commercial paper which is then rated by each rating agency in the highest short-term rating category

•	demand and time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by a depository institution or trust company incorporated under the laws of the United States or any state thereof, provided that either the short-term debt obligations or commercial paper of a depository institution or trust company—or provided that either the short-term debt obligations or commercial paper of the parent company of such depository institution or trust company—are then rated by each rating agency in its highest rating category or one of its two highest long-term rating categories

•	certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States or any agency thereof held by a custodian in safekeeping on behalf of the holders of such receipts

•	guaranteed investment contracts issued by any insurance company, corporation or other entity satisfying the requirements specified in the transfer and servicing agreement

•	repurchase agreements relating to United States government securities

•	any other demand, money market, common trust fund, or time deposit, or obligation, or interest-bearing or other security or investment, rated in the highest rating category of each rating agency or that would not adversely affect the then current rating assigned by each rating agency of the securities for the related series.

provided however, that no such instrument will qualify as an eligible investment if such instrument evidences either (a) a right to receive only interest payments with respect to the obligations underlying instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. Unless otherwise provided in the agreement for a series, any Eligible Investment must mature no later than two business days prior to the Servicer Remittance Date for the next Payment Date, provided if the eligible investment is the obligation of an eligible institution (other than the servicer) that maintains the custodial account, the eligible investment may mature on the related Servicer Remittance Date.

During any Pre-Funding Period, NYMTSC will be obligated, subject only to availability, to transfer to your trust subsequent trust assets from time to time during the Pre-Funding Period. Subsequent trust assets will be required to satisfy eligibility criteria more fully set forth in the prospectus supplement. This eligibility criteria will be consistent with the eligibility criteria of the trust assets included in your trust on the closing date, but exceptions may expressly be stated in the prospectus supplement.

Use of a Pre-Funding Account with respect to any issuance of securities will be conditioned upon, among other things, the following:

•	unless otherwise specified in the related prospectus supplement, the Pre-Funding Period will not exceed three months from the closing date

•	the subsequent assets to be acquired during the Pre-Funding Period will satisfy the same underwriting standards, representations and warranties as the trust assets included in the trust on the closing date, although additional criteria may also be required to be satisfied, as described in the prospectus supplement

•	unless otherwise specified in the related prospectus supplement, the Pre-Funded Amount will not exceed 25% of the principal amount of the securities issued

•	the Pre-Funded Amount shall be invested in Eligible Investments.

To the extent that amounts on deposit in the Pre-Funding Account have not been fully applied to the purchase of subsequent trust assets by the end of the Pre-Funding Period, the securityholders then entitled to receive payments of principal will receive a prepayment of principal in an amount equal to the related Pre-Funded Amount remaining in the Pre-Funding Account on the first Payment Date following the end of the Pre-Funding Period. Any prepayment of principal would have an adverse effect on the yield to maturity of securities purchased at a premium, and would expose securityholders to the risk that alternative investments of equivalent value may not be available at a later time.

Information regarding subsequent assets acquired by your trust during the Pre-Funding period comparable to the disclosure regarding the trust assets in the prospectus supplement will be filed on a Current Report in Form 8-K within fifteen days following the end of the Pre-Funding Period.

Accounts

For each trust, the trustee, the master servicer or the servicer will maintain the accounts described below. The prospectus supplement may describe additional accounts other than the accounts described in this prospectus.

Custodial Account

Each servicer will deposit into a custodial account (the “Custodial Account”) all payments of principal and interest on the mortgage loans for each Due Period and all unscheduled prepayments received during the principal prepayment period. The Custodial Account will be an eligible account as required by the rating agencies. As described in the related prospectus supplement, on each Servicer Remittance Date, the servicer and subservicer, as applicable, shall remit to the trust administrator all amounts deposited in the custodial account for the related Due Period and Prepayment Period, along with any interest accrued on such amounts; provided that the servicer may retain any fees owing to such servicer with respect to the related Payment Date.

Escrow Account

Each servicer will, to the extent permitted by law and required by the related mortgage loan documents, establish and maintain a custodial escrow account or accounts into which borrowers will deposit amounts sufficient to pay taxes, assessments, PMI premiums (defined below), standard hazard insurance premiums and other comparable items. Some servicers may provide insurance coverage acceptable to the servicer and or master servicer against loss occasioned by the failure of the borrower to pay the related insurance premiums. Withdrawals from the escrow account maintained for borrowers may be made to effect timely payment of taxes, assessments, PMI premiums, standard hazard premiums or comparable items, to reimburse the servicer for maintaining PMI and standard hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account, if required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer will be responsible for the administration of the escrow account and will make advances to this account when a deficiency exists. Any interest accrued on amounts in the escrow accounts in excess of any payments of interest required to be made to borrowers, shall either be retained by the servicer or remitted to the trustee as described in the related prospectus supplement.

Collection Account

The trustee, trust administrator or its designee will maintain a collection account (the “Collection Account”) into which the servicer and the subservicer will generally be required to deposit, or cause to be deposited, from the Custodial Account all amounts received in respect of the trust assets (including any distributions in respect of the mortgage-related assets). The Collection Account will be an eligible account as required by the rating agencies. On the related Payment Date, the trustee or its paying agent will make payments of amounts in the Collection Account as set forth in the prospectus supplement.

Mortgage-Related Asset Custodial Account

Each trustee will deposit all payments received on mortgage-related assets in a mortgage-related asset custodial account. As described in the related prospectus supplement, on each Payment Date, the trustee or its paying agent will make payments of all amounts deposited in the mortgage-related asset custodial account for the related Due Period.

Cash Flow Agreements and Derivative Instruments

If so provided in the related prospectus supplement, the trust may include one or more of the following agreements: interest rate exchange or swap agreements, interest rate cap or floor agreements or corridor contracts. The principal terms of any such cash flow agreement or derivative instrument, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will provide certain information with respect to the obligor under any such cash flow agreement or derivative instrument.

Credit Enhancement

If so provided in the related prospectus supplement, partial or full protection against certain defaults and losses on the trust assets in the related trust may be provided to one or more classes of securities in the related series. Credit support may be in the form of overcollateralization, the subordination of one or more classes of securities, letters of credit, guarantees, insurance agreements or policies, one or more reserve or credit enhancement funds, cash flow agreements or derivative instruments as specified herein, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit enhancement may be structured so as to be drawn upon by more than one series to the extent described therein.

The credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal amount of the securities and interest thereon. If losses or shortfalls occur that exceed the amount covered by credit enhancement or that are not covered by credit enhancement, securityholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of securities (each, a “covered trust”), holders of securities evidencing interests in any of such covered trusts will be subject to the risk that such credit enhancement will be exhausted by the claims of other covered trusts prior to such covered trust receiving any of its intended share of such coverage.

Overcollateralization

If so specified in the prospectus supplement for a series of securities, the aggregate principal balance of the underlying trust assets as of the applicable cut-off date may exceed the principal balance of the securities being issued, thereby resulting in overcollateralization. In addition, if specified in the prospectus supplement, a portion of the interest payment on each mortgage loan or mortgage-related asset may be applied as an additional payment of principal to reduce the principal balance of a particular class or classes of securities and, thus, accelerate the rate of payment of principal on the class or classes of securities. Reducing the principal balance of the securities without a corresponding reduction in the principal balance of the underlying mortgage loan or mortgage-related asset will increase the level of overcollateralization.

Subordinate Securities

If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive payments of principal and interest from the Collection Account on any Payment Date will be subordinated to such rights of the holders of senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination of a class or classes of subordinate securities in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

Cross-Support Provisions

lf the assets for a series are divided into separate groups, each supporting a separate class or classes of securities of a series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior securities evidencing interests in one group of assets prior to distributions on subordinate securities evidencing interests in a different group of assets within the trust. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Letter of Credit

If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on such securities or certain classes thereof will be covered by one or more letters of credit, issued by a bank or financial institution specified in such prospectus supplement (each, an “L/C Bank”). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the assets on the related cut-off date or of the initial aggregate security balance of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit draws in the event of only certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust.

Reserve Fund or Accounts

NYMTSC may deposit or cause to be deposited cash, certificates of deposit or letters of credit in reserve funds or accounts. Such an account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be held as cash or invested in certain short-term, investment grade obligations, in each case as described in the related prospectus supplement. These accounts may be used by the trustee to make payments of principal or interest on your securities to the extent funds are not otherwise available, if so provided in the pooling and servicing agreement or indenture and described in the related prospectus supplement. The reserve funds will be maintained in trust but may or may not constitute trust assets of your trust. NYMTSC may have certain rights on a Payment Date to cause the trustee to make withdrawals from the reserve fund and to pay these amounts in accordance with the instructions of NYMTSC, as specified in the related prospectus supplement, to the extent that these funds are no longer required to be maintained for you.

Derivative Instruments

If specified in the related prospectus supplement, the trust assets may include one or more swap arrangements, cap contracts or other derivative instruments specified herein that are intended to meet the following goals:

•	to convert the payments on some or all of the mortgage loans from fixed to floating payments, or from floating to fixed, or from floating based on a particular index to floating based on another index

•	to provide payments in the event that any index rises above or falls below specified levels

•	to provide protection against interest rate changes, certain type of losses, including reduced market value, or other payment shortfalls to one or more classes of the related series.

Financial Guaranty Insurance Policy

If specified in the related prospectus supplement, your series of securities may have the benefit of one or more financial guaranty insurance policies provided by one or more third-party insurers. Financial guaranty insurance may guarantee timely payments of interest and full payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. A copy of the financial guaranty insurance policy for your securities, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K within 15 days of issuance of your securities.

Primary Mortgage Insurance

Conventional mortgage loans included in your trust may be covered by policies for primary mortgage insurance (“PMI”) or one or more pool insurance policies or any combination (collectively, the “mortgage insurance policies”). In lieu of PMI policies, additional trust assets may be delivered to the trustee to secure the timely payment of principal and interest on the mortgage loans. FHA loans and VA loans included in your trust will be covered by FHA insurance or VA guarantees and may be covered by a pool insurance policy.

Conventional mortgage loans that have initial loan-to-value ratios of greater than 80% will, to the extent specified in the related prospectus supplement, be covered by PMI policies. PMI policies will provide coverage on at least the amount of the mortgage loan in excess of 75% of the original fair market value of the mortgaged properties, and will remain in force until the principal balance of the mortgage loan is reduced to 80% of its original fair market value or, with the consent of the servicer and mortgage insurer, after the policy has been in effect for more than two years or such other period of time that may be required under state and local law if the loan-to-value ratio of the mortgage loan has declined to 80% or less based upon its current fair market value. The initial loan-to-value ratio of any mortgage loan represents the ratio of the principal balance of the mortgage loan outstanding at the origination divided by the fair market value of the mortgaged property. The fair market value of the mortgaged property securing a mortgage loan is the lesser of the purchase price paid by the borrower or the appraised value of the mortgaged property at origination. Some PMI Policies will, subject to their provisions, provide full coverage against any loss sustained by reason of nonpayments by the borrowers.

Pool Insurance

Each pool insurance policy generally will cover, subject to certain limitations, losses related to mortgage loan defaults not covered by any related PMI policy. The pool insurance policies, however, are not blanket policies against loss, because claims under pool insurance policies may be made only for particular defaulted mortgage loans and only upon satisfaction of certain conditions precedent. Unless otherwise specified in the related prospectus supplement, a pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a PMI policy. Further, the mortgage pool insurance policies will not insure against some losses sustained in the event of a personal bankruptcy of the borrower under a mortgage loan. Any pool insurance policy also will be subject to a loss limit specified in the related prospectus supplement.

The mortgage insurance policies will not provide coverage against hazard losses. Each mortgage loan will be covered by a standard hazard insurance policy but these policies typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries that are significantly less than full replacement cost of the losses. Further, to the extent that mortgage loans are covered by a special hazard insurance policy, the special hazard insurance policy will not cover all risks, and the coverage of the policy will be limited. Not all hazard risks will be covered and losses may reduce distributions to you.

To the extent necessary to restore or prevent a reduction of the rating assigned by a rating agency, a servicer will use its reasonable best efforts to replace a mortgage insurance policy with a new mortgage insurance policy issued by an insurer whose claims paying ability is acceptable to each rating agency.

Hazard Insurance Policies

Standard Hazard Insurance Policies

The servicer must maintain, or assure that the borrower maintains, a standard hazard insurance policy covering each mortgaged property, to the extent described in the related prospectus supplement. The coverage amount of each standard hazard insurance policy will be at least equal to the lesser of the outstanding principal balance of the mortgage loan, or the full replacement value of the improvements on the mortgaged property. All amounts collected by the servicer under any standard hazard insurance policy—less amounts to be applied to the restoration or repair of the mortgaged property and other amounts necessary to reimburse the servicer for previously incurred advances or approved expenses, which may be retained by the servicer—will be deposited to the custodial account or the Collection Account.

The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to customary conditions and exclusions. Because the mortgage loans’ standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged property located in various states, these policies will not contain identical terms and conditions. The basic terms generally will be determined by state law and generally will be similar. Most policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement— including earthquakes, landslides and mudflows—, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft, terrorism, and, in certain cases, vandalism. This list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When mortgaged properties are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968 the servicer will cause to be maintained flood insurance.

The standard hazard insurance policies covering mortgaged properties typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage— generally 80% to 90%—of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this percentage, the clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of the actual cash value—the replacement cost less physical depreciation—of the dwellings, structures and other improvements damaged or destroyed or the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the dwellings, structures and other improvements.

Any losses incurred with respect to mortgage loans due to uninsured risks—including earthquakes, mudflows and floods—or insufficient hazard insurance proceeds may reduce the value of the assets included in your trust to the extent these losses are not covered by the special hazard insurance policy and could affect distributions to you.

Special Hazard Insurance Policy

A special hazard insurance policy may be obtained with respect to the mortgage loans included in your trust. A special hazard insurance policy generally will protect you from

•	loss by reason of damage to mortgaged property underlying defaulted mortgage loans included in your trust caused by certain hazards—including vandalism and earthquakes and, except where the borrower is required to obtain flood insurance, floods and mudflows—not covered by the standard hazard insurance policies

•	loss from partial damage to the mortgaged property securing the defaulted mortgage loans caused by reason of the application of the coinsurance clause contained in the applicable standard hazard insurance policies.

Any special hazard insurance policy, however, will not cover losses occasioned by war, nuclear reaction, nuclear or atomic weapons, terrorism, insurrection or normal wear and tear. Coverage under the special hazard insurance policy will be at least equal to the amount specified in the related prospectus supplement.

The special hazard insurance policy will provide that when there has been damage to mortgaged property securing a defaulted mortgage loan and this damage is not covered by the standard hazard insurance policy maintained by the borrower or the servicer, the special hazard insurer will pay the lesser of

•	the cost of repair of the mortgaged property, or

•	upon transfer of the property to it, the unpaid principal balance of the mortgage loan at the time of the acquisition of the mortgaged property, plus accrued interest to the date of claim settlement—excluding late charges and penalty interest—, and certain other expenses.

No claim may be validly presented under a special hazard insurance policy unless

•	hazard insurance on the mortgaged property securing the defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid, all of which must be approved in advance as necessary by the insurer, and

•	the insured has acquired title to the mortgaged property as a result of default by the borrower.

If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by this amount less any net proceeds from the sale of the mortgaged property. Any amount paid as the cost of repair of the mortgaged property will reduce coverage by this amount.

The servicer will maintain the special hazard insurance policy in full force and effect. The servicer also is required to present claims, on behalf of the trustee, for all losses not otherwise covered by the standard hazard insurance policies and take all reasonable steps necessary to permit recoveries on these claims.

Partially or entirely in lieu of a special hazard insurance policy, NYMTSC may deposit or cause to be deposited cash, securities, a certificate of deposit, a letter of credit or any other instrument acceptable to each rating agency in an amount and for a term acceptable to each rating agency. This deposit will be credited to a special hazard fund or similar fund, including a fund that may also provide coverage for borrower bankruptcy losses, and the trustee will be permitted to draw on the fund to recover losses that would otherwise be covered by a special hazard insurance policy. A special hazard insurance policy or special hazard fund may insure against losses on mortgage loans assigned to trusts for other series of securities or that secure other mortgage-backed securities obligations issued by NYMTSC or one of its affiliates. However, the extension of coverage—and the corresponding assignment of the special hazard insurance policy—to any other series or other securities will be permissible only to the extent that any such extension and assignment will not result in the downgrading of the credit rating of any outstanding securities of your series. NYMTSC may also elect to insure against special hazard losses by the delivery of additional assets to your trust rather than through a special hazard insurance policy or special hazard fund.

Delivery of Additional Assets

Rather than providing pool insurance, special hazard insurance, borrower bankruptcy insurance or other insurance, NYMTSC may assign to your trust non-recourse guaranties of the timely payment of principal and interest on trust assets included in your trust secured by other assets satisfactory to each rating agency rating your series. NYMTSC may also assign or undertake to deliver such other assets to your trust by other means. Other assets may consist of additional mortgage loans, mortgage-related assets, letters of credit or other Eligible Investments.

Investment of Funds

Funds deposited in or remitted to any account or reserve fund for a series are to be invested by the trustee, as directed by NYMTSC, in Eligible Investments.

Any income, gain or loss from investments for your series will be credited or charged to the appropriate fund or account for your series. Reinvestment income from Eligible Investments may be payable to the servicers as additional servicing compensation. In that event, these monies will not accrue for your benefit.

Fidelity Bonds and Errors and Omissions Insurance

Unless otherwise specified in the related prospectus supplement, each pooling and servicing agreement or transfer and servicing agreement will require that each of the master servicer, servicer and subservicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers, employees and agents of the master servicer, servicer, or subservicer, as applicable.

DESCRIPTION OF THE SPONSOR AND CERTAIN RELATED PARTIES

The following summary provides a general description of the sponsor and certain of its affiliates that may be involved in the issuance of any series of securities.

The Sponsor and the Seller

New York Mortgage Trust, Inc. (“NYMT”), a Maryland corporation formed in September 2003, is a fully-integrated, self-advised residential mortgage finance company. NYMT is a publicly-traded company, listed on the New York Stock Exchange under the symbol “NTR.” NYMT has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. The principal executive offices of NYMT are located at 1301 Avenue of the Americas, 7th Floor, New York, New York 10019.

NYMT owns all of the outstanding capital stock of the depositor, NYMT Securities Corporation (“NYMTSC”), and is expected to be the sponsor with respect to each series of securities. NYMT may act as seller with respect to certain mortgage loans or other trust assets with respect to certain series of securities. Likewise, certain affiliates of NYMT may act as sellers of certain mortgage loans or other trust assets in respect of certain series of securities, including New York Mortgage Funding, LLC (“NYMF”), a Delaware limited liability company, and The New York Mortgage Company, LLC (“NYMC”), a New York limited liability company, each a wholly-owned subsidiary of NYMT.

The Depositor

NYMTSC was incorporated in Delaware in August 2005, as a wholly-owned, limited-purpose financing subsidiary of NYMT. NYMTSC’s organizational documents limit NYMTSC’s activities to those directly related to the financing and sale of mortgage loans and mortgage-related assets. NYMTSC does not have, nor is it expected in the future to have, any significant assets other than those directly related to the financing and sale of mortgage loans and other mortgage-related assets. NYMT owns all of the issued and outstanding shares of capital stock of NYMTSC. NYMTSC’s principal executive offices are located at 1301 Avenue of the Americas, New York, New York 10019.

The Servicer

NYMT Servicing Corporation (“NYMT Servicing Corporation”), a Delaware corporation, was incorporated in August 2005, as a wholly-owned, limited-purpose subsidiary of NYMT, and if so specified in the related prospectus supplement, is expected to act as a servicer with respect to certain series of securities. NYMT Servicing Corporation has had no experience servicing mortgage loans. As a result, NYMT Servicing Corporation is expected to delegate the primary responsibility for servicing mortgage loans to one or more subservicers, as described in the related prospectus supplement. Notwithstanding any such delegation of servicing duties to a subservicer, the servicer is expected to remain responsible for the acts and omissions of any subservicer engaged to service the mortgage loans. See “Servicing of the Trust Assets” in this prospectus. NYMT owns all of the issued and outstanding capital stock of NYMT Servicing Corporation. NYMT Servicing Corporation’s principal executive offices are located at 1301 Avenue of the Americas, New York, New York 10019.

ORIGINATION AND SALE OF MORTGAGE LOANS

Origination of the Mortgage Loans

The mortgage loans will be originated by NYMC or by other mortgage lenders. NYMC is a wholly-owned subsidiary of NYMT. NYMC originates mortgage loans directly and acquires loans from mortgage lenders and brokers. Mortgage loans originated or acquired by NYMC generally have been underwritten in accordance with underwriting guidelines established and maintained by NYMC, NYMF, NYMT or one of NYMT’s affiliates (the “NYMT Underwriting Guidelines”), as further described herein and in the related prospectus supplement.

NYMC is currently licensed or otherwise authorized to do business in a total of 40 states and the District of Columbia, and NYMC has license applications pending in several other jurisdictions. NYMC originates a variety of types of mortgage loans (with a primary focus on prime residential mortgage loans) through a network of 30 full service loan origination locations and 32 satellite loan origination locations. The principal executive offices of NYMC are located at 1301 Avenue of the Americas, New York, New York 10019.

Representations and Warranties

NYMTSC generally will acquire mortgage loans from NYMT, NYMF, NYMC or other sellers. A seller or an affiliate of a seller may act as a servicer of mortgage loans included in your trust or an unrelated party may act as servicer. The seller will make or will assign its rights in representations and warranties concerning the mortgage loans. Those representations and warranties relate to the following types of matters, among other things:

•	compliance in all material respects with all applicable laws, rules and regulations, including, but not limited to, all applicable anti-predatory lending and anti-abusive lending laws

•	the accuracy of the information set forth for such mortgage loan on the schedule of trust assets appearing as an exhibit to the pooling and servicing agreement or transfer and servicing agreement, as applicable

•	the existence of title insurance insuring the lien priority of the mortgage loan

•	authority of the seller to sell the mortgage loan

•	the payment status of the mortgage loan

•	the existence of customary provisions in the related mortgage note and mortgage to permit realization against the mortgaged property for the benefit of the security of the mortgage

•	the existence of hazard insurance and other insurance coverage on the mortgaged property.

With respect to each mortgage loan, the seller is required to submit to the trustee (or the custodian on behalf of the trustee) a mortgagee title insurance policy, title insurance binder, preliminary title report, or satisfactory evidence of title insurance. If a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of a policy.

In the event the seller breaches a representation or warranty made with respect to a mortgage loan or if any principal document executed by the borrower concerning a mortgage loan is found to be defective in any material respect and the breaching party cannot cure the breach or defect within the required time, the trustee may require the seller to purchase the mortgage loan from your trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest at the asset rate through the end of the month in which the purchase occurs plus any additional amounts, as provided in the prospectus supplement. This sum will be net of any unreimbursed advances of principal made by the servicer and any outstanding servicing fees owed to the servicer with respect to this mortgage loan. In the event of a breach by the seller of a representation or warranty with respect to any mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller may, under certain circumstances, rather than repurchasing the affected mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective one. See “The Trusts—Substitution of Trust Assets” in this prospectus.

A seller’s obligation to purchase a mortgage loan will not be guaranteed by the master servicer, the servicer, the subservicer, NYMT or any of its affiliates, including NYMC, NYMF, NYMT Servicing Corporation and NYMTSC. If the seller defaults upon its obligation to purchase a mortgage loan and no one elects to assume this obligation, distributions to you could be reduced. See “The Trusts—Assignment of Trust Assets” in this prospectus.

Underwriting of the Mortgage Loans

NYMC is expected to originate or acquire mortgage loans to be included in each trust. NYMC originates, finances, sells, securitizes and services both “conforming loans” (i.e., loans that are insured by the FHA or partially guaranteed by VA, or which qualify for sale to Fannie Mae or Freddie Mac) and “non-conforming loans” (i.e., loans that are not insured or guaranteed by FHA or VA and do not qualify for sale to Fannie Mae or Freddie Mac) secured by single-family, two- to four-family, condominium units, units of planned unit developments, townhomes and modular homes. Mortgage loans are underwritten and originated using procedures intended to comply with all applicable federal and state laws and regulations. NYMC’s non-conforming borrowers generally have good credit backgrounds, but tend to have higher loan-to-value ratios, or LTVs, less income documentation, and/or higher debt-to-income ratios than conforming borrowers.

NYMC generally underwrites its non-conforming loans to meet the specific guidelines of one of a variety of loan programs. The NYMT Underwriting Guidelines are modified and revised continually based on changes in residential mortgage underwriting and lending practices and requirements of secondary mortgage markets. NYMC generally originates its second-lien loans in conjunction with its origination of a first-lien loan secured by the same mortgaged property. Although NYMC’s first-lien and second-lien programs offer some unique features, NYMC’s underwriting and compliance guidelines are generally consistent across all programs. NYMC’s underwriting of mortgage loans is subject to audit under NYMC’s internal and external quality control process.

Mortgage loan underwriting includes an evaluation of the prospective borrower’s credit standing and repayment ability and a valuation of the related mortgaged property to determine its adequacy as collateral for the loan. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide the underwriting officers with pertinent credit information. An applicant generally is required to provide a current list of assets and liabilities and a statement of income and expense, as well as an authorization for the lender to apply for a credit reports which summarizes the prospective borrower’s credit history with merchants and lenders and any record of bankruptcy.

Based on the information provided by the loan applicant, certain verifications and an appraisal of the prospective mortgaged property (or in lieu of an appraisal, a valuation of the property as determined by an automated valuation model), the originator determines whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed loan and other expenses related to the residence (for example, property taxes, hazard insurance and, if applicable, primary mortgage insurance premiums) and other financial obligations and monthly living expenses. Originators typically calculate certain percentages (or “ratios”) of a prospective borrower’s income to debt and monthly payment obligations. Acceptable ratios are determined by the characteristics of the loan and the applicable loan underwriting guidelines. Originators may originate loans that exceed certain ratios if there are compensating factors that may offset a risk that the ratio is intended to identify.

The accompanying prospectus supplement may provide a more detailed description of the underwriting guidelines used to originate the mortgage loans included in your trust. In general, however, mortgage loans will be originated in accordance with the NYMT Underwriting Guidelines or other loan underwriting guidelines approved by NYMC as appropriate for the origination of loans substantially similar to those originated in accordance with the NYMT Underwriting Guidelines.

NYMC Underwriting Guidelines

In connection with its underwriting of mortgage loans, NYMC generally weighs all risk factors inherent in the loan file, giving consideration to the characteristics of the individual loan transaction, borrower profile, the level of documentation provided and the value of the mortgaged property to collateralize the debt. Although, multiple risk factors are assessed, NYMT Underwriting Guidelines concentrate on an evaluation of the prospective borrower’s credit and the value of the prospective mortgaged property. NYMT Underwriting Guidelines utilize traditional manual underwriting procedures and techniques. NYMT Underwriting Guidelines are applied in accordance with applicable federal and state laws and regulations.

Borrower Information

Each prospective borrower generally will have been required to complete a standard mortgage loan application that includes information with respect to the applicant’s assets, liabilities, income, credit history, employment history and other personal information. The applicant also will furnish authorization to obtain a credit report, which summarizes the borrower’s credit history. Financial information in the applicant’s loan file is analyzed to evaluate the sufficiency of assets and financial resources to repay the loan.

Credit Evaluation

The evaluation of a prospective borrower’s credit standing generally involves a review of a credit report, which provides a credit score for the prospective borrower. A credit score, or “FICO” score, is available from the three major credit bureaus (Experian, Equifax and Trans Union) and is based upon the credit evaluation methodology developed by Fair, Isaac and Company, a consulting firm specializing in creating evaluation predictive models through a high number of variable components. FICO scores generally range from 250 to 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. FICO credit scores are statistical credit scores designed to assess a borrower’s creditworthiness and likelihood of default on a consumer obligation over a two-year period based on the borrower’s credit history. FICO credit scores were not developed to predict the likelihood of default on mortgage loans in particular and, accordingly, may not be indicative of the ability of a borrower to repay its mortgage loan.

Lower scores imply higher default risk relative to a higher score. FICO scores are empirically derived from historical credit bureau data and represent a numerical weighting of a borrower’s credit characteristics over a two-year period. A FICO score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include number of credit lines (or trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history.

Employment, Income and Asset Verification and Source of Funds

NYMT Underwriting Guidelines include a review of the income of each applicant. NYMC personnel review the loan applicant’s source of income, calculate the amount of income from sources indicated on the loan application or similar documentation, and calculate debt-to-income ratios to determine the applicant’s ability to repay the loan.

NYMT Underwriting Guidelines generally require a review of a prospective borrower’s income. For NYMC’s “full” documentation underwriting program (as described below), NYMC generally requires an applicant to provide a two-year employment history and requires employment verification (including current and historical income information) and/or a telephonic employment confirmation. Such employment verification typically is obtained either through analysis of the prospective borrower’s recent pay stub and/or W-2 forms for the most recent one year, relevant portions of the prospective borrower’s most recent federal income tax return, or from the prospective borrower’s employer (verifying the length of employment and current salary). Self-employed prospective borrowers generally are required to submit relevant portions of their federal income tax return for the most recent year. Income and asset verification may be limited or eliminated under certain loan documentation programs as described below. Participation in a more limited documentation program generally is limited to prospective borrowers with higher credit scores.

Mortgage Loan Documentation Programs

The nature of the information that a prospective borrower is required to provide, and whether the information is verified, depends, in part, on the documentation program used in the origination process. The mortgage loans generally have been underwritten under one of the following documentation programs:

•	Full Documentation—generally requires the prospective borrower to provide full income and employment documentation for the past two years and includes a verification of assets; employment of the prospective borrower generally is verified and his or her credit score is reviewed; income verification based on current pay stubs and W-2s for wage earners or two years’ tax returns for self-employed borrowers; certain minimum credit scores may be required for certain loan types

•	Stated Income—income stated on the prospective borrower’s application typically is not verified; prospective borrower’s employment (but not compensation) generally is verified by contacting the prospective borrower’s employer; the applicant’s listing of assets generally is verified

•	Stated Income/Stated Asset—generally does not include verification of a prospective borrower’s income or assets as stated as his or her application; a reasonableness test typically is applied to assess the correspondence of the prospective borrower’s stated income and assets

•	No Ratio—prospective borrower’s employment and listed assets are verified; income not listed and, therefore, not verified

•	No Doc—no income or assets are listed on the application and thus cannot be verified.

Exceptions to documentation requirements and other modifications may be granted on a case-by-case basis for certain prospective borrowers and for certain loan programs. The “no ratio” and “no doc” documentation programs generally are limited to NYMC’s “Alt-A” mortgage loan programs. For all documentation programs, the borrower is required to sign an application stating that any misrepresentations of information on the application may result in civil liability and/or criminal penalties.

Loan-to-Value Ratios

The “loan-to-value ratio” or “LTV” of a mortgage loan helps NYMC to evaluate whether the property is likely to constitute sufficient security for repayment of the proposed mortgage loan. NYMC calculates the “loan-to-value” ratio by dividing the principal balance of the proposed mortgage loan by the lesser of (a) the sales price of the mortgaged property or (b) the appraised value of the mortgaged property at origination (or in the case of a refinanced or modified loan, the appraised value at the time of refinancing or modification). For mortgaged properties subject to first and second lien mortgage loans, NYMC calculates a “combined loan-to-value ratio” or “CLTV” which takes into account the combined principal balances of both the proposed first and second lien mortgage loans secured by the same mortgaged property.

Appraisals

NYMT Underwriting Guidelines require appraisals from independent appraisers or appraisal services for mortgaged properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed mortgage property its condition. Following each appraisal, the appraiser prepares a report which includes a market data analysis based on recent sales of comparable homes in the area and, when deemed appropriate, a replacement cost analysis based on the current cost of constructing a similar home. Appraisals generally are required to conform to Fannie Mae/Freddie Mac appraisal standards in effect at the time.

Additional Collateral Mortgage Loans

If specified in the related prospectus supplement, certain mortgage loans with loan-to-value ratios in excess of 80% may be secured by a security interest in additional collateral (typically securities). Such loans are referred to as “Additional Collateral Mortgage Loans.” The amount of additional collateral pledged by the borrower will vary from loan to loan based on factors present in the underwriting decision. No assurance can be given as to the amount of proceeds, if any, that might be realized from such additional collateral.

SERVICING OF THE TRUST ASSETS

General

If the trust for your series includes mortgage loans, one or more servicers will provide customary servicing functions pursuant to the pooling and servicing agreement, the transfer and servicing agreement or other separate servicing agreements. For certain series, a master servicer may oversee the performance of the servicers. Upon the default of any servicer, the master servicer will assume, or cause another servicer to assume, the servicing with respect to the mortgage loans previously serviced by the now defaulted servicer. Certain servicing functions may be performed by one or more subservicers as described in the prospectus supplement. For purposes of the following discussion, unless specifically stated otherwise, each of the servicer and the subservicer is deemed to be a servicer. Each of the servicer and any subservicer may be entitled to withhold its servicing fee and other fees and charges from remittances of payments received on the mortgage loans they service.

Each servicer must be approved by the master servicer, if any. In determining whether to approve a servicer, the master servicer will review the credit of the servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate financial ability to perform its obligations. In addition, the master servicer’s mortgage servicing personnel will review the servicer’s servicing record and will evaluate the ability of the servicer to conform with required servicing procedures. Once a servicer is approved, the master servicer will continue to monitor on a regular basis the financial position and servicing performance of the servicer.

The duties to be performed by the servicers include collection and remittance of principal and interest payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are considered to be recoverable under the applicable insurance policies or from proceeds of liquidation of the mortgage loans. Each servicer also will provide necessary accounting and reporting services to the trustee, and if applicable, the master servicer. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by it. With the consent of the master servicer or trustee, some servicing obligations of a servicer may be delegated to another person approved by the master servicer or trustee.

In some cases, a servicer or subservicer may pledge and assign its right to reimbursement for outstanding advances and other rights under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement to one or more lenders in order to obtain financing. To the extent provided under any such financing arrangement, upon default by any servicer or subservicer, as applicable, the lender may appoint a successor servicer or subservicer, as applicable, meeting the requirements for appointment of a successor servicer or successor subservicer, as applicable, under the transfer and servicing agreement, pooling and servicing agreement or separate servicing agreement.

The master servicer will administer and supervise the performance by the servicers of their duties and responsibilities. The master servicer will be entitled to receive a portion of the interest payments on the mortgage loans included in your trust to cover its fees as master servicer. The master servicer or the trustee may terminate a servicer who fails to comply with its covenants or breaches one of its representations. Upon termination of a servicer by the master servicer, the master servicer will assume certain servicing obligations of the terminated servicer, or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer.

If the mortgage loans are covered by a pool insurance policy and a terminated servicer has failed to comply with its obligation to purchase a mortgage loan where mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, the master servicer may be obligated to purchase the mortgage loan, subject to limitations, if any, as described in the related prospectus supplement. If required by the rating agencies, the master servicer may secure its performance of this obligation through cash, a letter of credit or another instrument acceptable to the rating agencies. Alternatively, a pool insurer may agree to waive its right to deny a claim under its pool insurance policy resulting from a loss sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the mortgage loan, subject to the limitations applicable to the master servicer’s obligation to purchase the mortgage loan. To the extent there are limitations on the master servicer’s obligation to purchase mortgage loans included in your trust upon which mortgage insurance coverage has been denied on the grounds of fraud or misrepresentation, payments to you could be affected if a servicer and the master servicer fail to honor their obligations.

NYMT Servicing Corporation

NYMT Servicing Corporation is a wholly-owned, limited-purpose subsidiary of NYMT and if so specified in the prospectus supplement, is expected to act as a servicer with respect to each series. NYMT Servicing Corporation’s principal offices are located at 1301 Avenue of the Americas, New York, New York 10019 and its telephone number is (212) 634-9400. It is expected that NYMT Servicing Corporation will delegate to one or more subservicers, to the extent described in the related prospectus supplement, all or substantially all of the primary servicing responsibilities with respect to the trust assets, including, but not limited to, all collection, advancing and loan level reporting obligations, maintenance of custodial and escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the trust assets and the mortgaged properties in accordance with the provisions of the agreement. Notwithstanding any such delegation, NYMT Servicing Corporation, in its capacity as servicer will remain responsible for the acts or omissions of any subservicer engaged by NYMT Servicing Corporation in respect of its obligations to service the trust assets.

Payments on Mortgage Loans

Each servicer and subservicer, as applicable, will be required to establish and maintain one or more separate, insured custodial accounts into which the servicer and subservicer, as applicable, will deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by it. See “The Trusts—Accounts—Custodial Account” in this prospectus. These amounts will include principal prepayments, insurance proceeds and liquidation proceeds, any advances by the servicer and subservicer, as applicable, and proceeds of any mortgage loans withdrawn from your trust for defects in documentation, breach of representations or warranties or otherwise.

To the extent deposits in each custodial account are required to be insured by the FDIC, if at any time the sums in any custodial account exceed the limits of insurance on the account, the servicer and subservicer, as applicable, will be required within one business day to withdraw such excess funds from this account and remit these amounts to another custodial account or to the trust administrator for deposit in the Collection Account for your series. The amount on deposit in any custodial account or Collection Account will be invested in Eligible Investments.

On each Servicer Remittance Date, as identified in the related prospectus supplement, each servicer and subservicer, as applicable, will be required to remit to the Collection Account amounts representing scheduled installments of principal and interest on the mortgage loans received or advanced by the servicer and subservicer, as applicable, that were due during the applicable Due Period, principal prepayments, insurance proceeds or guarantee proceeds, and the proceeds of liquidations of mortgaged property, including funds paid by the servicer and subservicer, as applicable, for any mortgage loans withdrawn from your trust during the applicable Prepayment Period, with interest to the date of prepayment or liquidation subject to certain limitations, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the servicer or subservicer, as applicable. To the extent that a borrower prepays a mortgage loan in full or a mortgage loan is liquidated on a date other than a due date resulting in a shortfall in interest payable for the month during such prepayment, the master servicer, the servicer or the subservicer, as applicable, may be obligated to make a payment required to cover the prepayment interest shortfall not to exceed the master servicing fee or servicing fee which is owed to the master servicer or the servicer or the subservicer, as applicable (any such payment shall constitute a “compensating interest payment”). On or before the Payment Date, the trust administrator will withdraw from the Collection Account those amounts allocable to the payment of the securityholders for such Payment Date. In addition, there will be deposited in the Collection Account for your series advances of principal and interest made by the master servicer, servicer or subservicer, as applicable, and any insurance, guarantee or liquidation proceeds—including amounts paid in connection with the withdrawal of defective mortgage loans from your trust—to the extent these amounts were not deposited in the custodial account or remitted to the Collection Account as required by the pooling and servicing agreement or transfer and servicing agreement.

Advances

If so specified in the related prospectus supplement, each servicer (or any subservicer acting on behalf of the servicer) or the master servicer will be required to advance funds to cover, to the extent that these amounts are deemed to be recoverable from any subsequent payments from the same mortgage loan the following:

•	delinquent payments of principal and interest on the mortgage loans

•	delinquent payments of taxes, insurance premiums, and other escrowed items

•	foreclosure costs, including reasonable attorneys’ fees.

The failure of a servicer to make advances may constitute a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required to make advances to the extent necessary to make required distributions on your securities, provided that the advancing party deems the amounts to be recoverable.

The advance obligation of the master servicer, servicer, subservicer or trustee may be further limited to an amount specified by the rating agencies rating your securities. Any advances by any of the servicer, subservicer, master servicer, the trustee or the pool insurer, as the case may be, must be deposited into the servicer custodial account or into the Collection Account and will be due not later than the Payment Date to which the delinquent payment relates. Amounts advanced by the servicer, subservicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds, and liquidation proceeds of the mortgage loans for which these amounts were advanced. If an advance made by a servicer, subservicer, master servicer or the trustee later proves to be nonrecoverable subject to the conditions and the limitations specified in the pooling and servicing agreement, a servicer, subservicer, master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the Collection Account or Custodial Account, as applicable, (including collections in respect of other mortgage loans) prior to the distribution of payments to you.

Any advances made by a servicer, subservicer, the master servicer or the trustee are intended to enable the trustee to make timely payment of the scheduled payments of principal and interest on your securities. However, neither the master servicer, the trustee, any servicer nor subservicer will insure or guarantee your securities or the mortgage loans included in your trust.

Withdrawals from Collection Account

A trustee or paying agent may, from time to time, unless otherwise specified in the related prospectus supplement or the related agreement, make certain withdrawals from the Collection Account for each trust for the following purposes:

•	to make payments or other distributions to the securityholders on each Payment Date

•	to reimburse the master servicer or the servicer, as applicable, for any previously unreimbursed advances made by any such party, subject to certain limitations

•	to reimburse the master servicer or the servicer following a final liquidation of a mortgage loan for any previously unreimbursed advances made by any such party

•	to reimburse the master servicer or the servicer from liquidation proceeds for liquidation expenses and for amounts expended by it in connection with the restoration of damaged property and, to the extent of certain excess proceeds, to pay to the master servicer or the servicer the amount of any unpaid assumption fees, late payment charges or other borrower charges on the related mortgage loan and to retain any excess remaining thereafter as additional servicing compensation

•	to pay amounts received in respect of mortgage loans or “REO Property” that have been purchased, including any advances to the extent specified in the related agreement

•	to pay any insurance premiums with respect to a mortgage loan to the extent not paid by the servicer

•	to pay to the master servicer income earned on the investment of funds on deposit in the Collection Account

•	to make payment to the trust administrator, the master servicer, the servicer, the subservicer, the trustee, the custodian, the owner trustee and others pursuant to any provision of the transfer and servicing agreement or pooling and servicing agreement, the trust agreement, the indenture or the custodial agreement

•	to withdraw funds deposited in error in the Collection Account

•	to clear and terminate the Collection Account pursuant to the transfer and servicing agreement or pooling and servicing agreement, as applicable

•	to make any other withdrawals permitted by the related pooling and servicing agreement or transfer and servicing agreement.

Certain permitted withdrawals shall be prior to the right of securityholders to receive payments or other distributions from the Collection Account. The master servicer’s, servicer’s or other person’s entitlement to certain amounts may be limited to collections or other recoveries on the related mortgage loan. The subservicer will be entitled to reimbursement for any amounts advanced and any related servicing fees out of the amounts withdrawn by the servicer.

Collection and Other Servicing Procedures

Each servicer, directly or through subservicers, if any, must make reasonable efforts to collect all payments called for under the mortgage loans in your trust and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans and held for its own account, unless otherwise specified in the prospectus supplement, provided such procedures are consistent with the following:

•	the terms of the related transfer and servicing agreement or pooling and servicing agreement, as applicable, and any related hazard insurance policy or instrument of credit enhancement, if any, included in the related trust described herein or under “The Trusts—Credit Enhancement”

•	applicable law

•	the general servicing standard specified in the related prospectus supplement or, if no such standard is so specified, its normal servicing practices.

The note or security instrument used in originating a conventional mortgage loan may contain a “due-on-sale” clause. The servicer will be required to use reasonable efforts to enforce “due-on-sale” clauses with respect to any note or security instrument containing this clause, provided that the coverage of any applicable insurance policy will not be adversely affected. In any case in which mortgaged properties have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the note is by its terms assumable, the servicer will be authorized, on behalf of the trustee, to enter into an assumption agreement with the person to whom the mortgaged properties have been or are about to be conveyed, if the person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable mortgage insurance policies or otherwise required by law. In the event that the servicer enters into an assumption agreement in connection with the conveyance of a mortgaged property, the servicer, on behalf of the trustee as holder of the note, will release the original borrower from liability upon the mortgage loan and substitute the new borrower. In no event can the assumption agreement permit a decrease in the applicable mortgage rate or an increase in the term of the mortgage loan. Fees collected for entering into an assumption agreement may be retained by the servicer as additional servicing compensation.

Each servicer may, directly or through subservicers, establish and maintain a custodial escrow account or accounts to pay taxes, assessments, primary mortgage insurance premiums, standard hazard insurance premiums and other comparable items to the extent permitted by law and required by the related mortgage loan documents. Withdrawals from escrow accounts may be made to effect timely payment of taxes, assessments, insurance premiums or comparable items, to reimburse the servicer for maintaining required insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in the escrow account as required, to repair or otherwise protect the mortgaged properties and to clear and terminate this account. The servicer, directly or through subservicers, may be responsible for the administration of escrow accounts and may make advances to this account when a deficiency exists.

The servicer (or subservicer) may be required to maintain certain insurance policies in respect of mortgaged properties securing mortgage loans included in your trust. Those policies may include primary mortgage insurance, special hazard insurance, borrower bankruptcy insurance and pool insurance. In the event that any special hazard insurance policy, borrower bankruptcy insurance or pool insurance policy for your series is canceled or terminated for any reason other than the exhaustion of total policy coverage, the master servicer or the trustee may be required to obtain from another insurer a comparable replacement policy.

Subservicers

A servicer may delegate its servicing obligations in respect of the mortgage loans to one or more subservicers, but such servicer will remain obligated under the related pooling and servicing agreement. Each sub-servicing agreement between a servicer and a subservicer must be consistent with the terms of the related pooling and servicing agreement or transfer and servicing agreement, as applicable, (to the extent that any subservicer is not a party to any such agreement), and must provide that, if for any reason the servicer for the related series of securities is no longer acting in such capacity, the trustee, master servicer or any successor master servicer may assume the servicer’s rights and obligations under such agreement.

Unless otherwise specified in the related prospectus supplement, the servicer will be solely liable for all fees owed by it to any subservicer, irrespective of whether the servicer’s compensation pursuant to the related servicing agreement is sufficient to pay such fees. However, a subservicer may be entitled to a retained interest in certain mortgage loans. Each servicer will be reimbursed by the trust for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a pooling and servicing agreement. See “Description of the Agreements—Retained Interest; Servicing Compensation and Payment of Expenses.”

Realization Upon Defaulted Mortgage Loans

A servicer will (or will cause any subservicer to) foreclose upon mortgaged properties securing trust assets that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with a foreclosure, the servicer will follow the practices and procedures that it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable assets serviced by it. However, the servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of any mortgaged property unless it determines that (a) the restoration or foreclosure will increase the liquidation proceeds available to the holders after reimbursement to itself for its expenses and (b) its expenses will be recoverable either through liquidation proceeds or insurance proceeds. In the case of a trust for which a REMIC election has been made, the servicer will be required to liquidate any mortgaged property acquired through foreclosure within 36 months (or a shorter period specified in the related pooling and servicing agreement) after the acquisition of the mortgaged property. While the holder of a mortgaged property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the issuer will have no ability to do so and neither the master servicer, the servicer, not the depositor will be required to do so.

The servicer may arrange with the borrower a modification of a defaulted mortgage loan. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the servicer in servicing receivables for its own account and meet the other conditions in the related agreement.

Evidence as to Compliance

In accordance with the terms of the transfer and servicing agreement or the pooling and servicing agreement, as applicable, a firm of independent accountants will furnish an annual statement to the master servicer to the effect that such firm has examined certain documents and records relating to the servicing by the servicer or subservicer of mortgage loans similar to the mortgage loans in the trust and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in accordance with the terms of the related agreement, except for exceptions as the firm believes to be immaterial and any other exceptions set forth in such statement. The master servicer will be obliged to cause its independent accountants to furnish such statement in the event that it becomes the successor servicer.

Mortgage-Related Assets

Mortgage-related assets included in your trust will be registered in the name of the trustee. All distributions on financial assets will be made directly to the trustee, who will deposit these distributions as they are received into a trust account for the benefit of securityholders.

If the trustee does not receive any required distribution on a financial asset, following a cure period the trustee or trust administrator will request the issuer or guarantor of the financial asset to make the missing payment promptly. If the issuer or guarantor of the financial asset does not comply, the trustee may take legal action, if it is deemed appropriate under the circumstances. Reasonable legal fees and expenses incurred by these actions will be reimbursable out of the proceeds of the action prior to any proceeds being distributed to you. If the result of a legal action of this nature is insufficient to reimburse the trustee or trust administrator for legal fees and expenses, the trustee may withdraw an amount equal to unreimbursed legal fees and expenses from the trust account, which may result in a loss to securityholders.

DESCRIPTION OF THE AGREEMENTS

The Agreements

The following discussion describes the material provisions of the pooling and servicing agreement (with respect to a series of certificates) and the transfer and servicing agreement and indenture (with respect to a series of notes). When particular provisions or terms used in the agreement are referred to, the actual provisions are incorporated by reference as part of these discussions. For purposes of this discussion, unless specifically provided otherwise, the “agreement” refers to either the transfer and servicing agreement, the pooling and servicing agreement, or the indenture, as the context requires.

Master Servicer or Trust Administrator

The pooling and servicing agreement or the transfer and servicing agreement, as applicable, may designate a person to act as master servicer and, if applicable, trust administrator with respect to each series.

The master servicer will be required to supervise and administer the performance of one or more servicers. The master servicer is responsible to perform or cause to be performed the servicing obligations of a defaulting servicer until a successor servicer is appointed. In addition, the master servicer may be obligated to make advances of delinquent payments of principal and interest on the mortgage loans or servicing advances to the extent that the related servicer fails to make an advance as required pursuant to the related servicing agreement; provided that the master servicer will not be obligated to make any such advance if it determines that such an advance would constitute a non-recoverable advance. The master servicer’s obligations to act as a servicer following the termination of a servicer will not, however, require the master servicer to purchase mortgage loans from the trust due to a breach by the servicer of a representation or warranty under the related agreement, or advance payments of principal and interest on a delinquent mortgage loan or make servicing advances in respect of the mortgage loans in excess of the master servicer’s independent advance obligation under the pooling and servicing agreement or the transfer and servicing agreement, as applicable.

The trust administrator, to the extent that the trustee does not perform such duties, will be responsible for such bond administration, calculation agent and paying agent duties as may be described in the pooling and servicing agreement, transfer and servicing agreement or indenture, as applicable.

The master servicer or trust administrator for a series may resign from its obligations and duties under the pooling and servicing agreement, transfer and servicing agreement, or the indenture with respect to such series, but no such resignation will become effective until the trustee or a successor master servicer or trust administrator has assumed the master servicer’s or trust administrator’s obligations and duties. If specified in the prospectus supplement for a series, NYMTSC may appoint a stand-by master servicer, which will assume the obligations of the master servicer upon a default by the master servicer.

Trust Administration

The trustee, master servicer, or its designee will be responsible under the applicable agreement for providing general administrative services to a trust including, among other things:

•	oversight of payment received on mortgage loans

•	monitoring the amounts on deposit in various trust accounts

•	calculation of the amounts payable to securityholders on each payment date

•	preparation of periodic reports to the trustee(s) or the securityholders with respect to the foregoing matters

•	preparation and filing of federal and state tax and information returns

•	preparation and filing of reports, if any, required under the Securities Exchange Act.

Retained Interest; Servicing Compensation and Payment of Expenses

The prospectus supplement for a series of securities will specify whether there will be any retained interest in the trust asset, and, if so, the initial owner thereof. If so, the retained interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related agreement. A “retained interest” in a trust asset represents a specified portion of the interest payable thereon. The retained interest will be deducted from borrower payments as received and will not be part of the related trust.

Unless otherwise specified in the related prospectus supplement, the servicer’s primary servicing compensation with respect to a series of securities will come from the periodic payment to it of a portion of the interest payment on each trust property. Since any retained interest and a servicer’s primary compensation are percentages of the principal balance of each trust asset, such amounts will decrease in accordance with the amortization of the trust asset. The prospectus supplement with respect to a series of securities evidencing interests in a trust that includes mortgage loans may provide that, as additional compensation, the servicer may retain all or a portion of assumption fees, modification fees, late payment charges or prepayments collected from borrowers and any interest or other income which may be earned on funds held in any account held by any servicer pursuant to the related agreement.

The servicer may, to the extent provided in the related prospectus supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing and managing of the trust asset, including, without limitation, payment of the fees and disbursements of the independent accountants, payment of expenses incurred in connection with distributions and reports to securityholders, and payment of any other expenses described in the related prospectus supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the mortgage loans and, to the extent so provided in the related prospectus supplement, interest thereon at the rate specified therein may be borne by the trust.

If and to the extent provided in the related prospectus supplement, the servicer will be required to apply a portion of the servicing compensation otherwise payable to it in respect of any Due Period to certain prepayment interest shortfalls resulting from the voluntary prepayment of any mortgage loans in the related trust during such period prior to their respective due dates therein.

The Trustee

The trustee under each agreement will be named in the related prospectus supplement. The trustee must be a corporation or association organized under the laws of a state or the United States of America and authorized under the laws of the jurisdiction in which it is organized to have corporate trust powers. It must also have combined capital and surplus of at least $100,000,000 and be subject to regulation and examination by state or federal regulatory authorities. Although the trustee may not be an affiliate of NYMTSC or the owner trustee in the case that the issuer is an owner trust or the servicer, either of these parties may maintain normal banking relations with the trustee if the trustee is a depository institution.

The trustee may resign at any time by giving written notice to NYMTSC, the issuer, each securityholder and the related rating agencies for your series of securities within ninety (90) days before the date specified in the notice of the date such resignation is to take effect and acceptance by a successor trustee in accordance with the terms of the related agreement. If at any time the trustee shall cease to be eligible to continue as such under the related agreement, or if at any time the trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the trustee or of its property shall be appointed, or any public officer shall take charge or control of the trustee or of its property, or if the trustee fails to satisfy the eligibility criteria to act as trustee then the issuer or depositor, as the case may be, may remove the trustee and appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If a successor trustee does not take office within 30 days after its predecessor trustee resigns or is removed, the predecessor trustee, the issuer or the holders of a majority in outstanding balance of the securities may petition any court of competent jurisdiction for the appointment of a successor trustee.

If the trustee fails to comply with the eligibility criteria to serve as a trustee as described under the agreement, any securityholder may petition any court of competent jurisdiction for the removal of the trustee and the appointment of a successor trustee.

The trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture, pooling and servicing agreement or transfer and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of securities covered by such agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

The Owner Trustee

The owner trustee under an owner trust agreement will be named in the related prospectus supplement.

Duties of the Trustee

The trustee will not make any representations as to the validity or sufficiency of the agreements, the securities or of any assets or documents. If no event of default as defined in the agreement has occurred, the trustee is required to perform only those duties specifically required of it under the agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the agreements. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

The trustee may be held liable for its negligent action or failure to act, or for its misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

Amendment of the Agreements

Each agreement may be amended by the parties thereto with the consent of the holders of outstanding securities holding at least 66 2/3% (or such other percentage as defined in the prospectus supplement) of the voting rights of a series. Voting rights with respect to any series may be allocated to specific classes of securities without regard to such classes’ outstanding principal amount. For example, Strip Classes or Residual Certificates may be allocated a certain percentage of the voting rights of a series even though such classes may not have any, or any significant amount of, principal amount outstanding. No amendment, however, may

•	reduce in any manner the amount of, or delay the timing of, payments that are required to be made in respect of any securities, or

•	reduce the percentage of securityholders required to authorize an amendment to the agreement unless each holder of a security affected by such amendment consents; provided, however, with respect to any series as to which a REMIC election has been made, no amendment may be made unless the trustee and other parties specified in the pooling and servicing agreement receive an opinion of counsel addressed to such parties that such amendment will not adversely affect the REMIC or result in the imposition of tax upon any such REMIC status of the related trust at any time that the related certificates are outstanding. The agreements may also be amended by the parties thereto without the consent of securityholders, for the purpose of, among other things,

•	curing any ambiguity or mistake

•	correcting any defective provision or supplementing any inconsistent provisions

•	modifying, eliminating or adding to any of its provisions to such extent as shall be necessary or appropriate to comply with any requirements imposed by the Code, ERISA and their related regulations

•	adding any other provisions with respect to matters or questions arising under the agreements, provided that any such action shall not adversely affect in any material respect the interests of any securityholder.

Any such amendment or supplement shall be deemed not to adversely affect in any material respect any securityholder if there is delivered to the trustee written notification from each rating agency that rated the applicable securities to the effect that such amendment or supplement will not cause that rating agency to reduce the then current rating assigned to such securities.

Servicer Events of Default and Master Servicer Events of Default

Servicer Events of Default

Unless otherwise specified in the related prospectus supplement, events of default on the part of the servicer or the subservicer, as applicable (each referred to as a “servicer event of default”), under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, indenture in respect of a series will include, among other things,

•	any default in the performance or breach of any covenant or warranty of the servicer or subservicer, as applicable, under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the servicer or subservicer, as applicable, by the master servicer or the servicer

•	any failure by the servicer or subservicer to make any payment required to be made under the related agreement (including any advances with respect to delinquent mortgage loans in a trust or servicing advances in respect of any mortgage loan) for a period of two business days after the date upon which written notice of such failure requiring the sale to be remedied

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the servicer or subservicer and certain actions by or on behalf of the servicer or subservicer, as applicable, indicating its insolvency or inability to pay its obligations

•	the servicer or the subservicer, as applicable, ceases to meet the qualifications of Fannie Mae or Freddie Mac approved servicer

•	the failure by the servicer or the subservicer, as applicable, to maintain required licenses to do business or service residential mortgage loans in any jurisdiction where the mortgaged properties are located except if such failure to maintain such licensure does not have a material adverse effect on the servicer’s or the subservicer’s ability to service the mortgage loans

•	the servicer or subservicer, as applicable, attempts to assign its servicing or rights to receive servicing compensation under the related agreement in a manner than is not permitted

•	if any of the rating agencies withdraws the rating of the securities under circumstances specified in the related agreement

•	if the net worth of the servicer or the subservicer falls below specified limits.

Material variations to the foregoing events of default (other than to shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement.

Master Servicer Events of Default

Unless otherwise specified in the related prospectus supplement, events of default on the part of the master servicer (each referred to as a “master servicer event of default”) under the pooling and servicing agreement or the transfer and servicing agreement, as applicable, in respect of a series will include, among other things,

•

any failure by the master servicer to furnish data to the trustee or trust administrator sufficient for the trustee or trust administrator to prepare the reports required to be delivered under the related agreement which continues unremedied for a specified period after the giving of written notice by the trustee or the trust administrator or to such master servicer and the trustee by the holders of not less than 25% of the aggregate voting rights with respect to your series

•	any default in the performance or breach of any covenant or warranty of the master servicer under the related agreement with respect to such series which continues unremedied for a specified period after the giving of written notice of such failure to the master servicer by the interest trustee or the trust administrator or to the master servicer and the trustee by the majority securityholders

•	certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and certain actions by or on behalf of the master servicer indicating its insolvency or inability to pay its obligations

•	any failure by the master servicer to remit to the trustee or trust administrator any advance required to be made to the trustee or trust administrator in accordance with the terms of the related agreement, which failure continues unremedied for a specified period

•	any sale or pledge of any of the rights of the master servicer under the related agreement in a manner that is not permitted.

Rights Upon Servicer and Master Servicer Events of Default

So long as a servicer event of default or a master servicer event of default, with respect to the related agreement, remains unremedied, the master servicer (in the case of a defaulting servicer or subservicer), the servicer (in the case of a defaulting subservicer) and the trustee may, and at the direction of the holders of a series entitled to a certain percentage of the voting rights, as specified in the pooling and servicing agreement, terminate all of the rights and obligations of the master servicer under the applicable agreement. Upon termination of the subservicer, the servicer will succeed to all the responsibilities, duties and liabilities of the subservicer under the related agreement, provided that the rating agencies have provided written confirmation that any such appointment will not result in a qualification, withdrawal or downgrade of the then-current ratings for the securities of your series. Upon the termination of the servicer, the master servicer will (a) within 90 days of the servicer’s notice of termination succeed and assume all of the servicer’s responsibilities, rights, duties and obligations under the related agreement or (b) appoint a successor that satisfies the eligibility criteria for servicers as provided in the related agreement. Any successor to the servicer will be subject to the approval of the master servicer, the trustee and the trust administrator. Upon termination of the master servicer, the trustee or the trust administrator, as applicable, will succeed to all the responsibilities, duties and liabilities of the master servicer under such agreement (except that if the trustee or the trust administrator, as applicable, is to so succeed the master servicer but is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the trustee or the trust administrator, as applicable, would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint or, if the holders of securities representing a certain percentage of the voting rights, as specified in the pooling and servicing agreement, so request in writing, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing or other housing and home finance institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the applicable agreement or may provide cash, a letter of credit, a standby master servicing agreement or another arrangement that will not result in any downgrade of the then-current rating of the securities of the related series. The trustee or the trust administrator, as applicable, and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the master servicer under the applicable agreement.

Unless otherwise described in the related prospectus supplement, a specified percentage of the holders of securities affected by any event of default may be entitled to waive such event of default. Upon any such waiver of an event of default, such event of default shall cease to exist and shall be deemed to have been remedied for every purpose under the agreement.

Reports to Securityholders

The trust administrator will furnish the securityholders with monthly statements containing information with respect to principal and interest payments, realized losses and the assets of the trust. Any financial information contained in such reports will not have been examined or reported upon by an independent public accountant. Copies of such monthly statements and any annual reports prepared by the master servicer or any servicer with respect to compliance with the provisions of any of the agreements, will be furnished to securityholders upon request addressed to NYMTSC at 1301 Avenue of the Americas, New York, New York 10019 (telephone (212) 634-9400).

Termination

The pooling and servicing agreement or the indenture, and the respective obligations and responsibilities created thereby, shall terminate upon the distribution to securityholders of all amounts required to be paid pursuant to such agreement following

•	the purchase of all the trust assets and the related mortgaged properties acquired in respect thereof, if the related prospectus supplement so provides, or

•	the later of the final payment or other liquidation of the last trust asset remaining in the trust or the disposition of all mortgaged properties acquired in respect thereof.

In no event, however, will the trust created by any agreement continue beyond the date specified in the related prospectus supplement. In the case of any series as to which a REMIC election has been made, any termination of the related trust must be carried out in such a manner that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under Section 860F of the Code and the related regulations, and, in some cases as specified in the pooling and servicing agreement, an opinion of counsel must be delivered that any such termination will not adversely affect the REMIC status of any related REMICs or result in the imposition of any tax on such REMIC when any certificates are outstanding. Written notice of termination of the pooling and servicing agreement or indenture will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at the corporate trust office of the trustee or its agent as set forth in the prospectus supplement. If so specified in the related prospectus supplement, a series of securities may be subject to optional early termination through the repurchase of the assets in the related trust by the party specified therein, under the circumstances and in the manner set forth therein. If so provided in the related prospectus supplement, upon the reduction of the security balance of a specified class or classes of securities by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the trust, or of a sufficient portion of such assets to retire such class or classes or purchase such class or classes at a price set forth in the related prospectus supplement, in each case, under the circumstances and in the manner set forth therein.

Certain Terms of the Indenture

With respect to any series of notes, the indenture trustee, issuer and the trust administrator will enter into an indenture governing the right, title and obligations of securityholders and payment priorities with respect to the notes. The following summary supplements the general discussion above regarding certain provisions of the indenture.

Indenture Defaults. Unless otherwise specified in the related prospectus supplement, events of default under the indenture (each, an “indenture default”) for each series of notes include:

•	a default for thirty (30) days (or such other number of days specified in such prospectus supplement) or more in the payment of any principal of or interest on any note of such series

•	a default in the payment of the entire principal amount of and all interest due on any note when the same becomes due and payable under the indenture or on the applicable maturity date

•	failure to perform any other covenant of the issuer in the indenture which continues for a period of thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	any representation or warranty made by the issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within thirty (30) days (or such other number of days specified in such prospectus supplement) after notice thereof is given in accordance with the procedures described in the related prospectus supplement

•	certain events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust or

•	any other indenture default provided with respect to notes of that series.

If an indenture default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of specified classes of notes of such series may declare the principal amount (or, if the notes of that series are accrual securities, such portion of the principal amount as may be specified in the terms of that series, as provided in the related prospectus supplement) of all the notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of specified classes of notes of such series.

If the notes are declared immediately due and payable following an indenture default, the trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the assets of the trust pledged to secure the notes, or elect to maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the trustee is prohibited from selling the trust assets following an Indenture Default, other than a default in the payment of any principal of or a default for three months or more in the payment of any interest on specified classes of notes unless (a) the holders of all outstanding notes consent to such sale, (b) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (c) the trustee determines that the proceeds of the trust and the other property of the issuer would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale, after deduction of the expenses of such sale, will be applied in the order of priority provided in the Indenture.

If an indenture default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes, if the trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no securityholder will have the right to institute any proceeding with respect to the Indenture, unless (a) such holder previously has given to the trustee written notice of a continuing indenture default, (b) the holders of not less than 25% in principal amount of the outstanding notes have made written request to the trustee to institute such proceeding in its own name as the trustee, (c) such holder or holders have offered the trustee reasonable indemnity, (d) the trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

In addition, the trustee and the holders, by accepting the notes, will covenant that they will not at any time institute against the issuer any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Neither the trustee, the trust administrator nor the owner trustee in their respective individual capacities, nor the holder of the equity interest in the issuer, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, except as expressly set forth in the transaction documents, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the issuer contained in the Indenture.

Redemption

On any Payment Date following the month in which the aggregate unpaid principal balance of the trust assets is less than a specified percentage of the original unpaid principal balance of the trust assets, and any amounts on deposit in the pre-funding account, if any, the party specified in the prospectus supplement will have the option to purchase the mortgage loans, the mortgage-related assets, any REO Property and any other property remaining in the trust for a price equal to the purchase price. The master servicer, the servicer and the subservicer will be reimbursed from the purchase price for any outstanding advances, servicing advances and unpaid master servicing fees or servicing fees, as applicable, and other amounts not previously reimbursed pursuant to the provisions of the Transfer and Servicing Agreement, as applicable, and the trust administrator, the owner trustee and the trustee will be reimbursed for any previously unreimbursed amounts for which they are entitled to be reimbursed pursuant to the related agreements. If such option is exercised, the trust will be terminated resulting in a mandatory redemption of the notes.

Discharge of the Indenture

The indenture will be discharged with respect to a series of notes (except with respect to certain continuing rights specified in the indenture) upon the delivery to the trustee for cancellation of all the notes of such series or, with certain limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of such series.

In addition to such discharge with certain limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust will be discharged from any and all obligations in respect of the notes of such series (except for certain obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of such series, to replace stolen, lost or mutilated notes of such series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of such series on the maturity date for such notes and any installment of interest on such notes in accordance with the terms of the indenture and the notes of such series. In the event of any such defeasance and discharge of notes of such series, holders of notes of such series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion of material legal aspects of mortgage loans is general in nature. Because many legal aspects are governed by state law, which laws may differ substantially, these summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the mortgaged properties securing the mortgage loans are situated. These summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans. In particular, the following discussion does not reflect federal regulations with respect to FHA loans or VA loans.

Mortgage Loans

Some of the mortgage loans may be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property encumbered by the mortgage. It is not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and, generally, on the order of filing with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the property; and the mortgagee, who is the lender. Under the mortgage instrument, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust usually has three parties: the borrower-property owner called the trustor (similar to a borrower); a lender called the beneficiary (similar to a mortgagee); and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act), and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

Interest In Real Property

The real property covered by a mortgage, deed of trust, security deed or deed to secure debt is most often the fee estate in land and improvements. However, such an instrument may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. An instrument covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage, deed of trust, security deed or deed to secure debt, to protect the mortgagee against termination of such interest before the mortgage, deed of trust, security deed or deed to secure debt is paid. Unless otherwise specified in the prospectus supplement, the seller will make certain representations and warranties in the pooling and servicing agreement or the transfer and servicing agreement, as applicable, with respect to any mortgage loans that are secured by an interest in a leasehold estate. Such representation and warranties, if applicable, will be set forth in the prospectus supplement.

Foreclosure

General

Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are several other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

If one or more REMIC elections are made with respect to your trust, under the rules currently in effect, property acquired by foreclosure generally must not be held for more than three calendar years following the year that the trust acquired the property. The pooling and servicing agreement governing any such REMIC will permit foreclosed property to be held for more than the three years discussed above if the Internal Revenue Service grants an extension of time within which to sell such property or independent counsel renders an opinion of counsel to the effect that holding such property beyond the three year period is permissible under the REMIC provisions then in effect.

Judicial Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. Judicial foreclosure proceedings are often not contested by any of the parties defendant. However, when the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Non-Judicial Foreclosure/Power of Sale

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

Public Sale

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged property at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged property from the trustee or receiver for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged property. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged property may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. See “The Trusts—Primary Mortgage Insurance and “The Trusts—Hazard Insurance Policies” in this prospectus.

A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those mortgage loans, if any, that are junior mortgage loans, if the lender purchases the property the lender’s title will be subject to all senior mortgages, prior liens and certain governmental liens.

Junior Mortgages

Some of the mortgage loans may be secured by junior mortgages or deeds of trust, which are junior to senior mortgages or deeds of trust which are not part of your trust. Your rights as the holder of a junior deed of trust or a junior mortgage are subordinate in lien priority and in payment priority to those of the holder of the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive and apply hazard insurance and condemnation proceeds and, upon default of the mortgagor, to cause a foreclosure on the property. Upon completion of the foreclosure proceedings by the holder of the senior mortgage or the sale pursuant to the deed of trust, the junior mortgagee’s or junior beneficiary’s lien will be extinguished unless the junior lienholder satisfies the defaulted senior loan or asserts its subordinate interest in a property in foreclosure proceedings.

Furthermore, the terms of the junior mortgage or deed of trust are subordinate to the terms of the senior mortgage or deed of trust. In the event of a conflict between the terms of the senior mortgage or deed of trust and the junior mortgage or deed of trust, the terms of the senior mortgage or deed of trust will govern generally. Upon a failure of the mortgagor or trustor to perform any of its obligations, the senior mortgagee or beneficiary, subject to the terms of the senior mortgage or deed of trust, may have the right to perform the obligation itself. Generally, all sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust. To the extent a senior mortgagee expends these sums, these sums generally will have priority over all sums due under the junior mortgage.

Rights of Reinstatement and Redemption

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement or redemption period, cure the default by paying the entire amount in arrears plus certain of the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the foreclosure sale.

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior encumbrancers are given a statutory period in which to redeem the mortgaged property from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure, or to sale pursuant to a non-judicial power of sale. Where the right of redemption is available, in some states statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged property, while such right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Consumer Protection Laws with respect to Mortgage Loans

Numerous federal, state and local consumer protection laws impose substantial requirements upon creditors involved in consumer finance. These laws include the Federal Truth-in-Lending Act, Regulation Z, the Equal Credit Opportunity Act, Regulation B, the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Housing Act and related statutes (including federal, state and local enacted predatory lending legislation). These laws can impose specific statutory liabilities upon lenders who fail to comply with their provisions. In some cases, this liability may affect an assignee’s ability to enforce a contract. In particular, the originators’ failure to comply with certain requirements of the Federal Truth-in-Lending Act, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in borrowers’ rescinding the contracts against either the originators or assignees.

Under federal and state-enacted predatory lending laws, there are stringent limitations on interest rates and fees or points assessed in connection with the origination of mortgage loans. The failure of a lender to comply with the predatory lending legislation may result in the affected mortgage loan being determined to be unenforceable. An affected mortgage loan would have a significantly increased risk of default or prepayment.

Mortgage loans often contain provisions obligating the borrower to pay late charges if payments are not timely made. In certain cases, federal and state law may specifically limit the amount of late charges that may be collected. Late charges will be retained by the servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to you.

Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

Anti-Deficiency Legislation and Other Limitations on Lenders

Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and greater of the net amount realized upon the foreclosure sale and the market value of the mortgaged property.

Statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the mortgaged property at the time of the sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the mortgaged property.

In addition to anti-deficiency and related legislation, numerous federal and state statutory provisions, including the federal bankruptcy laws, the federal Servicemembers Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt.

In a Chapter 13 proceeding under the United States Bankruptcy Code, as amended, as set forth in Title 11 of the United States Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the periodic payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Court decisions have applied this relief to claims secured by the debtor’s principal residence. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, the servicer will not be required to advance these amounts, and any loss may reduce the amounts available to be paid to you.

In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender’s lien may be transferred to other collateral and be limited in amount to the value of the lender’s interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. Other federal and state laws provide priority to certain tax and other liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

Servicemembers Civil Relief Act and Similar State-Enacted Legislation

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•	are entitled to have interest rates reduced and capped at 6% per annum on obligations—including mortgage loans—incurred prior to the commencement of military service for the duration of military service

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on these obligations entered into prior to military service

•	may have the maturity of these obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

Various states have enacted similar legislation which mandates interest rate deduction for members of all branches of the military. However, these benefits are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with these obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in your trust is relieved pursuant to the Servicemembers Civil Relief Act and similar state laws, neither the servicer nor the trustee will be required to advance these amounts, and any loss may reduce the amounts available to you. Any shortfalls in interest collections on mortgage loans included in your trust resulting from application of the Servicemembers Civil Relief Act and similar state laws generally will be allocated to each class that is entitled to receive interest in proportion to the interest that each class would have otherwise been entitled to receive in respect of these mortgage loans had this interest shortfall not occurred.

Environmental Considerations

The federal Comprehensive Environmental Response Compensation and Liability Act, as amended, (“CERCLA”) imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have become sufficiently involved in the management of such mortgaged property or the operations of the borrower. This liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. The magnitude of the CERCLA liability at any given contaminated site is a function of the actions required to address adequately the risks to human health and the environment posed by the particular conditions at the site. As a result, such liability is not constrained by the value of the property or the amount of the original or unamortized principal balance of any loans secured by the property. Moreover, under certain circumstances, liability under CERCLA may be joint and several (i.e., any liable party may be obligated to pay the entire cleanup costs regardless of its relative contribution to the contamination). If a lender is found to be liable, it is entitled to bring an action for contribution against other liable parties, such as the present or past owners and operators of the property. The lender nonetheless may have to bear a disproportionate share of the liability if such other parties are defunct or without substantial assets.

The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 (the “1996 Lender Liability Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The 1996 Lender Liability Act offers protection to lenders by defining certain activities in which a lender can engage and still have the benefit of the secured creditor exemption. A lender will be deemed to have participated in the management of a mortgaged property, and will lose the secured creditor exemption, if it actually participates in the operational affairs of the property of the borrower. The 1996 Lender Liability Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The 1996 Lender Liability Act also provides that a lender may continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Many states have environmental clean-up statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, underground storage tanks are commonly found on a wide variety of commercial and industrial properties. Federal and state laws impose liability on the owners and operators of underground storage tanks for any cleanup that may be required as a result of releases from such tanks. These laws also impose certain compliance obligations on the tank owners and operators, such as regular monitoring for leaks and upgrading of older tanks. A lender may become a tank owner or operator, and subject to compliance obligations and potential cleanup liabilities, either as a result of becoming involved in the management of a site at which a tank is located or, more commonly, by taking title to such a property. Federal and state laws also obligate property owners and operators to maintain and, under some circumstances, to remove asbestos-containing building materials and lead based paint. As a result, the presence of these materials can increase the cost of operating a property and thus diminish its value. In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosures or otherwise may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable in these cases, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations.

Under the laws of many states, contamination of a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing security instruments. In these states, the lien of a security instrument may lose its priority to such a “superlien.”

At the time the mortgage loans were originated, it is possible that no environmental assessment or a very limited environmental assessment of the mortgaged property was conducted. No representations or warranties are made by the seller or NYMTSC as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged property. Each of the servicers will make representations or warranties with respect to the absence or effect of hazardous wastes or hazardous substances on any mortgaged property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances and any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances will reduce the amounts otherwise available to pay to you.

Generally, the servicers are not permitted to foreclose on any mortgaged property without the approval of the trustee or its designee. The trustee is not permitted to approve foreclosure on any property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. The trustee, or its designee, is required to inquire of any servicer requesting approval of foreclosure whether the property proposed to be foreclosed upon is so contaminated. If a servicer does not foreclose on mortgaged property, the amounts otherwise available to pay to you may be reduced. A servicer will not be liable to the holders of the securities if it fails to foreclose on mortgaged property that it reasonably believes may be so contaminated or affected, even if such mortgaged property are, in fact, not so contaminated or affected. Similarly, a servicer will not be liable to the holders of the securities if based on its reasonable belief that no such contamination or effect exists, the servicer forecloses on mortgaged property and takes title to the mortgaged property, and then the mortgaged properties are determined to be contaminated or affected.

“Due-on Sale” Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a “due-on-sale” clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the “Act”), which, after a three-year grace period, preempted state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that “due-on-sale” clauses in certain loans (including the conventional mortgage loans) made after the effective date of the Act are enforceable within limitations identified in the Act and its regulations.

By virtue of the Act, the mortgage lender generally may be permitted to accelerate any conventional mortgage loan which contains a “due-on-sale” clause upon transfer of an interest in the mortgaged property. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including the following:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase

•	a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or child(ren) becomes an owner of the mortgaged property in each case where the transferee(s) will occupy the mortgaged property

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged property

•	the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged property, provided that the lien or encumbrance is not created pursuant to a contract for deed

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety

•	other transfers set forth in the Act and its regulations.

As a result, a lesser number of mortgage loans which contain “due-on-sale” clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted. FHA and VA loans do not contain due-on-sale clauses. See “Description of the Securities—Maturity and Prepayment Considerations” in this prospectus.

Enforceability of Prepayment and Late Payment Fees

The standard form of mortgage note, mortgage and deed of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. The enforceability, under the laws of a number of states of provisions providing for prepayment fees or penalties upon an involuntary prepayment is unclear, and no assurance can be given that, at the time a prepayment fee or penalty is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to make the payment will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of the mortgage loans. Generally, late charges and prepayment fees may be retained by the servicers as additional servicing compensation to the extent permitted by law and not waived by the servicers.

Equitable Limitations on Remedies

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, like the borrower failing to adequately maintain the mortgaged property or the borrower executing a second mortgage or deed of trust affecting the mortgaged property. Finally, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

The mortgage loans may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary default of the borrower, after the applicable cure period. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. However, courts of any state, exercising equity jurisdiction, may refuse to allow a lender to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust and the circumstances would render the acceleration unconscionable.

Secondary Financing; Due-on-Encumbrance Provisions

Some of the mortgage loans may not restrict secondary financing, permitting the borrower to use the mortgaged property as security for one or more additional loans. Other of the mortgage loans may preclude secondary financing—by permitting the first lender to accelerate the maturity of its loan if the borrower further encumbers the mortgaged property or in some other fashion—or may require the consent of the senior lender to any junior or substitute financing. However, these provisions may be unenforceable in some jurisdictions under certain circumstances.

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. For example, the borrower may have difficulty servicing and repaying multiple loans or acts of the senior lender which prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. In addition, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender. In addition, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders have historically been subject to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Act (“Title VIII”). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the office of the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks; state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (“NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions; and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision (“OTS”), with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

Forfeitures in Drug and RICO Proceedings

Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations (“RICO”) statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the “Crime Control Act”), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties “known to have an alleged interest in the property,” including the holders of mortgage loans.

A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, “reasonably without cause to believe” that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities. However, there is no assurance that such a defense will be successful.

Certain Legal Aspects of the Mortgage-Related Assets

Mortgage-related assets held by your trust will have legal characteristics different from mortgage loans. Mortgage-related assets will represent interests in, or will be secured by, mortgage loans or other mortgage loans held by another trust. Each mortgage-related asset held by your trust will be registered in the name of your trustee, or your trustee will be the beneficial owner of the mortgage-related asset, if book-entry. Your interests in the underlying mortgage-related assets may only be exercised through your trustee. The particular entitlements represented by the mortgage-related assets in your trust, and the underlying mortgage loans in each, will be detailed in your prospectus supplement.

USE OF PROCEEDS

Substantially all of the net proceeds from the sale of each series of securities will be applied by NYMTSC to the purchase price of the trust assets and to fund the repayment of any related financing.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion represents the opinion of Hunton & Williams LLP regarding the material federal income tax consequences of the purchase, ownership, and disposition of the securities. This discussion is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. Because REMIC status may be elected with respect to certain series, this discussion includes a summary of the federal income tax consequences to holders of REMIC securities.

This discussion does not purport to deal with the federal income tax consequences that may affect particular investors in light of their individual circumstances, or with certain categories of investors that are given special treatment under the federal income tax laws, such as banks, insurance companies, thrift institutions, tax-exempt organizations, foreign investors, certain regulated entities, real estate investment trusts (“REITs”), investment companies, dealers in securities or currencies, mutual funds, S corporations, estates and trusts, securityholders that hold the securities as part of a hedge, straddle or an integrated or conversion transaction, or securityholders whose functional currency is not the United States dollar, and certain other investors and entities that face special rules. This discussion focuses primarily on investors who will hold the securities as capital assets—generally, property held for investment—within the meaning of Section 1221 of the Code, although much of this discussion is applicable to other investors as well. You should note that, although final regulations under the REMIC provisions of the Code (the “REMIC Regulations”) have been issued by the Treasury Department (the “Treasury”), no currently effective regulations or other administrative guidance has been issued concerning certain provisions of the Code that are or may be applicable to you, particularly the provisions dealing with market discount and stripped debt securities. Although the Treasury has issued final regulations dealing with original issue discount and premium, those regulations do not address directly the treatment of REMIC regular certificates and certain other types of securities. Furthermore, the REMIC regulations do not address many of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of securityholders, particularly holders of Residual Certificates. Moreover, this discussion and the opinion referred to below are based on current law, and there can be no assurance that the Internal Revenue Service (the “IRS”) will not take positions that would be materially adverse to investors. Finally, this discussion does not purport to address the anticipated state, local, foreign or any other income tax consequences to investors of owning and disposing of the securities. Consequently, you should consult your own tax advisor in determining the federal, state, local, foreign, and any other tax consequences to you of the purchase, ownership, and disposition of the securities.

General

Many aspects of the federal income tax treatment of the securities will depend upon whether an election is made to treat your trust, or one or more segregated pools of trust assets, as one or more REMICs. The related prospectus supplement will indicate whether a REMIC election or elections will be made with respect to your trust. For each series in which one or more REMIC elections are to be made, Hunton & Williams LLP, counsel to NYMTSC, will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election or elections and compliance with the pooling and servicing agreement and certain other documents specified in the opinion, the trust—or one or more segregated pools of trust assets—will qualify as one or more REMICs (each, a “Series REMIC”). For each series with respect to which a REMIC election is not to be made, Hunton & Williams LLP will deliver a separate opinion generally to the effect that the trust will be treated as (a) a grantor trust under subpart E, Part I of subchapter J of the Code that will issue securities (the “Grantor Trust Securities”), (b) a trust treated as a partnership for federal income tax purposes that will issue securities (the

“Partnership Securities”), or (c) a trust treated either as a partnership, a disregarded entity or a qualified REIT subsidiary for federal income tax purposes that will issue notes (the “Debt Securities”). Those opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the IRS.

REMIC Certificates

Each REMIC certificate will be classified as either a REMIC regular certificate, which generally is treated as debt for federal income tax purposes, or a Residual Certificate, which generally is not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related REMIC. The related prospectus supplement for each series of REMIC certificates will indicate which of the certificates of the series will be classified as REMIC regular certificates and which will be classified as Residual Certificates. REMIC certificates held by a thrift institution taxed as a “domestic building and loan association” generally will constitute a “regular or residual interest in a REMIC,” as the case may be, within the meaning of Section 7701(a)(19)(C)(xi) of the Code; REMIC certificates held by a REIT generally will constitute “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code. If the assets of a REMIC include Buydown Loans, it is possible that the percentage of such assets constituting “loans…secured by an interest in real property which is…residential real property” for purposes of Code Section 7701(a)(19)(C) may be required to be reduced by the amount of the related funds paid thereon. Interest on these certificates generally will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) to the extent that such certificates are considered “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, all in the same proportion that the related REMIC’s assets would so qualify. If 95% or more of the assets of a given Series REMIC constitute qualifying assets for thrift institutions and REITs, the REMIC certificates and income on them generally will be treated entirely as qualifying assets and income for these purposes. The REMIC regular certificates generally will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs. In the case of a series for which two or more Series REMICs will be created, all Series REMICs will be treated as a single REMIC for purposes of determining the extent to which the certificates and the income on them will be treated as qualifying assets and income for such purposes. However, REMIC certificates will not qualify as government securities for REITs and regulated investment companies (“RICs”) in any case.

Tax Treatment of REMIC Regular Certificates

Payments received by holders of REMIC regular certificates generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments. Except as described below for REMIC regular certificates issued with original issue discount or acquired with market discount or premium, interest paid or accrued on REMIC regular certificates will be treated as ordinary income to you and a principal payment on these certificates will be treated as a return of capital to the extent that your basis in the certificate is allocable to that payment. Holders of REMIC regular certificates or Residual Certificates must report income from their certificates under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The trustee or its designee will report annually to the IRS and to holders of record with respect to interest paid or accrued and original issue discount, if any, accrued on the certificates. The trustee, the master servicer or its designee will be the party responsible for computing the amount of original issue discount to be reported to the REMIC regular certificate holders each taxable year (the “Tax Administrator”).

Under temporary Treasury regulations, holders of REMIC regular certificates issued by “single-class REMICs” who are individuals, trusts, estates, or pass-through entities in which such investors hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (a) would be classified as an investment trust in the absence of a REMIC election or (b) is substantially similar to an investment trust. Under the temporary Treasury regulations, each holder of a regular or residual interest in a single-class REMIC is allocated (a) a share of the REMIC’s “allocable investment expenses”—i.e., expenses normally allowable under Section 212 of the Code, which may include servicing and administrative fees and insurance premiums—and (b) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses—including Section 212 expenses—only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC—either directly or through a pass-through entity—will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, fails to exceed 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a specified amount (the “Applicable Amount”) will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over such Applicable Amount, and (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year these limitations will be phased out and eliminated by 2010. The amount of such additional taxable income recognized by holders who are subject to the limitations of either Section 67 or Section 68 may be substantial and may reduce or eliminate the after-tax yield to such holders of an investment in the certificates of an affected series. Where appropriate, the prospectus supplement for a particular REMIC series will indicate that the holders of certificates of this series may be required to recognize additional income as a result of the application of the limitations of either Section 67 or Section 68 of the Code. Non-corporate holders of REMIC regular certificates evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax (“AMT”).

Original Issue Discount

Certain classes of REMIC regular certificates may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. In general, such original issue discount, if any, will equal the excess, if any, of the “stated redemption price at maturity” of the REMIC regular certificate—generally, its principal amount—over its “issue price.” Holders of REMIC regular certificates as to which there is original issue discount should be aware that they generally must include original issue discount in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, original issue discount is treated as ordinary income and must be included in income in advance of the receipt of the cash to which it relates.

The amount of original issue discount required to be included in a REMIC regular certificateholder’s income in any taxable year will be computed in accordance with Section 1272(a)(6) of the Code, which provides rules for the accrual of original issue discount under a constant yield method for certain debt instruments, such as the REMIC regular certificates, that are subject to prepayment by reason of prepayments of underlying obligations. Under Section 1272(a)(6), the amount and rate of accrual of original issue discount on a REMIC regular certificate generally is calculated based on (a) a single constant yield to maturity and (b) the prepayment rate for the related mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the REMIC regular certificate (the “Pricing Prepayment Assumptions”). No regulatory guidance currently exists under Code Section 1272(a)(6). Accordingly, until the Treasury issues guidance to the contrary, the Tax Administrator will, except as otherwise provided, base its computations on Code Section 1272(a)(6), existing final regulations that govern the accrual of original issue discount on debt instruments, but that do not address directly the treatment of instruments that are subject to Code Section 1272(a)(6) (the “OID Regulations”), and certain other guidance, all as described below. However, there can be no assurance that the methodology described below represents the correct manner of calculating original issue discount on the REMIC regular certificates. The Tax Administrator will account for income on certain REMIC regular certificates that provide for one or more contingent payments as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. Prospective purchasers should be aware that neither NYMTSC, the trustee nor any servicer will make any representation that the mortgage loans underlying a series will in fact prepay at a rate conforming to the related Pricing Prepayment Assumptions or at any other rate.

The amount of original issue discount on a REMIC regular certificate is an amount equal to the excess, if any, of the certificate’s “stated redemption price at maturity” over its “issue price.” Under the OID Regulations, a debt instrument’s stated redemption price at maturity is the sum of all payments provided by the instrument other than “qualified stated interest” (the “Deemed Principal Payments”). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property—other than debt instruments of the issuer—at least annually at (a) a single fixed rate or (b) a variable rate that meets certain requirements set out in the OID Regulations. See “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus. Thus, in the case of any REMIC regular certificate, the stated redemption price at maturity will equal the total amount of all Deemed Principal Payments due on that certificate.

Since a certificate that is part of an Accretion Class generally will not require unconditional payments of interest at least annually, the stated redemption price at maturity of this certificate will equal the aggregate of all payments due, whether designated as principal, accrued interest, or current interest. The issue price of a REMIC regular certificate generally will equal the initial price at which a substantial amount of certificates of the same class is sold to the public.

The OID Regulations contain an aggregation rule (the “Aggregation Rule”) under which two or more debt instruments issued in connection with the same transaction or related transactions—determined based on all the facts and circumstances—generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (a) a substantial portion of which is traded on an established market or (b) a substantial portion of which is issued for cash—or property traded on an established market—to parties who are not related to the issuer or holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to REMIC regular certificates of different classes because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator currently intends to apply the Aggregation Rule to all REMIC regular interests in a Series REMIC that are held by a related Series REMIC, it generally will not apply the Aggregation Rule to REMIC regular certificates for purposes of reporting to securityholders.

Under a de minimis rule, a REMIC regular certificate will be considered to have no original issue discount if the amount of original issue discount is less than 0.25% of the certificate’s stated redemption price at maturity multiplied by the weighted average maturity (“WAM”) of all Deemed Principal Payments. For that purpose, the WAM of a REMIC regular certificate is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the certificate’s issue date until the payment is made, and the denominator of which is the certificate’s stated redemption price at maturity. Although no Treasury regulations have been issued under the relevant provisions of the 1986 Act, it is expected that the WAM of a REMIC regular certificate will be computed using the Pricing Prepayment Assumptions. A REMIC regular certificateholder will include de minimis original issue discount in income on a pro rata basis as stated principal payments on the certificate are received or, if earlier, upon disposition of the certificate, unless the certificateholder makes an election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount accruing on the REMIC regular certificate, reduced by any amortizable premium or acquisition premium accruing on the REMIC regular certificate, under the constant yield method used to account for original issue discount (an “All OID Election”).

REMIC regular certificates may bear interest under terms that provide for a teaser rate period, interest holiday, or other period during which the rate of interest payable on the certificates is lower than the rate payable during the remainder of the life of the certificates (“Teaser Certificates”). Under certain circumstances, a Teaser Certificate may be considered to have a de minimis amount of original issue discount even though the amount of original issue discount on the certificate would be more than de minimis as determined as described above if the stated interest on a Teaser Certificate would be qualified stated interest but for the fact that during one or more accrual periods its interest rate is below the rate applicable for the remainder of its term, the amount of original issue discount on such certificate that is measured against the de minimis amount of original issue discount allowable on the certificate is the greater of (a) the excess of the stated principal amount of the certificate over its issue price (“True Discount”) and (b) the amount of interest that would be necessary to be payable on the certificate in order for all stated interest to be qualified stated interest.

The holder of a REMIC regular certificate generally must include in gross income the sum, for all days during his taxable year on which he holds the REMIC regular certificate, of the “daily portions” of the original issue discount on such certificate. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount with respect to such certificate generally will be determined by allocating to each day in any accrual period the certificate’s ratable portion of the excess, if any, of (a) the sum of (i) the present value of all payments under the certificate yet to be received as of the close of such period plus (ii) the amount of any Deemed Principal Payments received on the certificate during such period over (b) the certificate’s “adjusted issue price” at the beginning of such period. The present value of payments yet to be received on a REMIC regular certificate is computed using the Pricing Prepayment Assumptions and the certificate’s original yield to maturity—adjusted to take into account the length of the particular accrual period, and taking into account Deemed Principal Payments actually received on the certificate prior to the close of the accrual period. The adjusted issue price of a REMIC regular certificate at the beginning of the first period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the certificate at the beginning of the preceding period increased by the amount of original issue discount allocable to that period and reduced by the amount of any Deemed Principal Payments received on the certificate during that period. Thus, an increased or decreased rate of prepayments received with respect to a REMIC regular certificate will be accompanied by a correspondingly increased or decreased rate of recognition of original issue discount by the holder of such certificate.

The yield to maturity of a REMIC regular certificate is calculated based on (a) the Pricing Prepayment Assumptions and (b) any contingencies not already taken into account under the Pricing Prepayment Assumptions that, considering all of the facts and circumstances as of the issue date, are more likely than not to occur. Contingencies, such as the exercise of “mandatory redemptions,” that are taken into account by the parties in pricing the REMIC regular certificate typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the certificate’s yield to maturity. The Tax Administrator’s determination of whether a contingency relating to a class of REMIC regular certificates is more likely than not to occur is binding on each holder of a REMIC regular certificate of this class unless the holder explicitly discloses on its federal income tax return that its determination of the yield and maturity of the certificate is different from that of the Tax Administrator.

In many cases, REMIC regular certificates will be subject to optional redemption before their stated maturity dates. Under the OID Regulations, NYMT Servicing Corporation will be presumed to exercise its option to redeem for purposes of computing the accrual of original issue discount if, and only if, by using the optional redemption date as the maturity date and the optional redemption price as the stated redemption price at maturity, the yield to maturity of the certificate is lower than it would be if the certificate were not redeemed early. If NYMT Servicing Corporation is presumed to exercise its option to redeem the certificates, original issue discount on such certificates will be calculated as if the redemption date were the maturity date and the optional redemption price were the stated redemption price at maturity. In cases in which all of the certificates of a particular series are issued at par or at a discount, NYMT Servicing Corporation will not be presumed to exercise its option to redeem the certificates because a redemption by NYMT Servicing Corporation would not lower the yield to maturity of the certificates. If, however, some certificates of a particular series are issued at a premium, NYMT Servicing Corporation may be able to lower the yield to maturity of the certificates by exercising its redemption option. In determining whether NYMT Servicing Corporation will be presumed to exercise its option to redeem certificates when one or more classes of the certificates is issued at a premium, the Tax Administrator will take into account all classes of certificates that are subject to the optional redemption to the extent that they are expected to remain outstanding as of the optional redemption date, based on the Pricing Prepayment Assumptions. If, determined on a combined weighted average basis, the certificates of such classes were issued at a premium, the Tax Administrator will presume that NYMT Servicing Corporation will exercise its option. However, the OID Regulations are unclear as to how the redemption presumption rules should apply to instruments such as the certificates, and there can be no assurance that the IRS will agree with the Tax Administrator’s position.

A REMIC regular certificate having original issue discount may be acquired subsequent to its issuance for more than its adjusted issue price. If the subsequent holder’s adjusted basis in such a certificate, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date, the certificate will no longer have original issue discount, and the holder may be entitled to reduce the amount of interest income recognized on the certificate by the amount of amortizable premium. See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. If the subsequent holder’s adjusted basis in the certificate, immediately after the acquisition, exceeds the adjusted issue price of the certificate, but is less than or equal to the sum of the Deemed Principal Payments to be received on the certificate after the acquisition date, the amount of original issue discount on the certificate will be reduced by a fraction, the numerator of which is the excess of the certificate’s adjusted basis immediately after its acquisition over the adjusted issue price of the certificate and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the certificate after the acquisition date over the adjusted issue price of the certificate. For that purpose, the adjusted basis of a REMIC regular certificate generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent holder of a REMIC regular certificate having original issue discount may make an All OID Election with respect to the certificate.

The OID Regulations provide that a certificateholder generally may make an All OID Election to include in gross income all stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, and de minimis market discount that accrues on a REMIC regular certificate under the constant yield method used to account for original issue discount. The accrued amount is adjusted to reflect any amortizable premium or acquisition premium accruing on the REMIC regular certificate. To make the All OID Election, the holder of the certificate must attach a statement to its timely filed federal income tax return for the taxable year in which the holder acquired the certificate. The statement must identify the instruments to which the election applies. An All OID Election is irrevocable unless the holder obtains the consent of the IRS. If an All OID Election is made for a debt instrument with market discount, the holder is deemed to have made an election to include in income currently the market discount on all of the holder’s other debt instruments with market discount, as described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. In addition, if an All OID Election is made for a debt instrument with amortizable bond premium, the holder is deemed to have made an election to amortize the premium on all of the holder’s other debt instruments with amortizable premium under the constant yield method. See “Federal Income Tax Consequences—REMIC Certificates—Amortizable Premium” in this prospectus. You should be aware that the law is unclear as to whether an All OID Election is effective for a certificate that is subject to the contingent payment rules. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If the interval between the issue date of a current interest certificate and the first Payment Date (the “First Distribution Period”) contains more days than the number of days of stated interest that are payable on the first Payment Date, the effective interest rate received by you during the First Distribution Period will be less than your certificate’s stated interest rate, making your certificate a Teaser Certificate. If the amount of original issue discount on the certificate measured under the expanded de minimis test exceeds the de minimis amount of original issue discount allowable on the certificate, the amount by which the stated interest on the Teaser Certificate exceeds the interest that would be payable on the certificate at the effective rate of interest for the First Distribution Period would be treated as part of the certificate’s stated redemption price at maturity. Accordingly, the holder of a Teaser Certificate may be required to recognize ordinary income arising from original issue discount in the First Distribution Period in addition to any qualified stated interest that accrues in that period.

Similarly, if the First Distribution Period is shorter than the interval between subsequent Payment Dates, the effective rate of interest payable on a certificate during the First Distribution Period will be higher than the stated rate of interest if a certificateholder receives interest on the first Payment Date based on a full accrual period. Unless the Pre-Issuance Accrued Interest Rule described below applies, the certificate (a “Rate Bubble Certificate”) would be issued with original issue discount unless the amount of original issue discount is de minimis. The amount of original issue discount on a Rate Bubble Certificate attributable to the First Distribution Period would be the amount by which the interest payment due on the first Payment Date exceeds the amount that would have been payable had the effective rate for that Period been equal to the stated interest rate. However, under the “Pre-Issuance Accrued Interest Rule,” if, (a) a portion of the initial purchase price of a Rate Bubble Certificate is allocable to interest that has accrued under the terms of the certificate prior to its issue date (“Pre-Issuance Accrued Interest”) and (b) the certificate provides for a payment of stated interest on the First Payment Date within one year of the issue date that equals or exceeds the amount of the Pre-Issuance Accrued Interest, the certificate’s issue price may be computed by subtracting from the issue price the amount of Pre-Issuance Accrued Interest. If the certificateholder opts to apply the Pre-Issuance Accrued Interest Rule, the portion of the interest received on the first Payment Date equal to the Pre-Issuance Accrued Interest would be treated as a return of such interest and would not be treated as a payment on the certificate. Thus, where the Pre-Issuance Accrued Interest Rule applies, a Rate Bubble Certificate will not have original issue discount attributable to the First Distribution Period, provided that the increased effective interest rate for that period is attributable solely to Pre-Issuance Accrued Interest, as typically will be the case. The Tax Administrator intends to apply the Pre-Issuance Accrued Interest Rule to each Rate Bubble Certificate for which it is available if the certificate’s stated interest otherwise would be qualified stated interest. If, however, the First Distribution Period of a Rate Bubble Certificate is longer than subsequent payment periods, the application of the Pre-Issuance Accrued Interest Rule typically will not prevent disqualification of the certificate’s stated interest because its effective interest rate during the First Distribution Period will be less than its stated interest rate. Thus, a REMIC regular certificate with a long First Distribution Period typically will be a Teaser Certificate, as discussed above. The Pre-Issuance Accrued Interest Rule will not apply to any amount paid at issuance for such a Teaser Certificate that is nominally allocable to interest accrued under the terms of such certificate before its issue date. All amounts paid for such a Teaser Certificate at issuance, regardless of how designated, will be included in the issue price of such certificate for federal income tax accounting purposes.

It is not entirely clear how income should be accrued with respect to a REMIC regular certificate, the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the REMIC (an “Interest Weighted Certificate”). Unless and until the IRS provides contrary administrative guidance on the income tax treatment of an Interest Weighted Certificate, the Tax Administrator will take the position that an Interest Weighted Certificate does not bear qualified stated interest, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates,” in this prospectus. Some Interest Weighted Certificates may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal (“Superpremium Certificates”). Superpremium Certificates technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Certificates it appears more appropriate to account for Superpremium Certificates in the same manner as for other Interest Weighted Certificates. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Certificates in the same manner as other Interest Weighted Certificates. However, there can be no assurance that the IRS will not assert a position contrary to that taken by the Tax Administrator, and, therefore, holders of Superpremium Certificates should consider making a protective election to amortize premium on such certificates.

In view of the complexities and current uncertainties as to the manner of inclusion in income of original issue discount on the REMIC regular certificates, you should consult your tax advisor to determine the appropriate amount and method of inclusion in income of original issue discount on your certificates for federal income tax purposes.

Variable Rate Certificates

A REMIC regular certificate may pay interest at a variable rate (a “Variable Rate Certificate”). A Variable Rate Certificate that qualifies as a “variable rate debt instrument” as that term is defined in the OID Regulations (a “VRDI”) will be governed by the rules applicable to VRDIs in the OID Regulations, which are described below. A Variable Rate Certificate qualifies as a VRDI under the OID Regulations if (a) the certificate is not issued at a premium to its noncontingent principal amount in excess of the lesser of (i) .015 multiplied by the product of such noncontingent principal amount and the WAM of the certificate or (ii) 15% of such noncontingent principal amount (an “Excess Premium”); (b) stated interest on the certificate compounds or is payable unconditionally at least annually at (i) one or more “qualified floating rates,” (ii) a single fixed rate and one or more qualified floating rates, (iii) a single “objective rate,” or (iv) a single fixed rate and a single objective rate that is a “qualified inverse floating rate”; (c) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate—i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the certificate and ends one year following that day; and (d) the certificate does not provide for contingent principal payments.

Under the OID Regulations a rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate. If a REMIC regular certificate provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the certificate, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a certificate if the values of all rates on the issue date of the certificate are within 25 basis points of each other.

A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a “Cap”), a restriction or restrictions on the minimum stated interest rate (a “Floor”), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a “Governor”), or other similar restriction only if: (a) the Cap, Floor, Governor, or similar restriction is fixed throughout the term of the related certificate or (b) the Cap, Floor, Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the certificate to be significantly less or significantly more than the expected yield on the certificate determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the principal rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate.

An objective rate is a rate—other than a qualified floating rate—that (a) is determined using a single fixed formula, (b) is based on objective financial or economic information, and (c) is not based on information that either is within the control of the issuer—or a related party—or is unique to the circumstances of the issuer or related party, such as dividends, profits, or the value of the issuer’s or related party’s stock. That definition would include, in addition to a rate that is based on one or more qualified floating rates or on the yield of actively traded personal property, a rate that is based on changes in a general inflation index. In addition, a rate would not fail to be an objective rate merely because it is based on the credit quality of the issuer. An objective rate is a qualified inverse floating rate if (a) the rate is equal to a fixed rate minus a qualified floating rate and (b) the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate (disregarding certain Caps, Floors, and Governors).

If interest on a Variable Rate Certificate is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date is intended to approximate the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

All interest payable on a Variable Rate Certificate that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate (a “Single Rate VRDI Certificate”) is treated as qualified stated interest. The amount and accrual of original issue discount on a Single Rate VRDI Certificate is determined, in general, by converting such certificate into a hypothetical fixed rate certificate and applying the rules applicable to fixed rate certificates described under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus to such hypothetical fixed rate certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Single Rate VRDI Certificate also must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate certificate.

Except as provided below, the amount and accrual of original issue discount on a Variable Rate Certificate that qualifies as a VRDI but is not a Single Rate VRDI Certificate (a “Multiple Rate VRDI Certificate”) is determined by converting such certificate into a hypothetical equivalent fixed rate certificate that has terms that are identical to those provided under the Multiple Rate VRDI Certificate, except that such hypothetical equivalent fixed rate certificate will provide for fixed rate substitutes in lieu of the qualified floating rates or objective rate provided for under the Multiple Rate VRDI Certificate. A Multiple Rate VRDI Certificate that provides for a qualified floating rate or rates or a qualified inverse floating rate is converted to a hypothetical equivalent fixed rate certificate by assuming that each qualified floating rate or the qualified inverse floating rate will remain at its value as of the issue date. A Multiple Rate VRDI Certificate that provides for an objective rate or rates is converted to a hypothetical equivalent fixed rate certificate by assuming that each objective rate will equal a fixed rate that reflects the yield that reasonably is expected for the Multiple Rate VRDI Certificate. Qualified stated interest or original issue discount allocable to an accrual period with respect to a Multiple Rate VRDI Certificate must be increased or decreased if the interest actually accrued or paid during such accrual period exceeds or is less than the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate certificate.

The amount and accrual of original issue discount on a Multiple Rate VRDI Certificate that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate—other than an initial fixed rate that is intended to approximate the subsequent variable rate—is determined using the method described above for all other Multiple Rate VRDI Certificates except that prior to its conversion to a hypothetical equivalent fixed rate certificate, such Multiple Rate VRDI Certificate is treated as if it provided for a qualified floating rate—or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate or qualified inverse floating rate replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Certificate as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate or qualified inverse floating rate, rather than the fixed rate.

REMIC regular certificates of certain series may provide for interest based on a weighted average of the interest rates on some or all of the mortgage loans or regular interests in a second REMIC held subject to the related pooling and servicing agreement (“Weighted Average Certificates”). Although the treatment of such certificates is not entirely clear under the OID Regulations, it appears that Weighted Average Certificates bear interest at an “objective rate” and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the certificate’s term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the certificate’s term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the IRS provides contrary administrative guidance on the income tax treatment of Weighted Average Certificates, or unless otherwise specified in the related prospectus supplement, the Tax Administrator intends to account for such certificates as described above for VRDI Certificates.

REMIC regular certificates of certain series may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a variable rate and the other of which is a fixed rate or a different variable rate (“Inverse Floater Certificates”). Under the OID Regulations, Inverse Floater Certificates generally bear interest at objective rates, because their rates either constitute “qualified inverse floating rates” under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such certificates are not issued at an Excess Premium and their interest rates otherwise meet the test for qualified stated interest, the income on such certificates will be accounted for under the rules applicable to VRDIs described above. However, an Inverse Floater Certificate may have an interest rate parameter equal to the weighted average of the interest rates on some or all of the mortgage loans—or other interest bearing assets—held by the related REMIC in a case where one or more of those rates is a fixed rate or otherwise may not qualify as a VRDI. Unless and until the IRS provides contrary administrative guidance on the income tax treatment of such Inverse Floater Certificates, the Tax Administrator intends to treat such certificates as debt obligations that provide for one or more contingent payments, and will account for the income thereon as described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

Interest Weighted Certificates and Non-VRDI Certificates

The treatment of a Variable Rate Certificate that is issued at an Excess Premium, any other Variable Rate Certificate that does not qualify as a VRDI (each a “Non-VRDI Certificate”) or an Interest Weighted Certificate is unclear under current law. The OID Regulations contain provisions (the “Contingent Payment Regulations”) that address the federal income tax treatment of debt obligations that provide for one or more contingent payments (“Contingent Payment Obligations”). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests and other instruments that are subject to Section 1272(a)(6) of the Code. In the absence of further guidance, the Tax Administrator will account for Non-VRDI Certificates, Interest Weighted Certificates, and other REMIC regular certificates that are Contingent Payment Obligations in accordance with Code Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such certificates based on a constant yield that is derived from a projected payment schedule as of the closing date. The projected payment schedule will take into account the related Pricing Prepayment Assumptions and the interest payments that are expected to be made on such certificates based on the value of any relevant indices on the issue date. To the extent that actual payments differ from projected payments for a particular taxable year, appropriate adjustments to interest income and expense accruals will be made for that year. In the case of a Weighted Average Certificate, the projected payments schedule will be derived based on the assumption that the principal balances of the mortgage loans that collateralize the certificate pay down pro rata.

The method described in the foregoing paragraph for accounting for Interest Weighted Certificates, Non-VRDI Certificates and any other REMIC regular certificates that are Contingent Payment Obligations is consistent with Code Section 1272(a)(6) and its legislative history. Because of the uncertainty with respect to the treatment of such certificates under the OID Regulations, however, there can be no assurance that the IRS will not assert successfully that a method less favorable to securityholders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Certificates, Interest Weighted Certificates, particularly with respect to the method that should be used to account for the income on such certificates, and any other REMIC regular certificates that are Contingent Payment Obligations you should consult your tax advisor to determine the appropriate amount and method of income inclusion on such certificates for federal income tax purposes.

Anti-Abuse Rule

Because of concerns that taxpayers might be able to structure debt instruments or transactions, or to apply the bright-line or mechanical rules of the OID Regulations, in a way that produce unreasonable tax results, the

OID Regulations contain an anti-abuse rule. The anti-abuse rule provides that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the IRS can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable under the regulations, however, in the absence of a substantial effect on the present value of a taxpayer’s tax liability.

Market Discount

A subsequent purchaser of a REMIC regular certificate at a discount from its outstanding principal amount—or, in the case of a REMIC regular certificate having original issue discount, its adjusted issue price—will acquire such certificate with “market discount.” The purchaser generally will be required to recognize the market discount—in addition to any original issue discount remaining with respect to the certificate—as ordinary income. A person who purchases a REMIC regular certificate at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the certificate with market discount, but will be required to report original issue discount, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. A REMIC regular certificate will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (a) 0.25% of the remaining principal amount of the certificate—or in the case of a REMIC regular certificate having original issue discount, the adjusted issue price of such certificate—multiplied by (b) the WAM of the certificate determined as for original issue discount remaining after the date of purchase. Regardless of whether the subsequent purchaser of a REMIC regular certificate with more than a de minimis amount of market discount is a cash-basis or accrual-basis taxpayer, market discount generally will be taken into income as principal payments, including, in the case of a REMIC regular certificate having original issue discount, any Deemed Principal Payments, are received, in an amount equal to the lesser of (a) the amount of the principal payment received or (b) the amount of market discount that has “accrued,” but that has not yet been included in income. The purchaser may make a special election, which generally applies to all market discount instruments held or acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the “Current Recognition Election”). In addition, a purchaser may make an All OID Election with respect to a REMIC regular certificate purchased with market discount. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus.

Until the Treasury promulgates applicable regulations, the purchaser of a REMIC regular certificate with market discount generally may elect to accrue the market discount either: (a) on the basis of a constant interest rate; (b) in the case of a REMIC regular certificate not issued with original issue discount, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (c) in the case of a REMIC regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the total remaining original issue discount at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

A certificateholder who has acquired any REMIC regular certificate with market discount generally will be required to treat a portion of any gain on a sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such certificateholder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the certificate to the extent they exceed income on the certificate. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a REMIC regular certificateholder makes a Current Recognition Election or an All OID Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a discount generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would be required, however, to allocate the difference between the adjusted issue price of the certificate and its basis in the certificate as positive adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a REMIC regular certificate subject to optional redemption by NYMT Servicing Corporation that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to original issue discount. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given class of REMIC regular certificates. Prospective investors in REMIC regular certificates should consult their own tax advisors as to the application of the market discount rules to those certificates.

Amortizable Premium

A purchaser of a REMIC regular certificate who purchases the certificate at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the certificates. The legislative history of the 1986 Act indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a REMIC regular certificate will be calculated using the Pricing Prepayment Assumptions. Under Treasury regulations, amortized premium generally would be treated as an offset to interest income on a REMIC regular certificate and not as a separate deduction item. If a holder makes an election to amortize premium on a REMIC regular certificate, such election will apply to all taxable debt instruments, including all REMIC regular interests, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the REMIC regular certificates should consult their tax advisors regarding the election to amortize premium and the method to be employed.

Amortizable premium on a REMIC regular certificate that is subject to redemption at the option of the trust generally must be amortized as if the optional redemption price and date were the certificate’s principal amount and maturity date if doing so would result in a smaller amount of premium amortization during the period ending with the optional redemption date. Thus, a certificateholder would not be able to amortize any premium on a REMIC regular certificate that is subject to optional redemption at a price equal to or greater than the certificateholder’s acquisition price unless and until the redemption option expires. In cases where premium must be amortized on the basis of the price and date of an optional redemption, the certificate will be treated as having matured on the redemption date for the redemption price and then having been reissued on that date for that price. Any premium remaining on the certificate at the time of the deemed reissuance will be amortized on the basis of (a) the original principal amount and maturity date or (b) the price and date of any succeeding optional redemption, under the principles described above.

Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Certificate or an Interest Weighted Certificate at a premium generally would continue to accrue interest and determine adjustments on such certificate based on the original projected payment schedule devised by the issuer of such certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus. The holder of such a certificate would allocate the difference between its basis in the certificate and the adjusted issue price of the certificate as negative adjustments to the accruals or projected payments on the certificate over the remaining term of the certificate in a manner that is reasonable—e.g., based on a constant yield to maturity.

Consequences of Realized Losses

Under Section 166 of the Code, both corporate holders of REMIC regular certificates and noncorporate holders that acquire REMIC regular certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their REMIC regular certificates become wholly or partially worthless as the result of one or more Realized Losses on the underlying assets. However, a noncorporate holder that does not acquire a REMIC regular certificate in connection with its trade or business will not be entitled to deduct a loss under Code Section 166 until its REMIC regular certificate becomes wholly worthless—i.e., until its outstanding principal balance has been reduced to zero, and the loss will be characterized as short-term capital loss.

Each holder of a REMIC regular certificate will be required to accrue original issue discount income with respect to such certificate without giving effect to any reduction in distributions attributable to a default or delinquency on the underlying assets until a Realized Loss is allocated to such certificate or until such earlier time as it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of original issue discount reported in any period by the holder of a REMIC regular certificate could exceed significantly the amount of economic income actually realized by the holder in such period. Although the holder of a REMIC regular certificate eventually will recognize a loss or a reduction in income attributable to previously included original issue discount that, as a result of a Realized Loss, ultimately will not be realized, the law is unclear with respect to the timing and character of such loss or reduction in income. Accordingly, you should consult with your tax advisor with respect to the federal income tax consequences of Realized Losses on original issue discount.

The Tax Administrator will adjust the accrual of original issue discount on REMIC regular certificates in a manner that it believes to be appropriate to reflect Realized Losses. However, there can be no assurance that the IRS will not contend successfully that a different method of accounting for the effect of realized losses is correct and that such method will not have an adverse effect upon the holders of REMIC regular certificates.

Gain or Loss on Disposition

If a REMIC regular certificate is sold, the certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the certificate. The adjusted basis of a REMIC regular certificate generally will equal the cost of the certificate to the certificateholder, increased by any original issue discount or market discount previously includable in the certificateholder’s gross income with respect to the certificate, and reduced by the portion of the basis of the certificate allocable to payments on the certificate, other than qualified stated interest, previously received by the certificateholder and by any amortized premium. Similarly, a certificateholder who receives a scheduled or prepaid principal payment with respect to a REMIC regular certificate will recognize gain or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the certificate. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a REMIC regular certificate generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the certificate is held as a capital asset for more than 12 months.

If the holder of a REMIC regular certificate is a bank, thrift, or similar institution described in Section 582 of the Code, any gain or loss on the sale or exchange of the REMIC regular certificate will be treated as ordinary income or loss. In the case of other types of holders, gain from the disposition of a REMIC regular certificate that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includable in income with respect to the certificate by the certificateholder during his holding period is less than the amount that would have been includable in income if the yield on that certificate during the holding period had been 110% of a specified United States Treasury borrowing rate as of the date that the certificateholder acquired the certificate. Although the legislative history to the 1986 Act indicates that the portion of the gain from disposition of a REMIC regular certificate that will be recharacterized as ordinary income is limited to the amount of original issue discount, if any, on the certificate that was not previously includable in income, the applicable Code provision contains no such limitation.

A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that such certificate is held as part of a “conversion transaction” within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in certificates or similar property that reduce or eliminate market risk, if substantially all of the taxpayer’s return is attributable to the time value of the taxpayer’s net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer’s net investment at 120% of the appropriate “applicable federal rate,” which rate is computed and published monthly by the IRS, at the time the taxpayer entered into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income from the transaction.

Holders of REMIC regular certificates that recognize a loss on a sale or exchange of a regular security for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

Tax Treatment of Residual Certificates

Overview. Residual Certificates will be considered residual interests in the Series REMIC to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets in which investors hold multiple classes of interests. To be treated as a REMIC, the trust or one or more segregated pools of trust assets underlying a series must meet certain continuing qualification requirements, and a REMIC election must be in effect. See “Federal Income Tax Consequences—REMIC Certificates—REMIC Qualification” in this prospectus. A Series REMIC generally will be treated as a pass-through entity for federal income tax purposes—i.e., not subject to entity-level tax. All interests in a Series REMIC other than the Residual Certificates must be regular interests—i.e., REMIC regular certificates. As described in “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates,” a regular interest generally is an interest whose terms are analogous to those of a debt instrument and it generally is treated as such an instrument for federal income tax purposes. REMIC regular certificates will generate interest and original issue discount deductions for the REMIC. Each trust for which there is a REMIC election must have one, and only one class of residual interests. As a residual interest, a Residual Certificate represents the right to (a) stated principal and interest on such certificate, if any, and (b) its pro rata share of the income generated by the REMIC assets in excess of the amount necessary to service the regular interests and pay the REMIC’s expenses. In a manner similar to that employed in the taxation of partnerships, REMIC taxable income or loss will be determined at the REMIC level, but passed through to the Residual Certificateholders. Thus, REMIC taxable income or loss will be allocated pro rata to the Residual Certificateholders, and each Residual Certificateholder will report his share of REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Certificates should be aware that the obligation to account for the REMIC’s income or loss will continue until all of the REMIC regular certificates have been retired, which may not occur until well beyond the date on which the last payments on Residual Certificates are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Certificateholder may recognize “phantom” income—i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles—which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the yield to Residual Certificateholders due to the lower present value of such loss or reduction.

A portion of the income of Residual Certificateholders in certain Series REMICs will be treated unfavorably in three contexts: (a) it may not be offset by current or net operating loss deductions; (b) it will be considered unrelated business taxable income (“UBTI”) to tax-exempt entities; and (c) it is ineligible for any statutory or treaty reduction in the 30 % withholding tax that may otherwise available to a foreign Residual Certificateholder.

Taxation of Residual Certificateholders. A Residual Certificateholder will recognize his share of the related REMIC’s taxable income or loss for each day during his taxable year on which he holds the Residual

Certificate. The amount so recognized will be characterized as ordinary income or loss and generally will not be taxed separately to the REMIC. If a Residual Certificate is transferred during a calendar quarter, REMIC taxable income or loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

A REMIC generally determines its taxable income or loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. REMIC taxable income or loss will be characterized as ordinary income or loss and will consist of the REMIC’s gross income, including interest, original issue discount, and market discount income, if any, on the REMIC’s assets, including temporary cash flow investments, premium amortization on the REMIC regular certificates, income from foreclosure property, and any cancellation of indebtedness income due to the allocation of realized losses to REMIC regular certificates, reduced by the REMIC’s deductions, including deductions for interest and original issue discount expense on the REMIC regular certificates, premium amortization and servicing fees on such assets, the administration expenses of the REMIC and the REMIC regular certificates, any tax imposed on the REMIC’s income from foreclosure property, and any bad debt deductions with respect to the mortgage loans. However, the REMIC may not take into account any items allocable to a “prohibited transaction.” See “Federal Income Tax Consequences—REMIC Certificates—REMIC-Level Taxes” in this prospectus. The deduction of REMIC expenses by Residual Certificateholders who are individuals is subject to certain limitations as described in “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors—Individuals and Pass-Through Entities” in this prospectus.

The amount of the REMIC’s net loss with respect to a calendar quarter that may be deducted by a Residual Certificateholder is limited to such certificateholder’s adjusted basis in the Residual Certificate as of the end of that quarter—or time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for that quarter. A Residual Certificateholder’s basis in its Residual Certificate initially is equal to the price paid for such Certificate. This basis is increased by the amount of taxable income recognized with respect to the Residual Certificate and decreased, but not below zero, by the amount of distributions made and the amount of net losses recognized with respect to that certificate. The amount of the REMIC’s net loss allocable to a Residual Certificateholder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Certificate. The ability of Residual Certificateholders to deduct net losses with respect to a Residual Certificate may be subject to additional limitations under the Code, as to which securityholders should consult their tax advisors. A distribution with respect to a Residual Certificate is treated as a non-taxable return of capital up to the amount of the Residual Certificateholder’s adjusted basis in his Residual Certificate. If a distribution exceeds the adjusted basis of the Residual Certificate, the excess is treated as gain from the sale of such Residual Certificate.

Although the law is unclear in certain respects, a Residual Certificateholder effectively should be able to recover some or all of the basis in his Residual Certificate as the REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The REMIC’s initial aggregate basis in its assets will equal the sum of the issue prices of all Residual Certificates and REMIC regular certificates. In general, the issue price of a REMIC regular certificate of a particular class is the initial price at which a substantial amount of the certificates of such class is sold to the public. In the case of a REMIC regular certificate of a class not offered to the public, the issue price is either the price paid by the first purchaser of such certificate or the fair market value of the property received in exchange for such certificate, as appropriate. The REMIC’s aggregate basis will be allocated among its assets in proportion to their respective fair market values.

The assets of certain Series REMICs may have bases that exceed their principal amounts. Except as indicated in “Federal Income Tax Consequences—REMIC Certificates—Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium,” the premium on such assets will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the certificates. The amortized premium will reduce the REMIC’s taxable income or increase its tax loss for each year which will offset a corresponding amount of the stated interest or other residual cash flow, if any, allocable to the Residual

Certificateholders. It should be noted, however, that the law concerning the amortization of premium on trust assets is unclear in certain respects. If the IRS were to contend successfully that part or all of the premium on the REMIC’s assets underlying certain Series REMICs is not amortizable, the Residual Certificateholders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Certificates. The inability to amortize part or all of the premium could give rise to timing differences between the REMIC’s income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed REMIC taxable income. Any acceleration of taxable income, however, could lower the yield to a Residual Certificateholder, since the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (a) the structure of the particular Series REMIC and (b) the rate of prepayment on the mortgage loans comprising or underlying the REMIC’s assets and, therefore, cannot be predicted without reference to a particular Series REMIC.

The assets of certain Series REMICs may have bases that are less than their principal amounts. In such a case, a Residual Certificateholder will recover the basis in his Residual Certificate as the REMIC recovers the portion of its basis in the assets that is attributable to the residual interest. The REMIC’s basis in the assets is recovered as it is allocated to principal payments received by the REMIC.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC basis in its assets. Treasury regulations have been proposed addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which a Residual Certificate is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income: (a) in the same amounts and over the same period that the holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income or (b) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If a Residual Holder sells or otherwise disposes of the residual interest any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

A portion of the REMIC’s taxable income may be subject to special treatment. That portion (“excess inclusion income”) generally is any taxable income beyond that which the Residual Certificateholder would have recognized had the Residual Certificate been a conventional debt instrument bearing interest at 120 % of the applicable long-term federal rate, based on quarterly compounding, as of the date on which the Residual Certificate was issued. Excess inclusion income generally is intended to approximate phantom income and may result in unfavorable tax consequences for certain investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders—Limitations on Offset or Exemption of REMIC Income” and “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

Limitations on Offset or Exemption of REMIC Income. Generally, a Residual Certificateholder’s taxable income for any taxable year may not be less than such Certificateholder’s excess inclusion income for that taxable year. Excess inclusion income is equal to the excess of REMIC taxable income for the quarterly period for the Residual Certificates over the product of (a) 120% of the long-term applicable federal rate that would have applied to the Residual Certificates if they were debt instruments for federal income tax purposes on the closing date and (b) the adjusted issue price of such Residual Certificates at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, increased by the amount of the daily accruals of REMIC income for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. If the Residual Certificateholder is an organization subject to the tax on UBTI imposed by Code Section 511, the Residual Certificateholder’s excess inclusion income will be treated as UBTI. In the case of a Residual Certificate held by a “real estate investment trust” (a “REIT”), the aggregate excess inclusions with respect to the Residual Certificate, as reduced, but not below zero, by the REIT’s taxable income, will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. A REIT’s taxable income is defined by Section 857(b)(2) of the Code, and as used in the prior sentence, does not include any net capital gain. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives. The REMIC Regulations currently do not address this subject. Finally, Residual Certificateholders that are foreign persons will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate with respect to their excess inclusion income from the REMIC. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Non-Recognition of Certain Transfers for Federal Income Tax Purposes. The transfer of a “noneconomic residual interest” to a United States person will be disregarded for tax purposes if a significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Certificate will constitute a noneconomic residual interest unless, at the time the interest is transferred, (a) the present value of the expected future distributions (determined using the “applicable federal rate” as of the date of transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue) with respect to the Residual Certificate equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs, and (b) the transferor reasonably expects that the transferee will receive distributions from the REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and thus would continue to be subject to tax on its allocable portion of the net income of the related REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC,—i.e., the transferor has “improper knowledge.” A transferor is presumed not to have such improper knowledge if (a) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due and (b) the transferee represents to the transferor that it understands that, as the holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due.

Treasury regulations provide for a safe harbor for transfers of REMIC Residual Certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor set out in the regulations, (a) the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due, (b) the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due, (c) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (d) the transferee satisfies either the formula test or the asset test described below.

Under the formula test, a transferor of a noneconomic residual interest will be presumed not to have improper knowledge if, in addition to meeting conditions (a), (b) and (c) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future payments of interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer and the transferor is assumed to pay tax at the highest corporate rate or, in certain circumstances, the alternative minimum tax rate.

Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to (a), (b) and (c) above, (i) the transferee’s gross assets exceed $100 million and its net assets exceed $10 million, (ii) the transferee is an “eligible corporation” as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment or a fixed base (within the meaning of an applicable income tax treaty) of a domestic corporation, (iii) the transferee agrees in writing that any subsequent transfer of the residual interest will not comply with the asset test, (iv) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (v) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult with their own tax advisors regarding the transfer of a Residual Certificate.

A similar limitation exists with respect to transfers of certain residual interests to foreign investors. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Ownership of Residual Certificates by Disqualified Organizations. The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest, such as a Residual Certificate, by the United States, any state or political subdivision, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization—other than a farmers’ cooperative described in Section 521 of the Code—that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a “Disqualified Organization”). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

First, REMIC status is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual interests in Series REMICs are not offered for sale to Disqualified Organizations. Furthermore, (a) residual interests in Series REMICs will be registered as to both principal and any stated interest with the trustee (or its agent) and transfer of a residual interest may be effected only (i) by surrender of the old residual interest instrument and reissuance by the trustee of a new residual interest instrument to the new holder or (ii) through a book entry system maintained by the trustee, (b) the applicable pooling and servicing agreement will prohibit the ownership of residual interests by Disqualified Organizations, and (c) each residual interest instrument will contain a legend providing notice of that prohibition. Consequently, each Series REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

Second, the Code imposes a one-time tax on the transferor of a residual interest, including a Residual Certificate or interest in a Residual Certificate, to a Disqualified Organization. The one-time tax equals the product of (a) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (b) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions with respect to a transferred residual interest must be based on (a) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC’s interests and (b) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC’s organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. For that purpose, the term “agent” includes a broker, nominee, or other middleman. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the IRS information sufficient to permit the computation of the present value of the anticipated excess inclusions. The transferor of a residual interest will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

Third, the Code imposes an annual tax on any pass-through entity—i.e., RIC, REIT, common trust, partnership, trust, estate or cooperative described in Code Section 1381—that owns a direct or indirect interest in a residual interest, if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate income tax rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interests in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Certificate in “street name” for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record holder. Any such tax imposed on a pass-through entity would be deductible against that entity’s ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of Section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record holder of the interest in the pass-through entity furnishes to the pass-through entity an affidavit that states, under penalties of perjury, that the record holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(c) of the Code. The exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits as described above, is not available to an electing large partnership.

The pooling and servicing agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be purchased, transferred or sold, directly or indirectly, without the express written consent of the trustee. The trustee will grant such consent to a proposed transfer only if it receives the following: (a) an affidavit from the proposed transferee to the effect that it is not a Disqualified Organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization and (b) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable pooling and servicing agreement will provide for an affiliate to perform such information services as may be required for the application of the one-time tax. If a Residual Certificateholder transfers an interest in a Residual Certificate in violation of the relevant transfer restrictions and triggers the information requirement, the affiliate may charge such Residual Certificateholder a reasonable fee for providing the information.

Special Considerations for Certain Types of Investors

Dealers in Securities. Residual Certificateholders that are dealers in securities should be aware that under Treasury regulations (the “Mark-to-Market Regulations”) relating to the requirement under Section 475 of the Code that dealers in securities use mark-to-market accounting for federal income tax purposes, dealers in securities are not permitted to mark to market any Residual Certificates. Prospective purchasers of Residual Certificates should consult with their tax advisors regarding the possible application of the Mark-to-Market Regulations.

Tax-Exempt Entities. Any excess inclusion income with respect to a Residual Certificate held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Certificate, including non-excess inclusion income, is to be treated as UBTI. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

Individuals and Pass-Through Entities. A Residual Certificateholder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets assigned to a trust or administering the Series REMIC under Section 212 of the Code only to the extent that the amount of such fees or expenses, when combined with the certificateholder’s other miscellaneous itemized deductions for the taxable year, exceeds 2% of the holder’s adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Certificates indirectly through a grantor trust, a partnership, an S corporation, a common trust, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (a) continuously offered pursuant to a public offering, (b) regularly traded on an established securities market, or (c) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Certificates through any other person (a) that is not generally subject to federal income tax and (b) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (a) 3% of the excess of adjusted gross income over the Applicable Amount, or (b) 80% of the amount of itemized deductions otherwise allowable for the taxable year. These limitations will be phased out and eliminated by 2010. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Certificateholder who is an individual, trust, or estate could be substantial. Non-corporate holders of REMIC Residual Certificates also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related REMIC, are not deductible for purposes of the AMT. Finally, persons holding an interest in a Residual Certificate indirectly through an interest in a RIC, common trust or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Certificate.

Employee Benefit Plans. See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Tax-exempt Entities” and “ERISA Considerations” in this prospectus.

REITs and RICs. If the Residual Certificateholder is a REIT and the related REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT’s shareholders. Thus, shareholders in a REIT that invests in Residual Certificates could face unfavorable treatment of a portion of their REIT dividend income for purposes of (a) using current deductions or net operating loss carryovers or carrybacks, (b) UBTI in the case of tax-exempt shareholders, and (c) withholding tax in the case of foreign shareholders. Moreover, because Residual Certificateholders may recognize phantom income, a REIT contemplating an investment in Residual Certificates should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion will apply to a Residual Certificateholder that is a RIC, common trust, or one of certain corporations doing business as a cooperative. See “Federal Income Tax Consequences—Residual Certificates—Special Considerations for Certain Types of Investors—Foreign Residual Certificateholders” and “Federal Income Tax Consequences—REMIC Certificates—Taxation of Residual Certificateholders” in this prospectus.

A Residual Certificate held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the REMIC’s assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Certificate will be treated as qualifying interest income for REIT purposes (“Qualifying REIT Interest”) to the same extent. If 95% or more of a REMIC’s assets qualify as real estate assets for REIT purposes, 100% of that REMIC’s regular and residual interests will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending distribution to the holders of the REMIC certificates constitute real estate assets for REIT purposes. Two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Series REMIC will be real estate assets throughout the REMIC’s life. The amount treated as a real estate asset in the case of a Residual Certificate apparently is limited to the REIT’s adjusted basis in the certificate. REITs should be aware that 100% of the interest income derived by a REIT from a residual interest in such REMIC may not be treated as Qualifying REIT Interest if the REMIC holds mortgage loans that provide for interest that is contingent on borrower profits or property appreciation.

Significant uncertainty exists with respect to the treatment of a Residual Certificate for purposes of the various asset composition requirements applicable to RICs. A Residual Certificate should be treated as a “security,” but will not be considered a “government security” for purposes of Section 851(b)(4) of the Code. Moreover, it is unclear whether a Residual Certificate will be treated as a “voting security” under that Code section. Finally, because the REMIC will be treated as the “issuer” of the Residual Certificate for purposes of that Section, a RIC would be unable to invest more than 25% of the value of its total assets in Residual Certificates of the same REMIC.

Partnerships. Partners in a partnership (other than an “electing large partnership”) that acquire a Residual Certificate generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Certificate. The partnership itself is not subject to tax on income from the Residual Certificate other than excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations. For the treatment of an “electing large partnership,” see “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of Residual Certificates—Ownership of Residual Certificates by Disqualified Organizations” in this prospectus.

Foreign Residual Certificateholders. Certain adverse tax consequences may be associated with the holding of certain Residual Certificates by a foreign person or with the transfer of such Certificates to or from a foreign person. See “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—Residual Certificates” in this prospectus.

Thrift Institutions, banks, and certain other financial institutions. Residual Certificates will be treated as qualifying assets for thrift institutions in the same proportion that the assets of the REMIC would be so treated. However, if 95% or more of the assets of a given Series REMIC are qualifying assets for thrift institutions, 100% of that REMIC’s regular and residual interests would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on mortgage loans that are reinvested pending their distribution to the holders of the REMIC Certificates will be treated as qualifying assets for thrift institutions. Moreover, two REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of assets of each REMIC that constitutes qualifying assets for thrift institution purposes. It is expected that at least 95% of the assets of any Series REMIC will be qualifying assets for thrift institutions throughout the REMIC’s life. The amount of a Residual Certificate treated as a qualifying asset for thrift institutions, however, cannot exceed the holder’s adjusted basis in that Residual Certificate.

Generally, gain or loss arising from the sale or exchange of Residual Certificates held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Certificates. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions. See “Federal Income Tax Consequences—REMIC Certificates—Disposition of Residual Certificates” in this prospectus.

Disposition of Residual Certificates

A Residual Certificateholder will recognize gain or loss on the disposition of his Residual Certificate equal to the difference between the amount realized—or the fair market value of any property—received and his adjusted basis in the Residual Certificate. If the holder has held the Residual Certificate for more than 12 months, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, thrifts, and certain other financial institutions, however, gain or loss on the disposition of a Residual Certificate will be treated as ordinary gain or loss, regardless of the length of the holding period. See “Federal Income Tax Consequences—REMIC Certificates—Special Considerations for Certain Types of Investors” in this prospectus.

A special version of the wash sale rules will apply to dispositions of Residual Certificates. Under that version, losses on dispositions of Residual Certificates generally will be disallowed where, within six months before or after the disposition, the seller of such a certificate acquires any residual interest in a REMIC or any interest in a taxable mortgage pool that is economically comparable to a Residual Certificate. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

A holder of a Residual Certificate that recognizes a loss on the sale or exchange of such certificate that for federal income purposes is in excess of certain thresholds should consult a tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on its federal income tax return.

Liquidation of the REMIC

A REMIC may liquidate without the imposition of entity-level tax only in a qualified liquidation. A liquidation is considered “qualified liquidation” under Section 860F of the Code if the REMIC (a) adopts a plan of complete liquidation, (b) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and (c) distributes in liquidation all sale proceeds plus its cash (other than amounts retained to meet claims against it) to securityholders within the 90-day period. Furthermore, a REMIC will be required to attach its adopted plan of complete liquidation to its final federal tax return.

Treatment by the REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

Original Issue Discount. Generally, the REMIC’s deductions for original issue discount expense on its REMIC regular certificates will be determined in the same manner as for determining the original issue discount income of the holders of such certificates, as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus, without regard to the de minimis rule described therein.

Market Discount. In general, the REMIC will have market discount income with respect to its qualified mortgages if the basis of the REMIC in such mortgages is less than the adjusted issue prices of such mortgages. The REMIC’s aggregate initial basis in its qualified mortgages, and any other assets transferred to the REMIC on the startup day, equals the aggregate of the issue prices of the regular and residual interests in the REMIC. That basis is allocated among the REMIC’s qualified mortgages based on their relative fair market values. Any market discount that accrues on the REMIC’s qualified mortgages will be recognized currently as an item of REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of original issue discount, as if the qualified mortgages had been issued (a) on the date they were acquired by the REMIC and (b) for a price equal to the REMIC’s initial basis in the qualified mortgages. The Pricing Prepayment Assumptions are used to compute the yield to maturity of the REMIC’s qualified mortgages.

Premium. Generally, if the basis of the REMIC in its qualified mortgages exceeds the unpaid principal balances of those mortgages the REMIC will be considered to have acquired such mortgages at a premium equal to the amount of such excess. As stated above, the REMIC’s initial basis in its qualified mortgages equals the aggregate of the issue prices of the regular and residual interests in the REMIC. As described under “Federal Income Tax Consequences—REMIC Certificates–Amortizable Premium,” a REMIC that holds a qualified mortgage as a capital asset generally may elect under Code Section 171 to amortize premium on such mortgage under a constant interest method, to the extent such mortgages were originated, or treated as originated, after September 27, 1985. The legislative history to the 1986 Act indicates that, while the deduction for amortization of premium will not be subject to the limitations on miscellaneous itemized deductions of individuals, it will be treated as interest expense for purposes of other provisions in the 1986 Act limiting the deductibility of interest for non-corporate taxpayers. Because substantially all of the borrowers on the mortgage loans that comprise or underlie the qualified mortgages are expected to be individuals, Section 171 will not be available for the amortization of premium on such mortgage loans to the extent they were originated on or prior to September 27, 1985. Such premium may be amortizable under more general provisions and principles of federal income tax law in accordance with a reasonable method regularly employed by the holder of such mortgage loans. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

REMIC-Level Taxes

Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of the REMIC’s income or loss that is includable in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. In addition, net income from one prohibited transaction may not be offset by losses from other prohibited transactions. Prohibited transactions generally include: (a) the disposition of qualified mortgages other than pursuant to (i) the repurchase of a defective mortgage, (ii) the substitution for a defective mortgage within two years of the closing date, (iii) a substitution for any qualified mortgage within three months of the closing date, (iv) the foreclosure, default, or imminent default of a qualified mortgage, (v) the bankruptcy or insolvency of the REMIC, (vi) the sale of an adjustable rate mortgage loan the interest rate on which is convertible to a fixed rate of interest upon such conversion for an amount equal to the mortgage loan’s current principal balance plus accrued but unpaid interest (and provided that certain other requirements are met) or (vii) a qualified liquidation of the REMIC; (b) the receipt of income from assets that are not the type of mortgages or investments that the REMIC is permitted to hold; (c) the receipt of compensation for services by the REMIC; and (d) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation of the REMIC. A disposition of a qualified mortgage or cash flow investment will not give rise to a prohibited transaction, however, if the disposition was (a) required to prevent default on a regular interest resulting from a default on one or more of the REMIC’s qualified mortgages or (b) made to facilitate a clean-up call. The REMIC Regulations define a clean-up call as the redemption of a class of regular interests when, by reason of prior payments with respect to those interests, the administrative costs associated with servicing the class outweigh the benefits of maintaining the class. Under those regulations, the redemption of a class of regular interests with an outstanding principal balance of no more than 10% of the original principal balance qualifies as a clean-up call. The REMIC Regulations also provide that the modification of a mortgage loan generally will not be treated as a disposition of that loan if it is occasioned by a default or a reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or encumbrance clause, or the conversion of an interest rate by a borrower pursuant to the terms of a convertible adjustable rate mortgage loan.

In addition, a REMIC generally will be taxed at a 100% rate on any contribution to the REMIC after the closing date unless such contribution is a cash contribution that (a) takes place within the three-month period beginning on the closing date, (b) is made to facilitate a clean-up call or a qualified liquidation, (c) is a payment in the nature of a guarantee, (d) constitutes a contribution by the holder of the Residual Certificates in the REMIC to a qualified reserve fund, or (e) is otherwise permitted by Treasury regulations yet to be issued. The structure and operation of each Series REMIC generally will be designed to avoid the imposition of both the 100% tax on contributions and the 100% tax on prohibited transactions.

To the extent that a REMIC derives certain types of income from foreclosure property—generally, income relating to dealer activities of the REMIC, it will be taxed on such income at the highest corporate income tax rate. It is not anticipated that any Series REMIC will receive significant amounts of such income, although the relevant law is unclear.

The organizational documents governing the REMIC regular certificates and Residual Certificates will be designed to prevent the imposition of the foregoing taxes on the related Series REMIC in any material amounts. If any of the foregoing taxes is imposed on a Series REMIC, the trustee will seek to place the burden thereof on the person whose action or inaction gave rise to such taxes. To the extent that the trustee is unsuccessful in doing so, the burden of such taxes will be borne by any outstanding subordinated class of certificates before it is borne by a more senior class of certificates.

REMIC Qualification

The trust underlying a series, or one or more designated pools of assets held by the trust, will qualify under the Code as a REMIC in which the REMIC regular certificates and Residual Certificates will constitute the “regular interests” and “residual interests,” respectively, if a REMIC election is in effect and certain tests concerning (a) the composition of the REMIC’s assets and (b) the nature of the securityholders’ interests in the REMIC are met on a continuing basis.

Asset Composition

In order for a trust, or one or more designated pools of assets held by a trust, to be eligible for REMIC status, substantially all of the assets of the trust must consist of “qualified mortgages” and “permitted investments” as of the close of the third month beginning after the closing date and at all times thereafter (the “Asset Qualification Test”). A REMIC will be deemed to satisfy the Asset Qualification Test if no more than a de minimis amount of its assets (i.e., assets with an aggregate adjusted basis that is less than 1% of the aggregate adjusted basis of all the REMIC’s assets) are assets other than qualified mortgages and permitted investments. A qualified mortgage is any obligation that is principally secured by an interest in real property, including a regular interest in another REMIC, that (i) is transferred to the REMIC on the closing date, (ii) purchased by the REMIC pursuant to a fixed price contract within a three-month period or (iii) represents an increase in the principal amount of the obligation under the terms of such obligation described in (i) or (ii) above if such increase is attributable to an advance made to the obligor pursuant to the original terms of the obligation, occurs after the closing date of the REMIC and is purchased by the REMIC pursuant to a fixed price contract in effect on the closing date. Under the REMIC regulations, a qualified mortgage includes any obligation secured by manufactured housing that qualifies as a single family residence under Section 25(e)(10) of the Code, which requires that the housing (a) be used as a single family residence, (b) have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches, and (c) be customarily used at a fixed location. A qualified mortgage also includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC on the closing date and that is received either in exchange for a defective mortgage within a two-year period beginning on the closing date or in exchange for any qualified mortgage within a three-month period beginning on the closing date. The trust assets of each Series REMIC will be treated as qualified mortgages.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. Cash flow investments are investments of amounts received with respect to qualified mortgages for a temporary period not to exceed thirteen months before distribution to holders of regular or residual interests in the REMIC.

Qualified reserve assets are intangible investment assets other than REMIC residual interests that are part of a reasonably required reserve (a “Qualified Reserve Fund”) maintained by the REMIC (i) to provide for full payment of expenses of the REMIC or amounts due on the regular interests in the event of defaults or delinquencies on qualified mortgages, lower than expected returns on cash-flow investments, interest shortfalls on qualified mortgages caused by prepayments of those mortgages or unanticipated losses or expenses incurred by the REMIC or (ii) to provide a source of funding for the purchase of additional mortgage loans pursuant to a qualifying fixed price or additional draws made by mortgagors under the terms of loans held by the related REMIC. The aggregate fair market of any such reserve cannot exceed 50% of the aggregate fair market value of all assets of the REMIC on the closing date. A Qualified Reserve Fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale of property held for less than three months, unless such sale was required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. To the extent that the amount in a Qualified Reserve Fund exceeds a reasonably required amount, it must be reduced “promptly and appropriately.” Foreclosure property generally is property acquired by the REMIC in connection with the default or imminent default of a qualified mortgage. Property so acquired by the REMIC, however, will not be qualifying foreclosure property if the foreclosure was anticipated at the time that the related qualified mortgage was transferred to the REMIC. Furthermore, foreclosure property may not be held beyond the end of the third taxable year beginning after foreclosure occurs, unless it is established to the satisfaction of the Secretary of the Treasury that an extension of the three-year period is necessary for the orderly liquidation of the foreclosure property. The Secretary of the Treasury may grant one or more extensions, but any such extension shall not extend the grace period beyond the end of the sixth taxable year beginning after the date such foreclosure property is acquired.

Investors’ Interests

In addition to the requirements of the Asset Qualification Test, the various interests in a REMIC also must meet certain requirements. All of the interests in a REMIC must be issued on the closing date, or within a specified 10-day period and belong to either of the following: (a) one or more classes of regular interests or (b) a single class of residual interests on which distributions are made pro rata. For each series REMIC with respect to which REMIC certificates are issued, the REMIC regular certificates will constitute one or more classes of regular interests in that REMIC, and the Residual Certificates will constitute the single class of residual interests in that REMIC.

If the interest payable on any REMIC regular interest is disproportionately high relative to the specified principal amount of the interest, that interest may be treated, in whole or in part, as a second residual interest, which could result in the disqualification of the REMIC. Under the REMIC Regulations, interest payments, or similar amounts, are considered disproportionately high if the issue price of the REMIC regular interest exceeds 125% of its specified principal amount. Under the REMIC Regulations, however, interest payable at a disproportionately high rate will not cause a REMIC regular certificate to be recharacterized as a residual interest if interest payments on the certificate consist of a specified portion of the interest payments on qualified mortgages and such portion does not vary during the period that the certificate is outstanding. None of the REMIC regular certificates will have an issue price that exceeds 125% of their respective specified principal amounts unless interest payments on those certificates consist of a specified nonvarying portion of the interest payments on one or more of the REMIC’s qualified mortgages.

A REMIC interest qualifies as a regular interest if (a) it is issued on the startup day with fixed terms, (b) it is designated as a regular interest, (c) it entitles its holder to a specified principal amount, and (d) if it pays interest, such interest either (i) constitutes a specified nonvarying portion of the interest payable on one or more of the REMIC’s qualified mortgages, (ii) is payable at a fixed rate with respect to the principal amount of the regular interest, or (iii) to the extent permitted under the REMIC Regulations, is payable at a variable rate with respect to such principal amount. Pursuant to the REMIC Regulations, the following rates are permissible variable rates for REMIC regular interests: (A) a qualified floating rate set at a current value as described in “Federal Income Tax Consequences—REMIC Certificates—Variable Rate Certificates” in this prospectus, without regard to the rules in the OID Regulations limiting the use of Caps, Floors, and Governors with respect to such a rate, (B) a rate equal to the highest, lowest, or average of two or more qualified floating rates—e.g., a rate based on the average cost of funds of one or more financial institutions, or (C) a rate equal to the weighted average of the interest rates on some or all of the qualified mortgages held by the REMIC; provided, however, that the qualified mortgages taken into account in determining the weighted average rate bear interest at a fixed rate or a rate that would be a permissible variable rate for a REMIC regular interest as described in this sentence. Under the REMIC Regulations, the presence of a ceiling or Floor on the interest payable on a variable rate interest will not prevent such interest from qualifying as a regular interest. In addition, a qualifying variable rate may be expressed as a multiple of, or a constant number of basis points more or less than, one of the permissible types of variable rates described above. Finally, a limitation on the amount of interest to be paid on a variable rate regular interest based on the total amount available for distribution is permissible, provided that it is not designed to avoid the restrictions on qualifying variable rates. The REMIC Regulations also provide that the specified principal amount of a REMIC regular interest may be zero if the interest associated with such regular interest constitutes a specified nonvarying portion of the interest on one or more of the REMIC’s qualified mortgages.

The Code requires that certain arrangements be made with respect to all REMICs. Those arrangements, which are intended to prevent acquisitions of REMIC residual interests by certain organizations that are not subject to federal income tax, are described in “Federal Income Tax Consequences—REMIC Certificates— Taxation of Residual Certificateholders—Ownership of Residual Interests by Disqualified Organizations” in this prospectus. Series REMICs will be structured to provide for such arrangements.

Consequences of Disqualification

If a Series REMIC fails to comply with one or more of the Code’s ongoing requirements for REMIC status during any taxable year, the Code provides that its REMIC status may be lost for that year and thereafter. If REMIC status is lost, the treatment of the former REMIC and the interests therein for federal income tax purposes is uncertain. The former REMIC might be entitled to treatment as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code, in which case no entity-level tax would be imposed on the former REMIC. Alternatively, the REMIC regular certificates may continue to be treated as debt instruments for federal income tax purposes, but the arrangement could be treated as a Taxable Mortgage Pool, as described in “Federal Income Tax Consequences—REMIC Certificates—Taxable Mortgage Pools” in this prospectus. If a Series REMIC were treated as a Taxable Mortgage Pool, any residual income of the REMIC—i.e., interest and discount income from the mortgage loans less interest and original issue discount expense allocable to the REMIC regular certificates and any administrative expenses of the REMIC—would be subject to corporate income tax at the Taxable Mortgage Pool level. On the other hand, the arrangement could be treated under Treasury regulations as a separate association taxable as a corporation and the REMIC regular certificates would be treated as stock interests therein, rather than debt instruments. In that case, none of the payments made with respect to the REMIC regular certificates would be deductible by the former REMIC. In the latter two cases, the Residual Certificates also would be treated as stock interests in such Taxable Mortgage Pool or association, respectively. The Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for REMIC status occurs inadvertently and in good faith. Such regulations have not yet been issued. The conference report related the 1986 Act indicates that disqualification relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxable Mortgage Pools

Corporate income tax can be imposed on the net income of certain entities issuing non-REMIC debt obligations secured by real estate mortgages (“Taxable Mortgage Pools”). Any entity other than a REMIC will be considered to be a Taxable Mortgage Pool if (a) substantially all of the assets of the entity consist of debt obligations and more than 50% of such obligations consist of real estate mortgages, (b) such entity is the borrower under debt obligations with two or more maturities, and (c) under the terms of the debt obligations on which the entity is the borrower, payments on such obligations bear a relationship to payment on the obligations held by the entity. Furthermore, a group of assets held by an entity can be treated as a separate Taxable Mortgage Pool if the assets are expected to produce significant cash flow that will support one or more of the entity’s issues of debt obligations. NYMTSC generally will structure offerings of Debt Securities to avoid the application of the Taxable Mortgage Pool rules unless otherwise disclosed in the related prospectus supplement. If the Debt Securities are subject to the Taxable Mortgage Pool rules, the offering generally will be structured so that any equity or ownership interest of the issuer is held by a REIT, a qualified REIT subsidiary or an entity that is disregarded for federal income tax purposes that is owned by a REIT or qualified REIT subsidiary, as more fully described in the related prospectus supplement.

Taxation of Certain Foreign Holders of REMIC Certificates

REMIC Regular Certificates. Interest, including original issue discount, paid on a REMIC regular certificate to a nonresident alien individual, foreign corporation, or other non-United States person (a “foreign person”) generally will be treated as “portfolio interest.” and, therefore, will not be subject to any United States withholding tax, provided that (a) such interest is not effectively connected with a trade or business in the United States of the certificateholder, (b) the trustee or other person who would otherwise be required to withhold tax is provided with appropriate certification on Form W-8BEN that the beneficial owner of the certificate is a foreign person (“foreign person certification”), (c) the foreign person is not a 10% shareholder within the meaning of Section 871(h)(3)(B) of the Code or a controlled foreign corporation as described under Section 881(c)(3)(C) of the Code, and (d) the foreign person is not a bank receiving interest on a loan made in the ordinary course of business. If the certificateholder fails to meet the conditions listed above, interest, including original issue discount, paid on the holder’s certificates may be subject to either a 30% withholding tax or backup withholding. The 30% withholding tax may be subject to a reduction or elimination under an applicable tax treaty if you certify you are the beneficiary of such a tax treaty on Form W-8BEN. Further, the withholding tax may not apply if your interest, including original issue discount, is effectively connected with your conduct of a trade or business in the United States and if you certify this on Form W-8ECI. See “Federal Income Tax Consequences —REMIC Certificates—Backup Withholding” in this prospectus.

Residual Certificates. Amounts paid to Residual Certificateholders who are foreign persons are treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Under Treasury regulations, non-excess inclusion income received by Residual Certificateholders who are foreign persons generally qualifies as “portfolio interest” exempt from the 30% withholding tax only to the extent that (a) the assets of the Series REMIC are mortgage certificates that are issued in registered form, (b) the mortgage loans underlying the mortgage certificates were originated after July 18, 1984 and (c) the certificateholder meets the requirements listed under “Federal Income Tax Consequences—REMIC Certificates—Taxation of Certain Foreign Holders of REMIC Certificates—REMIC Regular Certificates” in this prospectus. Because mortgage loans are not issued in registered form, amounts received by Residual Certificateholders who are foreign persons will not be exempt from the 30% withholding tax to the extent such amounts relate to mortgage loans held directly, rather than indirectly through mortgage certificates, by the related REMIC. If the portfolio interest exemption is unavailable, such amounts generally will be subject to United States withholding tax when paid or otherwise distributed, or when the Residual Certificate is disposed of, under rules similar to those for withholding on debt instruments that have original issue discount. However, the Code grants the Treasury authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax —i.e., where the Residual Certificates, as a class, do not have significant value. Further, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax or a reduced treaty rate on excess inclusion income.

Under the REMIC Regulations, a transfer of a Residual Certificate that has “tax avoidance potential” will be disregarded for federal income tax purposes if the transferee is a foreign person. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each accrual of excess inclusion, the REMIC will distribute to the transferee an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed no later than the close of the calendar year following the calendar year of accrual (the “30% Test”). A transferor of a Residual Certificate to a foreign person will be presumed to have had a reasonable expectation that the Residual Certificate satisfies the 30% Test if that test would be satisfied for all mortgage loan prepayment rates between 50% and 200% of the Pricing Prepayment Assumption. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” in this prospectus. If a foreign person transfers a Residual Certificate to a United States person and the transfer, if respected, would permit avoidance of withholding tax on accrued excess inclusion income, the transfer will be disregarded for federal income tax purposes and distributions with respect to the Residual Certificate will continue to be subject to 30% withholding as though the foreign person still owned the Residual Certificate. Investors who are foreign persons should consult their own tax advisors regarding the specific tax consequences to them of owning and disposing of a Residual Certificate. Any foreign investor that invokes the protection of an income tax treaty with respect to United States withholding tax generally will be required to obtain a taxpayer identification number from the IRS in advance and provide verification that such investor is entitled to the protection of the relevant income tax treaty. Foreign tax-exempt investors generally will be required to provide verification of their tax-exempt status. Foreign investors are urged to consult with their tax advisors with respect to these new withholding rules.

Backup Withholding

Under federal income tax law, a certificateholder may be subject to “backup withholding” under certain circumstances. Backup withholding may apply to a certificateholder who is a United States person if the certificateholder, among other things, (a) fails to furnish his social certificate number or other taxpayer identification number (“TIN”) to the trustee, (b) furnishes the trustee an incorrect TIN, (c) fails to report properly interest and dividends, or (d) under certain circumstances, fails to provide the trustee or the certificateholder’s certificates broker with a certified statement, signed under penalties of perjury, that the TIN provided to the trustee is correct and that the certificateholder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a certificateholder who is a foreign person if the certificateholder fails to provide the trustee or the certificateholder’s certificates broker with a foreign person certification. Backup withholding applies to “reportable payments,” which include interest payments and principal payments to the extent of accrued original issue discount, as well as distributions of proceeds from the sale of REMIC regular certificates or REMIC Residual Certificates. Backup withholding, however, does not apply to payments on a certificate made to certain exempt recipients, such as tax-exempt organizations, and to certain foreign persons. You should consult your tax advisors for additional information concerning the potential application of backup withholding to payments received by you with respect to a certificate.

Reporting and Tax Administration

REMIC Regular Certificates. Reports will be made at least annually to holders of record of REMIC regular certificates, other than those with respect to whom reporting is not required, and to the IRS as may be required by statute, regulation, or administrative ruling with respect to (a) interest paid or accrued on the certificates, (b) original issue discount, if any, accrued on the certificates, and (c) information necessary to compute the accrual of any market discount or the amortization of any premium on the certificates.

Residual Certificates. For purposes of federal income tax reporting and administration, a Series REMIC generally will be treated as a partnership, and the related Residual Certificateholders as its partners. A Series REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Certificateholders sufficient to enable them to report properly their shares of the REMIC’s taxable income or loss, although it is anticipated that such information actually will be supplied by the trustee. The REMIC Regulations require reports to be made by a REMIC to its Residual Certificateholders each calendar quarter in order to permit such securityholders to compute their taxable income accurately. A person that holds a Residual Certificate as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the IRS as an attachment to the REMIC’s income tax return for that year. As required by the Code, a Series REMIC’s taxable year will be the calendar year.

Residual Certificateholders should be aware that their responsibilities as holders of the residual interest in a REMIC, including the duty to account for their shares of the REMIC’s income or loss on their returns, continue for the life of the REMIC, even after the principal and interest on their Residual Certificates have been paid in full.

A Residual Certificateholder will be designated as the REMIC’s tax matters person (“TMP”). The TMP generally has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the Residual Certificates of the same series would be able to participate in such proceedings in appropriate circumstances. NYMTSC, or its affiliate will acquire a portion of the residual interest in each Series REMIC in order to permit it to be designated as TMP for the REMIC or will obtain from the Residual Certificateholders an irrevocable appointment to perform the functions of the REMIC’s TMP and will prepare and file the REMIC’s federal and state income tax and information returns.

Treasury regulations provide that a holder of a Residual Certificate is not required to treat items on its return consistently with their treatment on the REMIC’s return if a holder owns 100% of the Residual Certificates for the entire calendar year. Otherwise, each holder of a Residual Certificate is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder of a Residual Certificate either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Series REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Grantor Trusts

Treatment of the Trust for Federal Income Tax Purposes

With respect to each series of Grantor Trust Securities, assuming compliance with all applicable provisions of the Code, the related Grantor Trust (the “Grantor Trust”) will be classified as a grantor trust under Subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation. For federal income tax purposes, the owner of a Grantor Trust Security will be treated as the beneficial owner of an appropriate portion of the principal and interest payments, according to the characteristics of the security in question, to be received on the trust assets assigned to your trust for federal income tax purposes.

Tax Treatment of the Grantor Trust Security

The types of Grantor Trust Securities offered in a series may include:

•	Grantor Trust Securities evidencing ownership interests only in the interest payments on the trust assets, net of certain fees, (“IO Securities”)

•	Grantor Trust Securities evidencing ownership interests in the principal, but not the interest, payments on the trust assets (“PO Securities”)

•	Grantor Trust Securities evidencing ownership interests in differing percentages of both the interest payments and the principal payments on the trust assets (“Ratio Securities”)

•	Grantor Trust Securities evidencing ownership in equal percentages of the principal and interest payments on the trust assets (“Pass-Through Securities”).

The federal income tax treatment of Grantor Trust Securities other than Pass-Through Securities (“Strip Securities”) will be determined in part by Section 1286 of the Code. Moreover, where there is a retained interest with respect to the trust assets underlying a Series of Grantor Trust Securities or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below.

Little administrative guidance has been issued under that Section and, thus, many aspects of its operation are unclear, particularly the interaction between that Section and the rules pertaining to discount and premium. Hence, significant uncertainty exists with respect to the federal income tax treatment of the Strip Securities, and potential investors should consult their own tax advisors concerning such treatment.

Several Code Sections provide beneficial treatment to certain taxpayers that invest in certain types of mortgage loans. For purposes of those Code Sections, Pass-Through Securities will be characterized with reference to the trust assets, but it is not clear whether the Strip Securities will be so characterized. The IRS could take the position that the character of the trust assets is not attributable to the Strip Securities for purposes of those Sections. However, because the Strip Securities represent sole ownership rights in the principal and interest payments on the trust assets, the Strip Securities, like the Pass-Through Securities, should be considered to represent “real estate assets” within the meaning of Section 856(c)(4)(A) of the Code, and “loans secured by an interest in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code, and interest income attributable to the securities should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, to the extent that the trust assets would qualify for such treatment.

The assets constituting certain Grantor Trusts may include Buydown Loans. The characterization of an investment in Buydown Loans will depend upon the precise terms of the related buydown agreement, but to the extent that the Buydown Loans are secured by a bank account or other personal property, they may not be treated in their entirety as assets described in the preceding paragraph. No directly applicable precedents exist with respect to the federal income tax treatment or the characterization of investments in Buydown Loans. Accordingly, holders of Grantor Trust Securities should consult their own tax advisors with respect to the characterization of investments in Grantor Trust Securities representing an interest in a Grantor Trust that includes Buydown Loans.

One or more classes of Grantor Trust Securities may be subordinated to one or more other classes of Grantor Trust Securities of the same series. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Grantor Trust Securities. However, holders of the subordinated Grantor Trust Securities will be allocated losses that otherwise would have been borne by the holders of the more senior Grantor Trust Securities. Holders of the subordinated Grantor Trust Securities should be able to recognize any such losses no later than the taxable year in which they become Realized Losses. Employee benefit plans subject to ERISA or similar law should consult their own tax advisors before purchasing any Grantor Trust Security. See “ERISA Considerations” in this prospectus and in the related prospectus supplement.

Treatment of Pass-Through Securities

The holder of a Pass-Through Security (“Pass-Through Securityholder”) generally will be treated as owning a pro rata undivided interest in each of the trust assets. Accordingly, each Pass-Through Securityholder will be required to include in income its pro rata share of the entire income from the trust assets, including interest and discount income, if any. Such securityholder generally will be able to deduct from its income its pro rata share of the administrative fees and expenses incurred with respect to the trust assets, provided that these fees and expenses represent reasonable compensation for the services rendered. An individual, trust, or estate that holds a Pass-Through Security directly or through a pass-through entity will be entitled to deduct such fees and expenses under Section 212 of the Code only to the extent that the amount of the fees and expenses, when combined with its other miscellaneous itemized deductions for the taxable year in question, exceeds 2% of its adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the Applicable Amount will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. These limitations will be phased out and eliminated by 2010.

Non-corporate holders of Pass-Through Securities also should be aware that miscellaneous itemized deductions are not deductible for purposes of the AMT. Each Pass-Through Securityholder generally will determine its net income or loss with respect to the Grantor Trust in accordance with its own method of accounting, although income arising from original issue discount must be taken into account under the accrual method even though the securityholder otherwise would use the cash receipts and disbursements method.

The Code provisions concerning original issue discount, market discount, and amortizable premium will apply to the trust assets. The rules regarding discount and premium that are applicable to Grantor Trust Securities generally are the same as those that apply to REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

For instruments to which it applies, Code Section 1272(a)(6) requires the use of an income tax accounting methodology that utilizes

•	a single constant yield to maturity, and

•	the Pricing Prepayment Assumptions.

As in the case of REMIC regular certificates, Code Section 1272(a)(6) applies to Grantor Trust Securities, but no regulations have been issued describing the application of that Section to such securities. Nonetheless, unless and until administrative guidance to the contrary is released, the Tax Administrator intends to account for a class of Grantor Trust Securities in the same manner as it would account for a class of REMIC regular certificates with the same terms. There can be no assurance, however, that the IRS ultimately will sanction the Tax Administrator’s position.

It is anticipated that most or all of the trust assets securing your series will be subject to the original issue discount, market discount, and amortizable premium rules. Although most mortgage loans nominally are issued at their original principal amounts, original issue discount could arise from the payment of points or certain other origination charges by the borrower if the discount attributable to such payments exceeds the de minimis amount. If the Grantor Trust contains trust assets purchased for a price below their outstanding principal amount, Pass-Through securityholders generally will be required to take into account original issue discount not previously accrued to the prior holder of such trust assets. Moreover, if trust assets were purchased for less than their adjusted issue prices, Pass-Through Securityholders generally will be required to take into account market discount, unless the amount of such market discount is de minimis under the market discount rules. Finally, Pass-Through Securityholders generally may elect to amortize any premium paid for trust assets over their adjusted issue prices. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus.

Treatment of Strip Securities

Many aspects of the federal income tax treatment of the Strip Securities are uncertain. The discussion below describes the treatment that Hunton & Williams believes is appropriate, but there can be no assurance that the IRS will not take a contrary position. You should consult your tax advisor with respect to the federal income tax treatment of the Strip Securities.

Under Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments on such obligation results in the creation of “stripped coupons” with respect to the separated rights to interest payments and “stripped bonds” with respect to the principal and any unseparated interest payments associated with that principal. The issuance of IO Securities or PO Securities effects a separation of the ownership of the interest and principal payments on some or all of the trust assets. Grantor Trust Securities that represent a retained interest or other ownership interest in a portion of the payments on the trust assets or that represent an ownership interest in the trust assets to the extent a party is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the trust assets also falls within this category. In addition, the issuance of Ratio Securities effectively separates and reallocates the proportionate ownership of the interest and principal payments on the trust assets. Therefore, Strip Securities will be subject to Section 1286. For federal income tax accounting purposes, Section 1286 of the Code treats a stripped bond or a stripped coupon as a new debt instrument issued on the date that the stripped interest is purchased, and at a price equal to its purchase price or, if more than one stripped interest is purchased, the share of the purchase price allocable to such stripped interest.

Each stripped bond or coupon generally will have original issue discount equal to the excess of its stated redemption price at maturity—or, in the case of a stripped coupon, the amount payable on the due date of such coupon—over its issue price. Treasury regulations under Section 1286 of the Code (the “Stripping Regulations”), however, provide that the original issue discount on a stripped bond or stripped coupon is zero if the amount of the original issue discount would be de minimis under rules generally applicable to debt instruments. For purposes of determining whether such amount would be de minimis,

•	the number of complete years to maturity is measured from the date the stripped bond or stripped coupon is purchased,

•	an aggregation approach similar to the Aggregation Rule may be applied, and

•	unstripped coupons may be treated as stated interest with respect to the related bonds and, therefore, may be excluded from stated redemption price at maturity in appropriate circumstances.

In addition, the Stripping Regulations provide that, in certain circumstances, the excess of a stripped bond’s stated redemption price at maturity over its issue price is treated as market discount, rather than as original issue discount. See “Federal Income Tax Consequences—Grantor Trusts—Determination of Income With Respect to Strip Securities” in this prospectus.

The application of Section 1286 of the Code to the Strip Securities is not entirely clear under current law. That Section could be interpreted as causing any or all of the following:

•	in the case of an IO Security, each interest payment due on the trust assets to be treated as a separate debt instrument,

•	in the case of a Ratio Security entitled to a disproportionately high share of principal, each excess principal amount—i.e., the portion of each principal payment on such assets that exceeds the amount to which the Ratio Securityholder would have been entitled if he had held an undivided interest in the trust assets—to be treated as a separate debt instrument, and

•	in the case of a Ratio Security entitled to a disproportionately high share of interest, each excess interest amount to be treated as a separate debt instrument.

In addition, Section 1286 of the Code requires the purchase price of a Strip Security to be allocated among each of the rights to payment on the trust assets to which the securityholder is entitled that are treated as separate debt instruments. Despite the foregoing, it may be appropriate to treat stripped coupons and stripped bonds issued to the same holder in connection with the same transaction as a single debt instrument, depending on the facts and circumstances surrounding the issuance. Facts and circumstances considered relevant for this purpose should include the likelihood of the debt instruments trading as a unit and the difficulty of allocating the purchase price of the unit among the individual payments. Strip Securities are designed to trade as whole investment units and, to the extent that the underwriter develops a secondary market for the Strip Securities, it anticipates that the Strip Securities would trade in such market as whole units. In addition, because no market exists for individual payments on trust assets, the proper allocation of the security’s purchase price to each separate payment on the trust assets would be difficult and burdensome to determine. Based on those facts and circumstances, it appears that all payments of principal and interest to which the holder of a Strip Security is entitled should be treated as a single installment obligation. Although the OID Regulations do not refer directly to debt instruments that are governed by Section 1286 of the Code, the application of the OID Regulations to such instruments is consistent with the overall statutory and regulatory scheme. Therefore, the Tax Administrator intends to treat each Strip Security as a single debt instrument for federal income tax accounting purposes.

Determination of Income with Respect to Strip Securities

For purposes of determining the amount of income on a Strip Security that accrues in any period, the rules described in this prospectus under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Variable Rate Certificates,” “—Interest Weighted Certificates and Non-VRDI Securities,” “—Anti-Abuse Rule,” “—Market Discount” and “—Amortizable Premium” in this prospectus will apply. PO Securities, and certain classes of Ratio Securities, will be issued at a price that is less than their stated principal amount and thus generally will be issued with original issue discount. A Strip Security that would meet the definition of an Interest Weighted Certificate or a Weighted Average Certificate if it were a REMIC regular certificate is subject to the same tax accounting considerations applicable to the REMIC regular certificate to which it corresponds. As described in “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus, certain aspects of the tax accounting treatment of such a Strip Security are unclear. Unless and until the IRS provides administrative guidance to the contrary, the Tax Administrator will account for such a Strip Security in the manner described for the corresponding REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Interest Weighted Certificates and Non-VRDI Certificates” in this prospectus.

If a PO Security or a Ratio Security that is not considered a Contingent Payment Obligation (an “Ordinary Ratio Security”) subsequently is sold, the purchaser apparently would be required to treat the difference between the purchase price and the stated redemption price at maturity as original issue discount. The holders of such securities generally will be required to include such original issue discount in income as described in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in this prospectus. PO Securities and Ordinary Ratio Securities issued at a price less than their stated principal amount will be treated as issued with market discount rather than with original issue discount if, after the most recent disposition of the related Grantor Trust Security, either (a) the amount of original issue discount on the Grantor Trust Security is considered to be de minimis under the Stripping Regulations or (b) the annual stated rate of interest payable on the Grantor Trust Security is no more than 1% lower than the annual stated rate of interest payable on the trust assets from which the Grantor Trust Security was stripped. The holders of such Grantor Trust Securities generally would be required to include market discount in income in the manner described in “Federal Income Tax Consequences—REMIC Certificates—Market Discount” in this prospectus. Some classes of Ordinary Ratio Securities may be issued at prices that exceed their stated principal amounts. Subject to the discussion of Superpremium Securities in “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” holders of Ordinary Ratio Securities generally will be able to amortize that premium as described in “Federal Income Tax Consequences—REMIC Securities—Amortizable Premium” in this prospectus.

Purchase of Complementary Classes of Strip Securities

Strip Securities of certain classes of the same series (“Complementary Securities”), when held in combination, may provide an aggregate economic effect equivalent to that of a Pass-Through Security based upon the same trust assets. When an investor purchases Complementary Securities, it appears that, for federal income tax purposes, each security should be treated separately and should be subject to the rules described above. The IRS could assert, however, that Complementary Securities held in combination should be treated as a single pass-through type instrument, with the result that the rules governing stripped bonds and stripped coupons under Section 1286 of the Code would not be applied. Consequently, investors who acquire Complementary Securities should consult their own tax advisors as to the proper treatment of such securities.

Possible Alternative Characterizations

The IRS could assert that the Strip Securities should be characterized for tax purposes in a manner different from that described above. For example, the IRS could contend that each Ratio Security whose interest rate is higher than the net interest rate distributed from the trust taking into account all of the securities of that series (the “Net Series Rate”) is to be treated as being composed of two securities: (a) a Pass-Through Security of the same principal amount as the Ratio Security but generating interest at the Net Series Rate; and (b) an IO Security representing the excess of the rate on the Ratio Security over the Net Series Rate. Similarly, a Ratio Security whose interest rate is lower than the Net Series Rate could be treated as composed of a Pass-Through Security with an interest rate equal to the Net Series Rate and a PO Security. Alternatively, the IRS could interpret Section 1286 of the Code to require that each individual interest payment with respect to an IO Security or a Ratio Security be treated as a separate debt instrument for original issue discount purposes. The IRS also might challenge the manner in which original issue discount is calculated, contending that

•	the stated maturity should be used to calculate yield on the Grantor Trust Securities,

•	the Contingent Payment Regulations should not apply to the IO Securities, or

•	the Contingent Payment Regulations should apply to the Ordinary Ratio Securities.

Given the variety of alternative treatments of the Grantor Trust Securities and the different federal income tax consequences that could result from each alternative, you are urged to consult your tax advisor regarding the proper treatment of the Grantor Trust Securities for federal income tax purposes.

Limitations on Deductions With Respect to Strip Securities

The holder of a Strip Security will be treated as owning an interest in each of the trust assets and will recognize an appropriate share of the income and expenses associated with those trust assets. Accordingly, an individual, trust, or estate that holds a Strip Security directly or through a pass-through entity will be subject to the same limitations on deductions with respect to such security as are applicable to holders of Pass-Through Securities. See “Federal Income Tax Consequences—Grantor Trusts—Treatment of Pass-Through Securities” in this prospectus.

Sale of a Grantor Trust Security

A sale of a Grantor Trust Security prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the holder’s adjusted basis in such security. The rules for computing the adjusted basis of a Grantor Trust Security are the same as in the case of a REMIC regular certificate. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus. Gain or loss from the sale or other disposition of a Grantor Trust Security generally will be capital gain or loss to a securityholder if the security is held as a “capital asset” within the meaning of Section 1221 of the Code, and will be long-term or short-term depending on whether the security has been held for more than one year. Ordinary income treatment, however, will apply to the extent mandated by the original issue discount and market discount rules or if the Securityholder is a financial institution described in Section 582 of the Code. See “Federal Income Tax Consequences—REMIC Certificates—Gain or Loss on Disposition” in this prospectus.

Taxation of Certain Foreign Holders of Grantor Trust Securities

Interest, including original issue discount, paid on a Grantor Trust Security to a foreign person generally is treated as “portfolio interest” and, therefore, is not subject to any United States tax, provided that

•	such interest is not effectively connected with a trade or business in the United States of the securityholder,

•	the trustee or other person who would otherwise be required to withhold tax is provided with foreign person certification,

•	the foreign person is not a 10% shareholder within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation as described under Code Section 881(c)(3)(C), and

•	the foreign person is not a bank receiving interest on a loan made during the ordinary course of business.

If the foregoing conditions are not met, interest—including original issue discount—paid on a Grantor Trust Security may be subject to either a 30% withholding tax or backup withholding.

In the case of certain series, portfolio interest treatment will not be available for interest paid with respect to certain classes of Grantor Trust Securities. Interest on debt instruments issued on or before July 18, 1984 does not qualify as “portfolio interest” and, therefore, is subject to United States withholding tax at a 30% rate—or lower treaty rate, if applicable. IO Securities and PO Securities generally are treated, and Ratio Securities generally should be treated, as having been issued when they are sold to an investor. In the case of Pass-Through Securities, however, the issuance date of the security is determined by the issuance date of the mortgage loans underlying the trust. Thus, to the extent that the interest received by a holder of a Pass-Through Security is attributable to mortgage loans issued on or before July 18, 1984, such interest will be subject to the 30% withholding tax. Moreover, to the extent that a Ratio Security is characterized as a pass-through type security and the underlying mortgage loans were issued on or before July 18, 1984, interest generated by the security may be subject to the withholding tax. See “Federal Income Tax Consequences—Grantor Trusts—Possible Alternative Characterizations” in this prospectus. Although Code Sections 871(h)(4) and 881(c)(4) deny portfolio interest treatment to certain types of contingent interest, those provisions generally apply only to interest based on the income, profits, or property values of the debtor. Accordingly, it is not anticipated that those provisions will apply to deny portfolio interest to Securityholders who are foreign persons. However, because the scope of those provisions is not entirely clear, investors who are foreign persons should consult their own tax advisors regarding the potential application of those provisions before purchasing a security.

Backup Withholding

The application of backup withholding to Grantor Trust Securities generally is the same as in the case of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Backup Withholding” in this prospectus.

Reporting and Tax Administration

For purposes of reporting and tax administration, the holders of Grantor Trust Securities will be treated in the same fashion as the holders of REMIC regular certificates. See “Federal Income Tax Consequences—REMIC Certificates—Reporting and Tax Administration” in this prospectus.

Debt Securities and Partnership Trusts

Classification of Debt Securities and Partnership Trusts

With respect to each series of Partnership Securities and Debt Securities, Hunton & Williams LLP will deliver its opinion that any Partnership Trust (the “Partnership Trust”) will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. With respect to the Debt Securities, Hunton & Williams LLP will deliver its opinion that for federal income tax purposes the Debt Securities will be classified as debt. Each Debt Securityholder, by acceptance of a Debt Security, will agree to treat the Debt Securities as indebtedness for federal income tax purposes. The opinions will be based on various assumptions, as stated in the related prospectus supplement, including that the terms of the related documents will be complied with.

Characterization of Investments in Partnership Securities and Debt Securities

For federal income tax purposes, (a) Partnership Securities and Debt Securities held by a thrift institution taxed as a domestic building and loan association will not constitute “loans…secured by an interest in real property which is…residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) and (b) interest on Debt Securities held by a real estate investment trust will not be treated as “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B), and (c) Debt Securities held by a real estate investment trust will not constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), but Partnership Securities held by a real estate investment trust will represent a proportionate interest in the assets of the Partnership Trust based on the real estate investment trust’s capital interest in the Partnership Trust.

Taxation of Debt Securityholders

Treatment of the Debt Securities as Indebtedness

The depositor will agree, and the securityholders will agree by their purchase of Debt Securities, to treat the Debt Securities as debt for federal income tax purposes. No regulations, published rulings, or judicial decisions exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the Debt Securities. However, with respect to each series of Debt Securities, Hunton & Williams LLP will deliver its opinion that the Debt Securities will be classified as indebtedness for federal income tax purposes. The discussion below assumes this characterization of the Debt Securities is correct.

If, contrary to the opinion of counsel, the IRS successfully asserted that the Debt Securities were not debt for federal income tax purposes, the Debt Securities might be treated as equity interests, and the timing and amount of income allocable to holders of such Debt Securities may be different than as described in the following paragraph.

Debt Securities generally will be subject to the same rules of taxation as REMIC regular certificates issued by a REMIC except that (a) stated interest reportable on Debt Securities generally is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (b) the special rule treating a portion of the gain on the sale or exchange of a REMIC regular certificate as ordinary income is inapplicable to Debt Securities. See “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” and “—Gain or Loss on Disposition of Partnership Securities.”

Taxation of Owners of Partnership Securities

Treatment of the Partnership Trust as a Partnership

If so specified in the applicable prospectus supplement, the depositor will agree, and the securityholders will agree by their purchase of Partnership Securities, to treat the Partnership Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Partnership Trust, the partners of the partnership being the securityholders (including the depositor), and the Debt Securities (if any) being debt of the partnership. However, the proper characterization of the arrangement involving the Partnership Trust, the Partnership Securities, the Debt Securities, and the depositor is not entirely clear, because there is not authority on transactions closely comparable to that contemplated herein.

A variety of alternative characterizations are possible. For example, because one or more of the classes of Partnership Securities have certain features characteristic of debt, the Partnership Securities might be considered debt of the depositor or the Partnership Trust. The following discussion assumes that the Partnership Securities represent equity interests in a partnership.

Partnership Taxation

As a partnership, the Partnership Trust will not be subject to federal income tax. Rather, each securityholder will be required to separately take into account such holder’s allocated share of income, gains, losses, deductions and credits of the Partnership Trust. It is anticipated that the Partnership Trust’s income will consist primarily of interest earned on the mortgage loans (including appropriate adjustments for market discount, original issue discount and bond premium) as described above under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus, and any gain upon collection or disposition of mortgage loans. The Partnership Trust’s deductions will consist primarily of interest expense accruing with respect to the Debt Securities, servicing and other fees, and losses or deductions upon collection or disposition of Debt Securities.

The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement. The partnership agreement will provide, in general, that the securityholders will be allocated taxable income of the Partnership Trust for each Due Period equal to the sum of (a) the interest that accrues on the Partnership Securities in accordance with their terms for such Due Period, including interest accruing at the applicable pass-through rate for such Due Period and interest on amounts previously due on the Partnership Securities but not yet distributed; (b) any Partnership Trust income attributable to discount on the mortgage loans that corresponds to any excess of the principal amount of the Partnership Securities over their initial issue price; and (c) any other amounts of income payable to a securityholder for such Due Period. Such allocation will be reduced by any amortization by the Partnership Trust of premium on mortgage loans that corresponds to any excess of the issue price of Partnership Securities over their principal amount. All remaining taxable income of the Partnership Trust will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating Partnership Trust income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to securityholders. Moreover, even under the foregoing method of allocation, securityholders may be allocated interest income at the applicable pass-through rate plus the other income items described above, even though the Partnership Trust may not have sufficient cash to make current cash distributions of such amounts. Thus, cash basis holders will in effect be required to report income from the Partnership Securities on the accrual basis and securityholders may become liable for taxes on Partnership Trust income even if they have not received cash from the Partnership Trust to pay such taxes.

Part or all of the taxable income allocated to a securityholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) may constitute UBTI generally taxable to such a holder under the Code.

A share of expenses of the Partnership Trust (including fees of the servicer but not interest expense) allocable to an individual, estate or trust securityholder would be miscellaneous itemized deductions subject to the limitations described above under “Federal Income Tax Consequences—REMIC Certificates—Tax Treatment of REMIC Regular Certificates” in this prospectus. Accordingly, such deductions might be disallowed to the individual, estate or trust in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Partnership Trust.

Discount income or premium amortization with respect to each mortgage loan would be calculated in a manner similar to the description under “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. Notwithstanding such description, it is intended that the Partnership Trust will make all tax calculations relating to income and allocations to securityholders on an aggregate basis with respect to all mortgage loans held by the Partnership Trust rather than on a mortgage loan-by-mortgage loan basis. If the IRS were to require that such calculations be made separately for each mortgage loan, the Partnership Trust might be required to incur additional expense, but it is believed that there would be no material adverse effect on securityholders.

Discount and Premium

Unless indicated otherwise in the applicable prospectus supplement, it is not anticipated that the mortgage loans will have been issued with original issue discount and, therefore, the Partnership Trust should not have original issue discount income. However, the purchase price paid by the Partnership Trust for the mortgage loans may be greater or less than the remaining principal balance of the mortgage loans at the time of purchase. If so, the mortgage loans will have been acquired at a premium or discount, as the case may be. See “Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount,” “—Market Discount” and “—Amortizable Premium” in this prospectus. (As indicated above, the Partnership Trust will make this calculation on an aggregate basis, but might be required to recompute it on a mortgage loan-by-mortgage loan basis).

If the Partnership Trust acquires the mortgage loans at a market discount or premium, the Partnership Trust will elect to include any such discount in income currently as it accrues over the life of the mortgage loans or to offset any such premium against interest income on the mortgage loans. As indicated above, a portion of such market discount income or premium deduction may be allocated to securityholders.

Section 708 Termination

Under Section 708 of the Code, the Partnership Trust will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Partnership Trust are sold or exchanged within a twelve month period. If such termination occurs, it would cause a deemed contribution of the assets of a Partnership Trust (the “old partnership”) to a new Partnership Trust (the “new partnership”) in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange. The Partnership Trust will not comply with certain technical requirements that might apply when such a constructive termination occurs. As a result, the Partnership Trust may be subject to certain tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the Partnership Trust might not be able to comply due to lack of data.

Gain or Loss on Disposition of Partnership Securities

Generally, capital gain or loss will be recognized on a sale of Partnership Securities in an amount equal to the difference between the amount realized and your tax basis in the Partnership Securities sold. A securityholder’s tax basis in a Partnership Security will generally equal the holder’s cost increased by the holder’s share of Partnership Trust income (includible in income) and decreased by any distributions received with respect to such Partnership Security. In addition, both the tax basis in the Partnership Securities and the amount realized on a sale of a Partnership Security would include the holder’s share of the Debt Securities and other liabilities of the Partnership Trust. A holder acquiring Partnership Securities at different prices will be required to maintain a single aggregate adjusted tax basis in such Partnership Securities, and, upon sale or other disposition of some of the Partnership Securities, allocate a portion of such aggregate tax basis to the Partnership Securities sold (rather than maintaining a separate tax basis in each Partnership Security for purposes of computing gain or loss on a sale of that Partnership Security).

Any gain on the sale of a Partnership Security attributable to the holder’s share of unrecognized accrued market discount on the mortgage loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Partnership Trust does not expect to have any other assets that would give rise to such special reporting considerations. Thus, to avoid those special reporting requirements, the Partnership Trust will elect to include market discount in income as it accrues.

If a securityholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Partnership Securities that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Securities.

Allocations Between Transferors and Transferees

In general, the Partnership Trust’s taxable income and losses will be determined each Due Period and the tax items for a particular Due Period will be apportioned among the securityholders in proportion to the principal amount of Partnership Securities owned by them as of the close of the last day of such Due Period. As a result, a holder purchasing Partnership Securities may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

The use of such a Due Period convention may not be permitted by existing regulations. If a Due Period convention is not allowed (or only applies to transfers of less than all of the partner’s interest), taxable income or losses of the Partnership Trust might be reallocated among the securityholders. The depositor will be authorized to revise the Partnership Trust’s method of allocation between transferors and transferees to conform to a method permitted by future regulations.

Section 731 Distributions

In the case of any distribution to a securityholder, no gain will be recognized to that securityholder except to the extent that the amount of any money distributed with respect to such security does not exceed the adjusted basis of such securityholder’s interest in the security. To the extent that the amount of money distributed exceeds such securityholder’s adjusted basis, gain will be currently recognized. In the case of any distribution to a securityholder, no loss will be recognized except upon a distribution in liquidation of a securityholder’s interest. Any gain or loss recognized by a securityholder will be capital gain or loss.

Section 754 Election

In the event that a securityholder sells its Partnership Securities at a profit (loss), the purchasing securityholder will have a higher (lower) basis in the Partnership Securities than the selling securityholder had. The tax basis of the Partnership Trust’s assets would not be adjusted to reflect the higher (or lower) basis unless the Partnership Trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Partnership Trust will not make such an election. As a result, a securityholder might be allocated a greater or lesser amount of Partnership Trust income than would be appropriate based on its own purchase price for Partnership Securities.

Administrative Matters

The trustee is required to keep or have kept complete and accurate books of the Partnership Trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Partnership Trust will be the calendar year. The trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Partnership Trust and will report each securityholder’s allocable share of the items of Partnership Trust income and expense to holders and the IRS on Schedule K-1. The trustee will provide the Schedule K-1 information to nominees that fail to provide the Partnership Trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Securities. Generally, holders must file tax returns that are consistent with the information return filed by the Partnership Trust or be subject to penalties unless the holder notifies the IRS of all such consistencies.

Under Section 6031 of the Code, any person that holds Partnership Securities as a nominee at any time during a calendar year is required to furnish the Partnership Trust with a statement containing certain information on the nominee, the beneficial owners and the Partnership Securities so held. Such information includes the (i) name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and taxpayer identification number of such person, (y) whether such person is a United States Person, a tax-exempt entity or a foreign government, an international organization, or any wholly-owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Securities that were held, bought or sold on behalf of such persons throughout the year. In addition, brokers and financial institutions that hold Partnership Securities through a nominee are required to furnish directly to the trustee information as to themselves and their ownership of Partnership Securities. A clearing agency registered under Section 17A of the

Securities Exchange Act of 1934, as amended is not required to furnish any such information statement to the Partnership Trust. The information referred to above for any calendar year must be furnished to the Partnership Trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Partnership Trust with the information described above may be subject to penalties.

The depositor will be designated as the TMP in the pooling and servicing agreement and as such, will be responsible for representing the securityholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for a partnership item does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Partnership Trust by the appropriate taxing authorities could result in an adjustment of the returns of the securityholders, and, under certain circumstances, a securityholder may be precluded from separately litigating a proposed adjustment to the items of the Partnership Trust. An adjustment could also result in an audit of a securityholder’s returns and adjustments of items not related to the income and losses of the Partnership Trust.

Tax Consequences to Foreign Securityholders

It is not clear whether the Partnership Trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to foreign persons because there is no clear authority dealing with that issue under facts substantially similar to those applicable here. Although it is not expected that the Partnership Trust would be engaged in a trade or business in the United States for such purposes, if so specified in the applicable prospectus supplement, the Partnership Trust may withhold as if it were so engaged in order to protect the Partnership Trust from possible adverse consequences of a failure to withhold. The Partnership Trust may withhold on the portion of its taxable income that is allocable to securityholders that are foreign persons pursuant to Section 1446 of the Code, as if such income were effectively connected to a United States trade or business. Amounts withheld will be deemed to be distributed to the foreign securityholder. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Partnership Trust to change its withholding procedures. In determining a holder’s withholding status, the Partnership Trust may rely on IRS Form W-8BEN, IRS Form W-9 or the holder’s certification of non-foreign status signed under penalties of perjury.

To the extent specified in the applicable prospectus supplement, (a) each foreign securityholder might be required to file an individual or corporate United States income tax return (including in the case of a corporation, the branch profits tax) on its share of the Partnership Trust’s income, (b) each foreign securityholder must obtain a taxpayer identification number from the IRS and submit that number to the Partnership Trust on Form W-8BEN in order to ensure appropriate crediting of the taxes withheld, and (c) a foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Partnership Trust, taking the position that no taxes were due because the Partnership Trust was not engaged in a United States trade or business. Notwithstanding the foregoing, interest payments made (or accrued) to a foreign securityholder may be considered guaranteed payments to the extent such payments are determined without regard to the income of the Partnership Trust. If these interest payments are properly characterized as guaranteed payments, then the interest may not be considered “portfolio interest.” As a result, a foreign securityholder may be subject to United States federal income tax and withholding at a rate of 30%, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign securityholder would be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be paid with respect to the guaranteed payments. Please consult your tax advisor concerning the withholding requirements for partners and their partnerships regulations.

Backup Withholding

Distributions made on the Partnership Securities and proceeds from the sale of the Partnership Securities will be subject to a “backup” withholding tax if, in general, the securityholder fails to comply with certain identification and certification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

STATE AND OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” you should consider the state and other income tax consequences of the acquisition, ownership, and disposition of the securities. State income tax laws, for example, may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your tax advisor with respect to the various state tax consequences of an investment in the securities.

ERISA CONSIDERATIONS

General

ERISA and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans and on person who are deemed to hold the assets of such plans.

Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to the fiduciary responsibility and prohibited transaction provisions of ERISA or the Code. However, such plans may be subject to the provisions of federal, state and local law that are substantially similar to the provisions of ERISA and the Code. Any of these plans that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons, referred to as parties in interest” who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain parties in interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available.

These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in certificates may cause the assets included in a related trust fund to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to ERISA, and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined below. This treatment could cause certain transactions concerning the trust assets to be deemed prohibited transactions under ERISA and, in addition, could result in a finding of an improper delegation by the plan fiduciary of its duty to manage plan assets.

Under the Plan Asset Regulations, a trust’s assets will not be considered plan assets of a Plan if the securities are considered debt. For this purpose, the securities will be debt only if they are treated as indebtedness under applicable local law and do not have any substantial equity features. The term substantial equity features has no definition under the Plan Asset Regulations. In the absence of such a definition, we cannot assure you that the securities, either when they are issued or at any later date, will have no substantial equity features. The prospectus supplement for a particular offering of securities may tell you whether we believe the securities are debt for ERISA purposes. To the extent that the securities do not constitute debt for purposes of ERISA, they will constitute equity investments. The Plan Asset Regulations will not apply if (i) the security is registered under the Securities Exchange Act of 1934, is freely transferable and is part of a class of securities that is held by more than 100 unrelated investors (the “publicly offered exception”), or (ii) immediately after the most recent acquisition of an equity interest, benefit plan investors do not own 25% or more of the value of any class of equity interests in the trust (the “insignificant participation exception”). If the securities may be treated as an equity investment under the plan asset regulations, the prospectus supplement may tell you whether we either of the following exceptions to the Plan Assets Regulations will apply.

However, without regard to whether the securities are treated as an “equity interest” or as debt, the acquisition or holding of securities, even those treated as debt, by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a security is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires securities.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust fund constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Plan. In addition, if the assets included in a trust fund constitute plan assets, the purchase of certificates by a party in interest of the Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code.

Possible Exemptive Relief

The DOL has issued several exemptions from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code. Those exemptions include, but are not limited to:

•	Prohibited Transaction Class Exemption (“PTCE”) 95-60, regarding investments by insurance company general accounts;

•	PTCE 96-23, regarding investment decisions by in-house asset managers;

•	PTCE 91-38, regarding investments by bank collective investment funds;

•	PTCE 90-1, regarding investments by insurance company pooled separate accounts;

•	PTCE 84-14, regarding investment decisions made by a qualified plan asset manager;

•	PTCE 83-1, regarding acquisitions by Plans of interests in mortgage pools; and

•	various underwriter exemptions.

Underwriters’ Exemption

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of trusts issuing asset-backed and mortgage-backed securities and the purchase, sale and holding of such securities are underwritten by an “underwriter”) and where the trust and the offered securities meet certain specified conditions, several of which are set forth below. This is called the Exemption. Amendments to the Underwriters’ Exemption may be found at 62 Fed. Reg. 39021 (July 21, 1997) and 65 Fed. Reg. 67765 (November 13, 2000) and 67 Fed. Reg. 54487 (August 22, 2002). The Exemption, as amended, provides a partial exemption for transactions involving certificates representing a beneficial interest in a trust and entitling the holder to pass-through payments of principal, interest and/or other payments with respect to the trust’s assets or a debt instrument issued by the trust. When applicable, the Exemption applies to the initial purchase, holding and subsequent resale of securities, and certain transactions incidental to the servicing and operation of the assets of such a trust.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of securities.

The Exemption sets forth several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of securities backed by the types of mortgage loans or obligations described in this prospectus to be eligible for exemptive relief:

•	The acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	If the investment pool contains only fully secured mortgage loans or obligations, the Exemption will apply to securities evidencing rights and interests which are subordinated to the rights and interests evidenced by the other certificates of the trust fund;

•	The certificates at the time of acquisition by the Plan must generally be rated in one of the four highest generic rating categories (three if the transaction is not a “designated transaction”) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) (each, a “Rating Agency”);

•	One-to-four family residential and home equity loans may have loan-to-value ratios in excess of 100% (but not in excess of 125%), provided the certificates are not subordinated and are rated in one of the two highest generic rating categories by a Rating Agency;

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•	The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuer must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the certificates must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended;

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

In addition, the Exemption provides relief for transactions in connection with the servicing, operation and management of a trust only if the transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and such agreement was provided to, or was fully described in the prospectus provided to, investing Plans before they purchase securities issued by the trust.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (a) the fiduciary (or its affiliate) is an obligor with respect to no more than 5% of the fair market value of the obligations contained in the trust fund; (b) the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition and (c) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (d) in the case of an acquisition of certificates in connection with their initial issuance, at least 50% of each class of certificates in which Plans have invested and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group; and (e) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuer, the sponsor, each servicer, any obligor with respect to obligations included in the issuer constituting more than 5% of the aggregate unamortized principal balance of the assets of the issuer on the date of the initial issuance of certificates, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a certificate must make its own determination that the general conditions of the Exemption set forth above will be satisfied for that certificate.

The rating of a certificate may change. If the rating of a certificate declines below the lowest permitted rating, the certificate will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when the certificate had a permitted rating would not be required by the Exemption to dispose of it). If a certificate underwritten by an underwriter fails to meet the requirements of Exemption solely because of the rating and/or the subordination conditions, either at the closing date or at some later time, such certificate may still be purchased by Plan investors which are insurance company general accounts pursuant to Sections I and III of PTCE 95-60.

If certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of certificates.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed securities transactions that use pre-funding accounts and that otherwise meet the requirements of the exemption. Obligations in an investment pool supporting payments to securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related certificates, may be transferred to the trust fund within the pre-funding period, instead of being required to be either identified or transferred on or before the closing date. The relief is available if the following conditions are met:

•	The ratio of the amount allocated to the pre-funding account to purchase mortgage loans that have not yet been identified to the total principal amount of the certificates being offered (the “Pre-Funding Limit”) must not exceed 25%;

•	All assets transferred after the closing date (the “Subsequent Assets”) must meet the same terms and conditions for eligibility as the original assets used to create the issuer, which terms and conditions have been approved by at least one rating agency;

•	The transfer of the Subsequent Assets to the issuer during the pre-funding period must not result in the certificates that are to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the pre-funding period than the rating that was obtained at the time of the initial issuance of the certificates by the issuer;

•	The weighted average annual percentage interest rate for all of the assets in the issuer at the end of the pre-funding period must not be more than 100 basis points lower than the average interest rate for the assets transferred to the issuer on the closing date;

•	In order to ensure that the characteristics of the Subsequent Assets are substantially similar to the original assets that were transferred to the issuer: (a) the characteristics of the Subsequent Assets must be monitored by an insurer or other credit support provider that is independent of the depositor; or (b) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the underwriter and the trustee) stating whether or not the characteristics of the Subsequent Assets conform to the characteristics described in the related prospectus supplement and/or the related agreement. In preparing this letter, the independent accountant must use the same type of procedures as were applicable to the assets transferred to the issuer as of the closing date.

•	The pre-funding period must end no later than the later of three months or 90 days after the closing date (or earlier if the pre-funding account falls below the minimum level specified in the related agreement or an event of default occurs).

•	Amounts transferred to the pre-funding account and/or the capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

•	The prospectus or prospectus supplement must describe: (a) the pre-funding account and/or capitalized interest account used in connection with the pre-funding account; (b) the duration of the pre-funding period; (c) the percentage and/or dollar amount of the pre-funding limit for the issuer; and (d) that the amounts remaining in the pre-funding account at the end of the pre-funding period will be remitted to securityholders as repayments of principal.

•	The related agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the prospectus supplement, the terms and conditions for eligibility of Subsequent Assets.

The Exemption permits “eligible yield supplement agreements” to be assets of the trust fund subject to certain conditions. An eligible yield supplement agreement is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust fund (“Cap Agreement”). If the Cap Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (“ISDA”) form, the Cap Agreement may only be held as an asset of the trust fund with respect to certificates purchased by Plans if it meets the following conditions:

•	The Cap Agreement is denominated in U.S. dollars.

•	The trust fund pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Cap Agreement relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (“COFI”)), with the trust fund receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted.

•	Payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference.

•	The Cap Agreement does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee.

•	The Cap Agreement is entered into between the trust and an “eligible counterparty.” An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long term credit rating categories or one of the two highest short term credit rating categories, utilized by at least one of the Rating Agencies rating the securities; provided that, if a counterparty is relying on its short term rating to establish eligibility hereunder, such counterparty must either have a long term rating in one of the three highest long term rating categories or not have a long term rating from the applicable Rating Agency.

•	The notional amount that does not exceed either: (a) the principal balance of the class of certificates to which the Cap Agreement relates, or (b) the portion of the principal balance of such class represented by obligations.

The Exemption may cover Notes as well as Certificates. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust and its assets would not be necessary with respect to Notes with no substantial equity features which are issued as obligations of the trust. However, the Exemption would provide prohibited transaction exemptive relief for the acquisition, holding or transfer of Notes between a Plan and a party in interest, provided that the same conditions of the Exemption described above with respect to the Notes. The same limitations of such exemptive relief relating to acquisitions of securities generally by fiduciaries with respect to Excluded Plans would also be applicable to the Notes as described herein.

In the event that the Exemption is not applicable to the Notes, one or more other PTCEs discussed above may be available to Plans purchasing or transferring the Notes depending in part upon the type of Plan fiduciary making the decision to acquire the Notes and the circumstances under which such decision is made. These exemptions include, as listed above, but are not limited to, PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60 and PTCE 96-23. However, even if the conditions specified in these PTCEs are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

Consultation with Counsel

Any Plan fiduciary that proposes to cause a Plan to purchase certificates should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the application of the Plan Asset Regulations, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. The prospectus supplement for a series of securities may contain additional information regarding the application of the Exemption, or any other exemption, with respect to the securities offered thereby. In addition, any Plan fiduciary that proposes to cause a Plan to purchase certain types of certificates should consider the federal income tax consequences of that investment.

The sale of certificates to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

A purchaser of securities should be aware that certain of the exemptions do not apply to the purchase, sale, and holding of subordinated securities. In addition, PTCE 83-1 will not apply to securities issued by certain trusts. There can be no assurance that any DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust or that the scope of the relief provided by an exemption might not cover all acts that might be construed as prohibited transactions. For example, the Exemption does not provide relief for the purchase of securities from, or the sale of securities to, a party in interest or disqualified person where the party in interest or disqualified person is a fiduciary of the purchaser or seller in which the fiduciary receives consideration for its personal account from any party other than the purchaser or the seller. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the Depositor, the Trustee, the Servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under Section 401(c) which became applicable on July 5, 2001.

Government plans are generally not subject to the fiduciary standards of ERISA or the prohibited transaction rules of ERISA or the Code. However, many states have enacted laws which established standards of fiduciary conduct, legal investment rules, or other requirements for investment transactions involving the assets of government plans. If you are considering investing in securities on behalf of a government plan, you should consult with your advisors regarding the requirements of applicable state law.

Certain Required Representations

Because the exemptive relief afforded by Exemption or any similar exemption that might be available to the securities will not apply to the purchase, sale or holding of certain securities, including but not limited to Residual Certificates and any securities which are not rated in the applicable generic rating category by the Rating Agencies, transfers of these securities to a Plan or other person acting on behalf of any Plan or to any other person investing plan assets to effect the acquisition will not be registered by the trustee unless the transferee provides the Trustee with a “Benefit Plan Opinion.” A Benefit Plan Opinion is an opinion of counsel satisfactory to the Trustee (and upon which NYMTSC and the trustee and their respective counsel are authorized to rely) that the ownership of a security of such class:

•	will not be treated as a prohibited transaction under Sections 406 and 407 of ERISA or Section 4975 of the Code; and

•	either

•	will not cause any of the assets in the trust—or in the case of a REMIC, the REMIC’s assets—to be regarded as plan assets for purposes of the Plan Asset Regulation; or

•	will not give rise to any fiduciary duty under ERISA on the part of NYMTSC, the trustee, any trust administrator, any master servicer or any servicer in addition to any obligation undertaken in the agreement.

A Benefit Plan Opinion will not be required with respect to the purchase of DTC registered securities. Any purchaser of a DTC registered security will be deemed to have represented by the purchase that either (a) the purchaser is not a Plan and is not purchasing the securities on behalf of, or with plan assets of, any Plan or (b) the purchase of the security by or on behalf of, or with plan assets meets the conditions stated in the Benefit Plan Opinion.

This discussion is a general discussion of some of the rules which apply to Plans and similar entities. Prior to making an investment in securities, prospective plan investors should consult with their legal and other advisors concerning the impact of ERISA and the Code and, particularly in the case of government plans and related investment vehicles, any additional state law considerations, and the potential consequences in their specific circumstances.

LEGAL INVESTMENT CONSIDERATIONS

The related prospectus supplement describes whether the securities will constitute “mortgage-related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”). To the extent that any securities constitute mortgage-related securities, these securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for any of these entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities to invest in “mortgage-related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in the securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in the securities; and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

Securities that do not constitute “mortgage-related securities” under SMMEA will require registration, qualification or an exemption under applicable state securities laws and may not be “legal investments” to the same extent as “mortgage-related securities.”

Institutions whose investment activities are subject to legal investment laws or regulations or review by certain regulatory authorities may be subject to restrictions on investment in certain classes of offered securities. Any financial institution which is subject to the jurisdiction of the office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC, the OTS, the NCUA or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any offered security. The Federal Financial Institutions Examination Council, for example, has issued a Supervisory Policy Statement on Securities Activities effective February 10, 1992 setting forth guidelines for and significant restrictions on investments in “high-risk mortgage securities.” The policy statement has been adopted by the Comptroller of the Currency, the Federal Reserve Board, the FDIC, the OTS and the NCUA (with certain modifications), with respect to the depository institutions that they regulate. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution’s overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance that any classes of offered securities will not be treated as high-risk under the policy statement.

The predecessor to the OTS issued a bulletin, entitled, “Mortgage Derivative Products and Mortgage Swaps”, which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of such securities by insolvent, undercapitalized or otherwise “troubled” institutions. According to the bulletin, such “high-risk” mortgage derivative securities include securities having certain specified characteristics, which may include certain classes of securities. In accordance with Section 402 of the Financial Institutions Reform, Recovery and Enhancement Act of 1989, the foregoing bulletin will remain in effect unless and until modified, terminated, set aside or superseded by the FDIC. Similar other policy statements have been issued by regulators having jurisdiction over the types of depository institutions.

In September 1993 the National Association of Insurance Commissioners released a draft model investment law (the “Model Law”) which sets forth model investment guidelines for the insurance industry. Institutions subject to insurance regulatory authorities may be subject to restrictions on investment similar to those set forth in the Model Law and other restrictions.

If specified in the related prospectus supplement, other classes of offered securities offered pursuant to this Prospectus will not constitute “mortgage-related securities” under SMMEA. The appropriate characterization of this offered security under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such offered securities, may be subject to significant interpretive uncertainties.

The depositor will make no representations as to the proper characterization of the offered securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase any offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying.”

There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase offered securities or to purchase offered securities representing more than a specified percentage of the investor’s assets. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class constitute legal investments or are subject to investment, capital or other restrictions.

LEGAL MATTERS

Legal matters relating to the securities and material federal income tax consequences concerning the securities will be passed upon for the sponsor and the depositor by Hunton & Williams LLP.

PLAN OF DISTRIBUTION

NYMTSC may sell the securities offered by this prospectus and the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The related prospectus supplement sets forth the terms of the offering of your securities, including the name or names of the underwriters, the proceeds to and their use by NYMTSC, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Your securities may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the securities of a series described in the related prospectus supplement, if any are purchased. If securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between NYMTSC and purchasers of these securities.

This Prospectus may be used, to the extent required, by any Underwriter in connection with offers and sales related to market making transactions.

The place and time of delivery for your securities is set forth in the related prospectus supplement.

NYMTSC or certain of its affiliates may retain certain of the securities but may offer such securities for sale from time to time in the future.

Securities issued under the registration statement of which this prospectus is a part may be reregistered and reissued under the registration statement when they are reacquired by NYMTSC and deposited by NYMTSC to be part of the estate of a new trust. In addition, other securities issued by affiliates of NYMTSC or persons unaffiliated with NYMTSC may be acquired by NYMTSC and deposited to new trusts to be part of the trust estate for securities issued pursuant to this prospectus and a related prospectus supplement.

RATINGS

It is a condition to the issuance of any class of securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

Any ratings on the securities address the likelihood of receipt by you of all collections on the underlying trust assets to which you are entitled. These ratings address the structural, legal and issuer-related aspects associated with your securities, the nature of the underlying trust assets and the credit quality of the guarantor, if any. Ratings do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of Strip Securities in extreme cases might fail to recoup their initial investments.

ADDITIONAL INFORMATION

NYMTSC is subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, files reports and other information with the SEC. Reports and other information filed by NYMTSC with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549, and at the Regional Offices of the SEC at 7 World Trade Center, Suite 1300, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of these materials can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a public access site on the internet through the “world wide web” at which any electronic filings, reports, information statements and other information regarding NYMTSC may be viewed. The internet address of the SEC’s site is http://www.sec.gov.

This prospectus does not contain all the information set forth in the registration statements of which this prospectus is a part, such as the exhibits NYMTSC has filed with the SEC. Copies of the information and the exhibits on file at the offices of the SEC may be obtained, upon payment of the fee prescribed by the SEC, or may be examined without charge at the offices of the SEC. Copies of the agreements for your series will be provided to each person to whom a prospectus and prospectus supplement is delivered upon written or oral request, provided that such request is made to NYMT Securities Corporation c/o Steven Mumma, 1301 Avenue of the Americas, New York, NY 10019 (telephone (212) 634-9400).

Financial Information

A new trust will be formed with respect to each series of securities and no trust will engage in a any business activity or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information.

All documents filed by us with respect to a trust referred to in the related prospectus supplement and the related series of securities after the date of this prospectus and before the end of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus (or in the related prospectus supplement) or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus. If so specified in any such document, such document shall also be deemed to be incorporated by reference in the registration statement of which this prospectus forms a part.

We will provide, without charge to each person to whom a copy of this prospectus and any related prospectus supplement is delivered, a copy of any documents incorporated by reference herein. You may request a copy by writing or telephoning us at our principal executive offices at the following address:

NYMT Securities Corporation

1301 Avenue of the Americas

New York, NY 10019

Attention: Steven Mumma

Telephone: (212) 634-9400

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

Index of Significant Terms

1996 Lender Liability Act	88
30% Test	128
accretion class	24
Act	89
Additional Collateral Mortgage Loans	62
adjusted issue price	98
Advances	4
agent	116
Aggregation Rule	97
agreement	1
agreements	1
All OID Election	98
AMT	96
Applicable Amount	96
applicable federal rate	110
Asset Qualification Test	123
backup	144
banking organization	27
Bankruptcy Code	86
benefit plan investors	146
Benefit Plan Opinion	153
Book-Entry Securities	5
Cap	102
Cap Agreement	151
Cede	25
CERCLA	87
certificates	1
clearing agency	27
clearing corporation	27
Code	24
COFI	151
Collection Account	49
Companion Classes	24
compensating interest payment	65
Complementary Securities	135
conforming loans	59
Contingent Payment Obligations	105
Contingent Payment Regulations	105
conversion transaction	110
covered trust	50
CPR	34
Credit Enhancement	2
Crime Control Act	92
Current Recognition Election	106
Custodial Account	48
daily portions	98
Debt Securities	94
Deemed Principal Payments	97
Depositor	1
Determination Date	3

Disqualified Organization	115
disqualified person	150
distribution date	24
distributions	24
DOL	146
DTC	25
Due Period	3
due-on-sale	89
electing large partnership	117
eligible counterparty	152
Eligible Investments	46
eligible yield supplement agreements	151
equity interest	146
ERISA	7
Euroclear Operator	28
excess inclusion income	113
Excess Premium	102
Excluded Plan	149
Exemption	147
Fannie Mae	11
Fannie Mae Certificates	39
FICO	60
Financial Asset Custodial Account	49
First Distribution Period	100
Fitch	148
Floor	102
foreign person	127
foreign person certification	127
Freddie Mac	11
Freddie Mac Certificates	39
Ginnie Mae	40
Ginnie Mae Certificates	39
government security	119
Governor	102
Grantor Trust	130
Grantor Trust Securities	94
high-risk mortgage securities	155
holder	26
HUD	40
improper knowledge	114
indenture default	78
Indenture Trustee	2
inducement fees	113
insignificant participation exception	146
Interest Accrual Period	3
Interest Only Class	24
interest rate	23
Interest Weighted Certificate	101
Inverse Floater Certificates	104
IO Class	24

IO Securities	130
IRS	94
ISDA	151
issue price	96
Issuer	1
L/C Bank	51
loan-to-value ratio	62
LTV	62
mandatory redemptions	99
market discount	106
Mark-to-Market Regulations	117
Master Servicer	1
master servicer event of default	75
MERS	37
MERS System	37
Model Law	155
Moody’s	148
mortgage insurance policies	52
Mortgage Loans	2
Mortgage-Related Assets	2
mortgage-related securities	8
Multiple Rate VRDI Certificate	103
NCUA	92
Net Series Rate	135
new partnership	141
non-conforming loans	59
noneconomic residual interest	114
Non-VRDI Certificate	105
notes	1
NYMC	56
NYMF	56
NYMT	23
NYMT Servicing Corporation	57
NYMT Underwriting Guidelines	57
NYMTSC	1
objective rate	102
OID Regulations	96
old partnership	141
Ordinary Ratio Security	135
original issue discount	96
OTS	92
owner trust agreement	23
Owner Trustee	2
PAC Classes	24
Parity Price	35
Partnership Securities	94
Partnership Trust	138
party in interest	150
pass-through rate	24
Pass-Through Securities	130
Pass-Through Securityholder	131
payment date	23

payments	23
permitted investments	123
Plan Asset Regulations	146
Plans	145
PMBS issuer	42
PMBS pooling and servicing agreement	42
PMBS servicer	42
PMBS trustee	42
PMI	52
PO Class	24
PO Securities	130
pooling and servicing agreement	23
portfolio interest	127
Pre-Funded Amount	46
Pre-Funding Account	2
Pre-Funding Limit	150
Pre-Funding Period	46
Pre-Issuance Accrued Interest	101
Pre-Issuance Accrued Interest Rule	101
prepayment	34
Prepayment Interest Shortfall	32
Prepayment Period	4
Pricing Prepayment Assumptions	96
Principal Only Class	24
PTCE	147
publicly offered exception	146
qualified floating rates	102
qualified inverse floating rate	102
qualified liquidation	33
qualified mortgages	95
Qualified Reserve Fund	124
qualified stated interest	97
Qualifying REIT Interest	119
Rate Bubble Certificate	101
Rating Agency	148
Ratio Securities	130
real estate assets	94
Realized Loss	31
Record Date	3
regular interests	25
REIT	113
REITs	93
REMIC	24
REMIC regular certificates	25
REMIC Regulations	93
REO Property	67
Residual Certificates	25
residual interests	25
retained interest	71
RICO	92
RICs	95
S&P	148

securities	1
securitization servicing agreement	23
Seller	1
Series REMIC	94
Servicemembers Shortfall	31
Servicer	1
servicer event of default	74
Servicer Remittance Date	3
Single Rate VRDI Certificate	103
single-class REMICs	95
SMMEA	8
SPA	34
stated redemption price at maturity	96
Strip Class	24
Strip Securities	130
stripped bond	130
stripped bonds	133
stripped coupon	130
stripped coupons	133
Stripping Regulations	133
Subsequent Assets	150

Subservicer	2
superlien	89
Superpremium Certificates	101
Tax Administrator	95
Taxable Mortgage Pools	126
Teaser Certificates	98
TIN	128
Title VIII	92
TMP	129
Treasury	93
True Discount	98
Trust Administrator	2
trust assets	36
Trustee	2
UBTI	111
underwriter	147
Variable Rate Certificate	102
VRDI	102
WAM	97
Weighted Average Certificates	104

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering of $1,500,000,000 of the Mortgage-Backed Pass-Through Certificates and Mortgage-Backed Notes being registered under this Registration Statement, other than underwriting discounts and commission:

SEC Registration	$176,550
Printing and Engraving	45,000
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	100,000
Trustee Fees and Expenses	75,000
Rating Agency Fees	750,000
Miscellaneous	600,000
TOTAL	$2,046,550

Item 15.	Indemnification of Directors and Officers.

The Certificate of Incorporation of the Registrant requires that its directors and officers be indemnified to the maximum extent permitted by Delaware law.

The General Corporation Law of the State of Delaware provides in general that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. The indemnification described in clauses (ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of a quorum of disinterested directors, (b) under certain circumstances, independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses related.

The Certificate of Incorporation of the Registrant includes a provision eliminating, to the fullest extent permitted by Delaware law, director liability for monetary damages for breaches of fiduciary duty.

The Registrant, either directly or through its direct or indirect parents, maintains an insurance policy providing directors’ and officers’ liability insurance for any liability its directors or officers may incur in their capacities as such.

Reference is made to the form of Underwriting Agreement filed as an exhibit hereto for provisions relating to the indemnification of directors, officers and controlling persons of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Item 16.	Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Certificate of Incorporation of Registrant*

3.2	Bylaws of Registrant*

4.1	Form of Transfer and Servicing Agreement*

4.2	Form of Indenture*

4.3	Form of Owner Trust Agreement (short-form)*

4.4	Form of Amended and Restated Trust Agreement (long-form)*

4.5	Form of Trust Agreement (Mortgage-Backed Pass-Through Certificates)*

4.6	Form of Servicing Agreement (Mortgage-Backed Pass-Through Certificates)*

5.1	Legality Opinion of Hunton & Williams LLP*

8.1	Tax Opinion of Hunton & Williams LLP re: Adequacy of Prospectus Disclosure*

8.2	Tax Opinion of Hunton & Williams LLP re: REMIC Certificates*

8.3	Tax Opinion of Hunton & Williams LLP re: Non-REMIC Certificates*

8.4	Tax Opinion of Hunton & Williams LLP re: Notes*

23.1	Consents of Hunton & Williams LLP are contained in their opinions filed as Exhibits 5.1, 8.1, 8.2, 8.3 and 8.4*

24.1	Power of Attorney (contained on signature page)*

99.1	Form of Mortgage Loan Purchase Agreement*

*	Previously filed.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

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provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the indenture trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 (including the security rating requirement) and has duly caused this Pre-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 14, 2005.

NYMT SECURITIES CORPORATION (Registrant)

/s/ David A. Akre
David A. Akre
President

Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ David A. Akre David A. Akre	Director and President (Principal Executive Officer)	September 14, 2005

/s/ Steven R. Mumma Steven R. Mumma	Director and Chief Operating Officer (Principal Financial Officer and Principal Accounting Officer)	September 14, 2005

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